UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FILED PURSUANT TO RULE 424(b)(4)
SEC FILE NUMBER 333-133637

PROSPECTUS June 2, 2006

MOBILEMAIL (US) INC.

a Nevada Corporation

10,268,600 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to 10,268,600 shares of common stock of MobileMail (US) Inc. that may be offered and sold, from time to time, by the selling stockholders identified in this prospectus. These shares were issued in four separate private transactions, as follows:

1.	4,500,000 shares were issued in a private placement transaction that completed on May 31, 2005;

2.	953,600 shares were issued in a private placement transaction that completed on August 31, 2005;

3.

4,495,000 were originally issued upon the completion of our acquisition of MobileMail Limited, our wholly owned United Kingdom subsidiary, on August 31, 2005 and subsequently transferred to the selling shareholders; and

4.	320,000 shares were issued upon conversion of $80,000 in loans payable by us on November 30, 2005.

These transactions are described in this prospectus under “Selling Stockholders.”

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. We anticipate seeking sponsorship for the trading of our common stock on the National Association of Securities Dealers OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. The selling stockholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

We will not receive any proceeds from this offering.

The purchase of the securities offered through this Prospectus involves a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus entitled “Risk Factors” on pages 4 through 11 before buying any of our shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

TABLE OF CONTENTS

PAGE

SUMMARY	1

RISK FACTORS	4

RISKS RELATING TO OUR BUSINESS AND FINANCIAL CONDITION	4
As we have a limited operating history and our ability to exploit the MobileMail software is untested, we may never earn significant revenues or achieve profitability	4
As we have yet to establish commercial sales of SMS messaging solutions that incorporate our MobileMail software, there is no assurance that we will ever achieve significant revenues.	4
If we are unable to obtain additional financing to execute our plan of operations, then we will not have sufficient funds with which to carry out our plan of operations and our business will most likely fail	4
As we have recently restated our financial statements that were included with our original registration statement on Form SB-2, there is a risk that we may experience material weaknesses in our internal controls over financial reporting in the future	5
As our sole officer and director does not have experience or training in the preparation of financial statements in accordance with United States Generally Accepted Accounting Principles, there is a risk that our financial statements may not be free from errors, as addressed in Accounting Principles Board Opinion No. 20	5
If we are not able to enter into arrangements with strategic partners for the adoption of our MobileMail SMS messaging solutions, then our plans to achieve revenues from fees based on SMS messaging traffic and license fees for independently hosted solutions will fail	5
If we are not able to enter into direct sales to customers for the adoption of our MobileMail SMS messaging solutions, then our ability to earn revenues from fees based on SMS messaging traffic generated by customers will be reduced	6
We have a history of losses and negative cash flows, which is likely to continue unless our MobileMail SMS Messaging solutions gain sufficient market acceptance to generate a commercially viable level of sales	6
If our operating expenses are greater than anticipated, then we will have less funds with which to pursue our plan of operations and our additional financing requirements will be greater than anticipated	6
As there is a substantial doubt as to our ability to continue as a going concern, there is a significant risk that our business will fail	6
Substantially all of our assets and our sole director and officer are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole director and officer.	6
We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue	7
As we will be dependent on the services of external SMSC (Short Message Service Centre) gateways and their delivery mechanisms to the various global network operators, our loss of the services of an external SMSC gateway could result in our inability to provide SMS messaging solutions to potential customers	7
If we are unable to generate significant levels of SMS messaging traffic, then we may not be able to offer our SMS messaging solutions at competitive prices.	7
If mobile network operators interpose “internetworking charges” that apply to the SMS messages that our customers send, then our operating costs may increase with the result that we may not be able to offer SMS messaging solutions at competitive prices.	7
If our MobileMail SMS messaging solutions become redundant, no market for our software and services may develop with the result that our business will fail.	7
As we contract out our software development activities to an independent third party contractor, there can be noassurance that we will be able to continue development work on our MobileMail software or that this work will be completed on a timely and cost-effective basis.	8
We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly	8
Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.	8
As our MailSMS software is integrated with Microsoft Outlook, changes in the software design of Microsoft Outlook may impair the ability of our MailSMS software to function on updated versions of Microsoft Outlook.	9

If we are unable to become a member of the Microsoft Certified Partner programme, the effectiveness of our sales and marketing plan will be diminished.	9
If we fail to effectively manage our growth, our future business results could be harmed and our managerial and operational resources may be strained.	9
If we lose the services of Mr. Gary Flint, our sole director and officer, then we may not be able to carry out our plan of operations.	9
If government regulations are adopted that impose additional costs or requirements on our ability to provide our SMS messaging solutions, then our cost of operations may be increased and we may not be able to carry out our plan of operations.	9
RISKS RELATING TO OUR COMMON STOCK	10
We have not paid any dividends and do not foresee paying dividends in the future	10
There is no active trading market for our common stock, and if a market for our common stock does not develop our investors will be unable to sell their shares.	10
For reasons outside our control, our stock price may be volatile	10
Our common stock will be subject to the “Penny Stock” rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock	11

FORWARD-LOOKING STATEMENTS	11

USE OF PROCEEDS	11

DETERMINATION OF OFFERING PRICE	12

DILUTION	12

SELLING STOCKHOLDERS	12

PLAN OF DISTRIBUTION	16

LEGAL PROCEEDINGS	19

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20

DESCRIPTION OF SECURITIES	21

LEGAL MATTERS	22

EXPERTS	23

INTERESTS OF NAMED EXPERTS AND COUNSEL	23

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	23

ORGANIZATION SINCE INCORPORATION	23

DESCRIPTION OF BUSINESS	25

PLAN OF OPERATIONS	34

REPORTS TO SECURITY HOLDERS	43

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	43

DESCRIPTION OF PROPERTIES	50

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	50

v

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	53

EXECUTIVE COMPENSATION	54

FINANCIAL STATEMENTS	56

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	57

WHERE YOU CAN FIND MORE INFORMATION	57

DEALER PROSPECTUS DELIVERY OBLIGATION	57

SUMMARY

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our” or “MobileMail” refers to MobileMail (US) Inc. The following summary is not complete and does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock. All dollar amounts refer to US dollars unless otherwise indicated.

SEC refers to the Securities Exchange Commission. Securities Act refers to the Securities Act of 1933, as amended. Exchange Act refers to the Securities Exchange Act of 1934, as amended.

Our Business

We are the owner of a suite of software applications that we refer to as the MobileMail software which provide a platform for enabling users to send Short Message Service (“SMS”) messaging traffic to wireless devices using the Internet and to, in turn, receive SMS messages from wireless devices through the Internet. The SMS short message service refers to an industry adopted standard for sending and receiving text messages to and from mobile telephones. Our MobileMail messaging solutions allow network operators and enterprises to offer their customers SMS messaging on their Internet home pages and the ability to send SMS messages from their personal computers.

The MobileMail software is comprised of a suite of software programs, namely MailSMS, EasySMS and an administrative interface known as the CorporateSMS application. The MailSMS software is Microsoft Windows® based application software that enables users to send SMS messages via their Outlook program resident on the user’s personal computer. The EasySMS software application is a Microsoft Windows® based application designed to allow the sending of SMS messages by using any Internet connection without the use of an Outlook program. The CorporateSMS software acts as the interface between both the MailSMS and EasySMS software and the Internet by sending and receiving SMS messages, as well as serving as the interface between the administrator and the end users. Development of the MailSMS, EasySMS and CorporateSMS software applications has been completed and these software applications are ready for commercial deployment.

Our plan of operations is to commercialize our MobileMail software through our wholly-owned subsidiary MobileMail Limited (“MobileMail UK”) . We plan to commercialize offer our MobileMail messaging solutions using two distinct business models. The first business model involves providing SMS messaging services directly to customers to whom we will provide a fully managed SMS messaging service through our MailSMS, EasySMS and CorporateSMS applications. Under this scenario, we would earn revenues from charging a fee for each SMS message sent using our MobileMail messaging solutions. The second business model involves selling to businesses that we refer to as strategic partners who we anticipate may include telecommunications aggregators, Internet service providers, mobile content aggregators and software value added resellers (“VAR’s”). Sales to strategic partners would involve one of two distinct scenarios. The first scenario would be a MobileMail hosting model whereby we would grant a license that would enable the strategic partner to distribute the MobileMail software to their client base. We would then host the MobileMail service on our server and we would share revenues with the strategic partner based on the volume of SMS messages sent by clients of the strategic partner. The second scenario involves an independently hosted model whereby we would grant the strategic partner a license to host the MobileMail solution on their own server who would then provide services directly to their clients in exchange for the payment of up-front and ongoing license fees to us. We are presently in planning to undertake sales and marketing activities with the objective of commercializing our MobileMail messaging solutions and achieving our initial sales. We have earned minimal revenues to date and, as such, we are presently a development stage company. Further, we cannot provide any assurance to investors that any of the above business models will be viable.

We were incorporated on April 1, 2005 under the laws of the State of Nevada as Maxtor Holdings Inc. We entered into a letter of intent for the acquisition of MobileMail UK in April 2005. MobileMail UK is a company incorporated under the laws of the United Kingdom on August 21, 2003, which has been engaged in start-up operations relating to the development and initial commercialization of our MobileMail software since its incorporation. This letter of intent was superseded by the execution of a share exchange agreement between us and the shareholders of MobileMail UK in May 2005. We completed our acquisition of MobileMail UK on August 31, 2005 for consideration consisting of 12,000,000 shares of our common stock. During the period from our incorporation to the date of our acquisition of MobileMail UK, we were engaged in completing our corporate organization and our initial financings. We completed an initial financing through a private placement of our common stock in May 2005. We completed a further private placement of our common stock in August 2005 concurrent with our acquisition of MobileMail UK. We changed our name to “MobileMail (US) Inc.” on October 19, 2005 to reflect our acquisition of MobileMail UK. We are presently engaged in efforts to commercialize the MobileMail software through our subsidiary MobileMail UK.

MobileMail UK acquired the rights to commercially exploit the MobileMail software pursuant to an agency exploitation agreement dated March 30, 2004. We acquired the intellectual property underlying the MobileMail software, including all rights to the MailSMS, EasySMS and Corporate SMS software, from MobileMail Inc. (“MobileMail Inc.”) on November 30, 2005 for consideration consisting of 10,000,000 shares of our common stock. The agency exploitation agreement pursuant to which MobileMail UK originally held its rights to commercially exploit the MobileMail software was terminated concurrently with our acquisition of the intellectual property rights.

We presently have limited funds with which to pursue our plan of operations to commercialize the MobileMail software. We have completed private placement financings as part of our corporate organization and as a condition of our acquisition of MobileMail UK. While we plan to apply the proceeds of these private placements towards the commercialization of our MobileMail messaging solutions and technology, we anticipate that we will require additional funding in order to achieve significant sales of our MobileMail messaging solutions. We have no arrangements for any additional financing and there is no assurance that any additional financing will be obtained.

Our principal office is located at Suite 5.15, 130 Shaftesbury Avenue, London, England, W1D 5EU. Our telephone number is +44 (0)20 7031 1193 and our fax number is +44 (0)20 7031 1199.

The Offering

The Issuer:	MobileMail (US) Inc.
The Selling Stockholders:	The selling stockholders consist of some of our existing stockholders who are identified in this prospectus.
Shares Offered by the Selling Stockholders:	The selling stockholders are offering up to 10,268,600 shares of our common stock having a par value of $0.001 per share.
Offering Price

The selling stockholders will sell their shares of our common stock at a price of $0.25 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

Terms of the Offering

The selling stockholders will determine when and how they will sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be approximately $40,000. Refer to “Plan of Distribution”.

Termination of the Offering	The offering will conclude when all of the 10,268,600 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares.
Use of Proceeds:	We will not receive any proceeds from this offering. We will incur all costs associated with the filing of this registration statement and prospectus.
No Present Public Market for Our Common Stock:	Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.
Outstanding Shares of Common Stock:	There were 28,273,600 shares of our common stock issued and outstanding as at May 15, 2006.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

Summary of Financial Data

The summarized consolidated financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended September 30, 2005 and 2004 and for the period from inception (August 21, 2003) to September 30, 2005, including the notes to those financial statements. These financial statements are included elsewhere in this prospectus. Effective August 31, 2005, we acquired 100% of the issued and outstanding shares of MobileMail UK by issuing 12,000,000 shares of our common stock. Notwithstanding its legal form, our acquisition of MobileMail UK has been accounted for as a reverse acquisition, since the acquisition resulted in the former shareholders of MobileMail UK owning the majority of our issued and outstanding shares. Because Maxtor Holdings Inc. (now MobileMail (US) Inc.) was a newly incorporated company with nominal net non-monetary assets, the acquisition has been accounted for as an issuance of stock by MobileMail UK accompanied by a recapitalization. Under the rules governing reverse acquisition accounting, the results of operations of MobileMail (US) Inc. are included in our consolidated financial statements effective September 30, 2005. Our date of inception is the date of inception of MobileMail UK, being August 21, 2003, and our financial statements are presented with reference to the date of inception of MobileMail UK. Financial information relating to periods prior to August 31, 2005 is that of MobileMail UK. The summarized consolidated financial data should also be read in conjunction with the section of this prospectus entitled "Plan of Operations".

Balance Sheets

	March 31, 2006	September 30, 2005	September 30, 2004

	(Unaudited)	(Audited)	(Audited)

Cash	$108,045	$124,986	$30,556

Total Assets	$114,384	$126,401	$32,440

Total Liabilities	($235,274)	($166,789)	($55,652)

Total Stockholders’ Deficiency	($120,890)	($40,388)	($23,212)

Statements of Operations

				Cumulative from
				inception
	Six months			(August 21,
	ended	Year Ended	Year Ended	2003)
	March 31,	September	September	to March 31,
	2006	30, 2005	30, 2004	2006

	(Unaudited)	(Audited)	(Audited)	(Unaudited)

Revenue	$5,253	$Nil	$Nil	$5,253

General and Administrative Expenses	($163,028)	($181,395)	($36,762)	($381,185)

Loss for the Period	($2,660,558)	($182,047)	($36,762)	($2,879,367)

Total Comprehensive Loss for the Period	($2,662,009)	($181,083)	($36,605)	($2,879,697)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATING TO OUR BUSINESS AND FINANCIAL CONDITION

As we have a limited operating history and our ability to exploit the MobileMail software is untested, we may never earn significant revenues or achieve profitability.

We were incorporated on April 1, 2005 and only recently acquired MobileMail UK on August 31, 2005. MobileMail UK was incorporated in the United Kingdom on August 21, 2003. MobileMail’s experience with the MobileMail software has been limited to acting as an agent of four original licensees of the MobileMail software, with a contractual mandate to exploit commercially the technology on behalf of the four licensees. Our operating history is limited, and to date we have been involved primarily in organisational and development activities. Moreover, we have only recently acquired the intellectual property rights to the MobileMail technology and we have no experience as the owner of the technology. We have earned minimal revenues to date and our ability to commercially exploit our MobileMail software is untested. Accordingly, there is no assurance that we will ever achieve revenues or profitability.

As we have yet to establish commercial sales of SMS messaging solutions that incorporate our MobileMail software, there is no assurance that we will ever achieve significant revenues.

Our plan of operation is focused on commercialization of our MobileMail software. Our ability to achieve revenues and future profitability will depend on our ability to successfully market and sell SMS messaging solutions that incorporate our MobileMail software. There is no assurance that we will be able to successfully develop sales of SMS messaging solutions that incorporate our MobileMail software. We are a start-up company focused on new technologies with no proven market acceptance. We are not able to provide investors with any assurance that we will be able to operate our business successfully or that we will be able to achieve profitable operations. Potential investors should consider the difficulties normally encountered in developing and commercializing new software solutions, and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the commercialization process that we plan to undertake. These potential problems include, but are not limited to, the reluctance of our potential customers to purchase SMS messaging solutions that incorporate our MobileMail software, our inability to enter into arrangements with strategic partners for the sale of our MobileMail software solutions and our inability to provide SMS messaging solutions that meet the expectations of our customers. If we are unsuccessful in addressing these risks, then we will not achieve revenues and our business will most likely fail.

If we are unable to obtain additional financing to execute our plan of operations, then we will not have sufficient funds with which to carry out our plan of operations and our business will most likely fail.

Our plan of operations is to market and commercialize our MobileMail software and to generate revenues from sales of our SMS messaging solutions. Our planned expenditures over the next year to implement this plan of operations is in excess of our current financial resources. We have limited cash and working capital and we will not be able to fund our operations beyond the next two months without additional financing. Accordingly, we will require additional financing in order to carry out our plan of operations. We presently do not have any arrangements for additional financing in place and there is no assurance that we will be able to arrange for additional financing. If we are not able to arrange for additional financing to cover these additional anticipated expenses, we will not be able to execute our plan of operations with the result that our business may fail and investors may lose a substantial portion or all of their investment.

As we have recently restated our financial statements that were included with our original registration statement on Form SB-2, there is a risk that we may experience material weaknesses in our internal controls over financial reporting in the future.

We originally filed a registration statement on Form SB-2 on December 16, 2005 (the “Original Form SB-2 Registration Statement”) in order to register the resale of the shares that are the subject of the registration statement of which this prospectus forms a part. The Original Form SB-2 Registration Statement included financial statements of the Company for years ended September 30, 2005 and 2004 and for the three months ended December 31, 2005. Subsequent to the effective date of the Original Form SB-2 Registration Statement, we determined to amend our financial statements for years ended September 30, 2005 and 2004 and restate our financial statements for the three months ended December 31, 2005 in order to change the valuation assigned to certain intellectual property that we acquired. The amended and restated financial statements were filed by the Company on a Current Report on Form 8-K filed on April 12, 2006. We further determined to withdraw the Original Form SB-2 Registration Statement and to file this registration statement on Form SB-2 in order to include the amended and restated financial statements. The fact that we were required to amend our financial statements for years ended September 30, 2005 and 2004 and restate our financial statements for the three months ended December 31, 2005 is evidence of a material weakness in our internal controls. Further, we are an early stage development company without an independent audit committee and our sole director and executive officer, Mr. Gary Flint, does not meet the SEC’s definition of an “audit committee financial expert”. Accordingly, there is a risk that measures that we take to ensure that we do not experience material weaknesses in our internal control over financial reporting in the future may not be sufficient to enable us to avoid future material weaknesses in our internal controls over financial reporting.

As our sole officer and director does not have experience or training in the preparation of financial statements in accordance with United States Generally Accepted Accounting Principles, there is a risk that our financial statements may not be free from errors, as addressed in Accounting Principles Board Opinion No. 20.

Our sole officer and director, Mr. Gary Flint, does not have any experience or training in the preparation of financial statements in accordance with United States Generally Accepted Accounting Principles and the does not have a comprehensive under standing of United States Generally Accepted Accounting Principles. Accordingly, we rely on the services of outside accounting professionals that we engage for the preparation of our financial statements in accordance with United States Generally Accepted Accounting Principles. There is a risk that the financial statements that we file with the Securities and Exchange Commission will be contain errors, as addressed in Accounting Principles Board Opinion No. 20, due to the lack of experience and training of Mr. Flint and the fact that he does not have a comprehensive under standing of United States Generally Accepted Accounting Principles. Further, there is a risk that errors will be made by the accountants that we engage for the preparation of our financial statements that may not be identified by Mr. Flint due to his lack of experience and training in United States Generally Accepted Accounting Principles. Investors are cautioned that these errors may be present even though the annual financial statements that we prepare and file with the Securities and Exchange Commission are audited by our independent public accountant and the interim financial statements that we prepare and file with the Securities and Exchange Commission are reviewed by our independent public accountant. The presence of this risk is demonstrated by the fact that we were required to amend and restate our financial statements for years ended September 30, 2005 and 2004 and for the three months ended December 31, 2005 that were included in our Original Form SB-2 Registration Statement in order to change the valuation assigned to certain intellectual property that we acquired.

If we are not able to enter into arrangements with strategic partners for the adoption of our MobileMail SMS messaging solutions, then our plans to achieve revenues from fees based on SMS messaging traffic and license fees for independently hosted solutions will fail.

A significant aspect of our business plan involves entering into arrangements with strategic partners to whom we would provide our MobileMail SMS messaging solutions, either for fees based on SMS messaging volumes or for license fees in the case of independently hosted solutions. There is no assurance that potential strategic partners will enter into these arrangements with us for the deployment of SMS messaging solutions incorporating our MobileMail software. If we are not able to enter into these strategic relationships, then we will not be able to generate SMS messaging traffic from which we plan to earn revenues and we will not be able to generate license fees from the licensing of our MobileMail software. In this event, we would be solely dependent of revenues from direct sales of our SMS messaging solutions, with the result that there will be a significantly higher risk that our business will fail.

If we are not able to enter into direct sales to customers for the adoption of our MobileMail SMS messaging solutions, then our ability to earn revenues from fees based on SMS messaging traffic generated by customers will be reduced.

A significant aspect of our business plan involves direct sales to customers to whom we would provide our MobileMail SMS messaging solutions for fees based on SMS messaging volumes generated by the customer. We do not have a history of sales to direct customers and direct customers may be reluctant to purchase an SMS messaging solution from a company without a proven ability to provide these services. Accordingly, there is no assurance that we will achieve direct sales of SMS messaging solutions and generate SMS messaging traffic from which we will earn revenues. In this event, we would be solely dependent on arrangements that we may enter into with strategic partners, with the result that there will be a significantly higher risk that our business will fail.

We have a history of losses and negative cash flows, which is likely to continue unless our MobileMail SMS Messaging solutions gain sufficient market acceptance to generate a commercially viable level of sales.

Since inception through March 31, 2006, we have incurred aggregate losses of ($2,879,697). For the fiscal year ended September 30, 2005, we had a loss of ($182,047). For the six months ended March 31, 2006, we had a loss of ($2,662,009). There is no assurance that we will be able to successfully commercialize our MobileMail SMS messaging solutions in order to generate revenues, achieve profitably and generate positive cash flow in the future. Further, we also expect an increase in development and operating costs as we undertake our plan of operations prior to achieving revenues, of which there is no certainty. Consequently, we expect to incur continued operating losses and net cash outflows until such time as our the MobileMail SMS messaging solutions gain market acceptance sufficient to generate a commercially viable and sustainable level of sales. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as market acceptance of our SMS messaging solutions, the unpredictability of when customers will agree to purchase our SMS messaging solutions, the volume of SMS messaging traffic generated from our SMS messaging solutions and the overall demand for SMS messaging solutions.

If our operating expenses are greater than anticipated, then we will have less funds with which to pursue our plan of operations and our additional financing requirements will be greater than anticipated.

We may find that the costs of carrying out our plan of operations prior to achieving revenues are greater than we anticipate. Increased operating costs will cause the amount of additional financing that we require to increase. Investors may be more reluctant to provide additional financing if we cannot demonstrate that we can control our operating costs. There is no assurance that additional financing required as a result of our operating costs being greater than anticipated will be available to us. If we do not control our operating expenses, then we will have less funds with which to carry out our plan of operations with the result that our business may fail.

As there is a substantial doubt as to our ability to continue as a going concern, there is a significant risk that our business will fail.

In their reports on our annual financial statements for the years ended September 30, 2005 and 2004, our independent auditors included explanatory paragraphs expressing doubt about our ability to continue as a going concern. This was due to the uncertainty of our ability at the time to meet our current operating and capital expenses. As a result, we caution investors that there is a risk that our business may fail.

Substantially all of our assets and our sole director and officer are located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole director and officer.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, our sole director and officer is a national and resident of the United Kingdom, and all or a substantial portion of his assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole officer and director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against our director and officer.

We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

Our industry is highly competitive and subject to rapid change. The MobileMail software involves solutions to allow Internet users to send SMS text messages from their desktop computers to mobile phones and other wireless devices. We expect to experience competition from companies involved in high technologies. We cannot guarantee that our engineering resources will be able to modify our products fast enough to meet customer and market requirements. There are a number of companies that offer SMS text messaging solutions, and some of our current and potential competitors have greater technical, financial, marketing, sales and other resources than we do. Such competition will potentially affect our chances of achieving profitability, and ultimately adversely affect our ability to continue as a going concern.

As we will be dependent on the services of external SMSC (Short Message Service Centre) gateways and their delivery mechanisms to the various global network operators, our loss of the services of an external SMSC gateway could result in our inability to provide SMS messaging solutions to potential customers.

It is an essential component of our SMS messaging solutions that all SMS messages be sent from the Internet to mobile telephones and devices using an SMSC (Short Message Service Centre) gateway that provides the connection between the Internet and the mobile telephone network operator. We do not own or operate our own SMSC gateway and accordingly, we will rely upon established SMSC gateways and their associated network connections to the global mobile network operators to enable our customers to send SMS messaging traffic. If we are unable to enter into agreements to acquire the services of SMSC gateways or if we lose the services of an external SMSC gateway, then we will be unable to provide SMS messaging services for any existing and potential customers. In addition, companies that offer SMSC gateway services typically offer SMS enabling technologies as a part of their service offering to clients. This enables these SMSC gateway service providers to offer both back-end gateway services and front end messaging applications to their clients. These services may be in direct competition with the services that we plan to offer to our customers. As a result, our potential customers may use the services offered by SMSC gateway service providers rather than using our MobileMail SMS messaging solutions, with the result that demand for our MobileMail SMS messaging solutions will be reduced and it will be more difficult for us to secure customers and achieve revenues.

If we are unable to generate significant levels of SMS messaging traffic, then we may not be able to offer our SMS messaging solutions at competitive prices.

We will be dependent on the pricing structure for bulk SMS messages charged by the SMSC gateways. Our inability to generate significant levels of traffic through a particular gateway will make it hard for us to negotiate competitive prices for SMS messages. Our inability to negotiate competitive prices will increase our operating costs, with the result that we may be not be able to offer SMS messaging solutions at competitive prices.

If mobile network operators interpose “internetworking charges” that apply to the SMS messages that our customers send, then our operating costs may increase with the result that we may not be able to offer SMS messaging solutions at competitive prices.

We will be dependent on the SMSC gateway’s relationship with the network operators to ensure interconnection fees are kept to a minimum. Since mid-2001, several mobile operators have introduced a so-called "internetworking charge" per message addition to the regular message fee for every SMS sent to their subscribers. The addition of these “internetworking charges” will increase our operating costs, with the result that we may not be able to offer SMS messaging solutions at competitive prices.

If our MobileMail SMS messaging solutions become redundant, no market for our software and services may develop with the result that our business will fail.

Our SMS messaging solutions involve enabling users to send and receive SMS messaging traffic to and from wireless devices using the Internet. If another company or business develops a similar solution that is widely adopted by our potential customers, our MobileMail software may become redundant. If this should occur, there will be no market for our software and services and our business will fail.

As we contract out our software development activities to an independent third party contractor, there can be no assurance that we will be able to continue development work on our MobileMail software or that this work will be completed on a timely and cost-effective basis.

We do not have the internal ability to carry out software development work on our MobileMail software. Accordingly, we have outsourced the software upgrades and developments planned for our MobileMail software to Zeno DA. a private, arms-length company. We also anticipate engaging Zeno DA for future software development work. There can be no assurance that Zeno DA will be able to carry out the development work we require when we require it or complete the work on a cost-effective basis. If Zeno DA is unable to carry out our work when we require or on a cost-effective basis, we will either be forced to find another contractor to provide development services, which may be very difficult to do, or run the risk of not responding to market demands for improvements. Our inability to complete software development work for our MobileMail software may result in our inability to offer a competitive solution to potential customers, with the result that our ability to earn revenues will be impaired.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our MobileMail software. We have not achieved any trademark protection of the “MobileMail”, “MailSMS”, “EasySMS” or “CorporateSMS” names that we use in connection with our MobileMail software and our business. We have submitted an initial trademark application for “MobileMail” which was not successful. Further, our trademark searches of the “MailSMS” and “EasySMS” names indicate that trademark applications would not be successful unless the names were coupled with other names or unique designs. As we have not obtained any trademark protection, we may not be able to prevent any competitor from adopting the same or similar names to the names that we use. Further, there is a risk that a competitor or other party may allege that our use of these names is a breach of the trademark or other intellectual property rights of the party.

We do not have any patent protection that covers our MobileMail software. Accordingly, the only measure that we believe will be available to us to protect our MobileMail software will be based upon a combination of trade secret and copyright law and our ability to ensure confidentiality of the software source codes through non-disclosure agreements. If any of our competitors copies or otherwise gains access to such proprietary technology or software or develops similar technologies independently, our competitive position will be damaged.

While we believe that we have the rights to exploit the MobileMail software, there is a risk that other persons may bring actions against us claiming that we have infringed on their intellectual property rights, including claims based upon the breach of trademark or patent or claims that our intellectual property rights are not valid. Any claims against us, with or without merit, may be time-consuming and costly to defend or litigate, may divert our attention and resources, may result in the loss of goodwill associated with our trademarks or may require us to make changes to our technologies. We presently do not have sufficient financial resources to defend any litigation that alleges a breach by us of another party’s intellectual property rights.

As a result of these factors, investors should be aware that we may be unable to protect any intellectual property rights that we have or that we will be able to exploit the intellectual property rights that we do have in order to secure a competitive position in the market-place.

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our SMS messaging solutions may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new services and SMS messaging solutions and enhance our current SMS messaging solutions on a timely and cost-effective basis. We believe that our ability to offer a comprehensive range of SMS messaging solutions is central to enabling us to secure arrangements with strategic partners who may demand the ability to offer new advanced services such as e-mail marketing and premium SMS services. Failure to secure access to additional technologies will delay our development plans and subsequent ability to generate revenue. Further, our SMS messaging solutions must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new SMS messaging solutions or enhanced versions of existing SMS messaging solutions. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favourably received. For example, the emergence of new communication mediums such as MSN messenger & Voice Over Internet Protocol (VOIP) places a greater degree of competitive pressures on SMS based technologies. These rapid changes in technology and customer demands may result in our current range of SMS messaging solutions becoming obsolete and unmarketable.

As our MailSMS software is integrated with Microsoft Outlook, changes in the software design of Microsoft Outlook may impair the ability of our MailSMS software to function on updated versions of Microsoft Outlook.

Our MailSMS software is integrated with Microsoft Outlook. Microsoft may make changes to Microsoft Outlook in future versions that impact on the ability of our MailSMS software to function as an embedded program within Microsoft Outlook. There is also a risk that our MailSMS software may not function at all within future versions of Microsoft Outlook. Further, Microsoft may upgrade the functionality of Microsoft Outlook to offer SMS messaging features that make our MailSMS software redundant. Accordingly, changes to Microsoft Outlook may adversely impact on our plan of operations and our ability to achieve revenues from sales of our SMS messaging solutions.

If we are unable to become a member of the Microsoft Certified Partner programme, the effectiveness of our sales and marketing plan will be diminished.

We are presently not a registered member of the Microsoft Certified Planner programme, however, it is our intention is to become a registered member as part of our marketing plan. We believe that affiliating with this recognized programme will add an important measure of credibility to our MobileMail software and will enhance the effectiveness of our sales and marketing efforts. Our failure or inability to join the Microsoft Certified Planner programme will limit the effectiveness of our sales and marketing efforts and will reduce our ability to achieve sales of our MobileMail SMS messaging solutions.

If we fail to effectively manage our growth, our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the commercialization of our MobileMail software, we expect to experience significant growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We will be required to hire a broad range of additional personnel in order to successfully manage our operations if we are successful in commercializing our MobileMail software. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a materially adverse effect on our business and financial condition.

If we lose the services of Mr. Gary Flint, our sole director and officer, then we may not be able to carry out our plan of operations.

We will be dependent upon the services of Mr. Gary Flint, our sole director and officer to carry out our plan of operations. The loss of the services of Mr. Flint, could have a serious effect on our ability to execute our business plan and succeed in commercializing our MobileMail software. If we should lose the services of Mr. Flint, then we would be forced to hire another person to manage our business and undertake the implementation of our plan of operations. We do not maintain any ‘key man’ insurance on Mr. Flint.

If government regulations are adopted that impose additional costs or requirements on our ability to provide our SMS messaging solutions, then our cost of operations may be increased and we may not be able to carry out our plan of operations.

Our industry is highly regulated, and both we and our future customers and clients may be affected by changes in regulation of telecommunication services. The indirect impact of changes in regulation could affect our business adversely even though the specific regulations do not apply directly to us or our products. Changing governmental regulations may impose new and different requirements with which our SMS messaging solutions must comply. We have no control over regulations and regulatory change and cannot guarantee that our SMS messaging solutions will meet the minimum standards as set out by applicable future regulation. Establishing compliance may be costly and time-consuming and our failure to do so could result in our inability to commercialize our SMS messaging solutions and carry out our plan of operations. Further, the existence of government regulation in markets into which we may wish to enter may impose prohibitive costs of operation which could result in our determination not to offer our MobileMail messaging solutions in these markets.

RISKS RELATING TO OUR COMMON STOCK

We have not paid any dividends and do not foresee paying dividends in the future.

Payment of dividends on our common stock is within the discretion of the board of directors and will depend upon our future earnings, our capital requirements, financial condition and other relevant factors. We have no plan to declare any dividends in the foreseeable future.

There is no active trading market for our common stock, and if a market for our common stock does not develop our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

For reasons outside our control, our stock price may be volatile.

The market price of our common stock, if listed, is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

  technological innovations or new SMS messaging solutions and services by us or our competitors;

  additions or departures of key personnel;

  sales of our common stock;

  our ability to integrate operations, technology, products and services;

  our ability to execute our business plan;

  operating results below expectations;

  loss of any strategic partner or relationship;

  industry developments;

  economic and other external factors; and

  period-to-period fluctuations in our financial results.

Because we have a limited operating history and have earned minimal revenues to date, you may consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above listed factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock will be subject to the “Penny Stock” rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.’s OTC Bulletin Board, which is generally considered to be a less efficient market than markets such as NASDAQ or other national exchanges, and which may cause difficulty in conducting trades and obtaining future financing. Further, our securities will be subject to the “penny stock rules” adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade “penny stock” because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the “penny stock rules” for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the “penny stock rules”, investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties regarding the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, customer acceptance of business model and software solutions and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbour for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders, as described below in the sections of this prospectus entitled “Selling Stockholders” and “Plan of Distribution.” We will however incur all costs associated with this registration statement and prospectus.

DETERMINATION OF OFFERING PRICE

As there is no public market for our common stock, we fixed the benchmark offering by reference to our most recent private offering of our common stock, which was effected at $0.25 per share. The selling stockholders will sell at their common stock at the price of $0.25 per share, until our common stock is quoted on the OTC Bulletin Board or in another quotation medium and, thereafter, at prevailing market prices or at privately negotiated prices. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

We have not applied for listing or quotation on any public market. If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 10,268,600 shares of common stock offered through this prospectus. The selling stockholders acquired these shares of common stock from us in the following transactions:

1.

Certain selling stockholders acquired 4,500,000 shares of our common stock from us at a price of $0.01 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on May 31, 2005;

2.

Certain selling stockholders acquired 953,600 shares of our common stock from us at a price of $0.05 per share in a private placement offering that was completed without registration under the Securities Act in accordance with Rule 903 of Regulation S of the Securities Act on August 31, 2005;

3.

Certain selling stockholders acquired 4,495,000 shares of common stock from MobileMail Inc., which shares were originally issued upon the completion of our acquisition of MobileMail UK on August 31, 2005; Each of these selling stockholders entered into an investment agreement with MobileMail Inc. pursuant to which the stockholder acknowledged and agreed that: (a) the shares had been issued and were being transferred to them without registration under the Securities Act or any state securities laws; (b) the shares were therefore restricted securities within the meaning assigned that term in Rule 144 under the Securities Act; (c) the stockholder is not, and was not acquiring the shares for the account or benefit of, a “U.S. person” within the meaning assigned that term in Regulation S under the Securities Act; (d) the stockholder, and any person acting on its behalf, had not engaged in any “directed selling efforts” in connection with the shares within the meaning assigned that term in Regulation S under the Securities Act. These shares were originally part of the 10,004,820 shares of common stock that we issued to MobileMail Inc. in exchange for all of MobileMail Inc.’s shares in MobileMail UK in connection with our acquisition of MobileMail UK on August 31, 2005; and

4.

Certain selling stockholders acquired 320,000 shares of our common stock from us at a deemed issue price of $0.25 per share upon conversion of $80,000 in loans payable, pursuant to Rule 903 of Regulation S of the Securities Act, on November 30, 2005.

The following table provides, as of May 15, 2006, information regarding the beneficial ownership of our common stock by each of the selling stockholders, including:

1.	the number of shares owned by each selling stockholder prior to this offering;

2.	the total number of shares that are to be offered by each selling stockholder;

3.	the total number of shares that will be owned by each selling stockholder upon completion of the offering; and

4.	the percentage owned by each selling stockholder upon completion of this offering.

Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to “Shares Beneficially Owned After the Offering” assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common shares by the selling stockholders. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all shares or rights to these shares. Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

		Total number of
		shares to be
		offered for	Total shares to	Percent owned
	Shares owned	Selling	be owned upon	upon
Name of Selling	prior to this	Stockholders	completion of	completion of
Stockholder	offering(2)	account	this offering	this offering(1), (3)

Nathan Amery	26,400	26,400	-0-	-0-

Toni Angus	2,000	2,000	-0-	-0-

Berit Balleby	750,000	750,000	-0-	-0-

Kate Banks	3,200	3,200	-0-	-0-

Kirsty Barrett	2,000	2,000	-0-	-0-

Zoe Bonanate	10,000	10,000	-0-	-0-

Lesley Bryden	20,000	20,000	-0-	-0-

William Bryden	20,000	20,000	-0-	-0-

Dave Carrol	25,000	25,000	-0-	-0-

Lars Brink Christensen	750,000	750,000	-0-	-0-

Paul Crawford	10,000	10,000	-0-	-0-

Desiree Creedon	7,200	7,200	-0-	-0-

Ulrik Debo (5)	40,000	40,000	-0-	-0-

Dave DeSouza	10,800	10,800	-0-	-0-

Sven Eastwood	7,000	7,000	-0-	-0-

Chris Eaton	100,000	100,000	-0-	-0-

Richard Eaton	35,800	35,800	-0-	-0-

Lisbeth Elshoj Iversen	750,000	750,000	-0-	-0-

Chris Flint (4)	5,000	5,000	-0-	-0-

Julie Flint (4)	5,000	5,000	-0-	-0-

		Total number of
		shares to be
		offered for	Total shares to	Percent owned
	Shares owned	Selling	be owned upon	upon
Name of Selling	prior to this	Stockholders	completion of	completion of
Stockholder	offering(2)	account	this offering	this offering(1), (3)

Majorie Flint (4)	5,000	5,000	-0-	-0-

Martin Flint (4)	10,000	10,000	-0-	-0-

Chris Garner	3,600	3,600	-0-	-0-

Brenda Garrett (4)	20,000	20,000	-0-	-0-

James Gill	14,000	14,000	-0-	-0-

John Greaves	5,000	5,000	-0-	-0-

Daniel Hall	20,000	20,000	-0-	-0-

Emma Hanson	10,000	10,000	-0-	-0-

John Harlow	20,000	20,000	-0-	-0-

Dougal Hartley	3,600	3,600	-0-	-0-

Island Hoping Investment Corp.	200,000	200,000	-0-	-0-
(Beneficial Owner: Robert
Vukovich)

Ronni Hostrup	750,000	750,000	-0-	-0-

Simon Hurst	20,000	20,000	-0-	-0-

Sayful Islam	5,000	5,000	-0-	-0-

Chris King	14,000	14,000	-0-	-0-

Mitchell Johnson	5,000	5,000	-0-	-0-

Jon Kohn	144,800	144,800	-0-	-0-

Scott Lister	17,700	17,700	-0-	-0-

Kim Malmstrom	750,000	750,000	-0-	-0-

Lilly Mansfield	5,000	5,000	-0-	-0-

Metra International Investments	40,000	40,000	-0-	-0-
Limited (Beneficial Owner: Tor
Svensson)

Katja Bjorn Parlo	750,000	750,000	-0-	-0-

Powerview Ltd. (Beneficial	945,000	945,000	-0-	-0-
Owner: Victor Gegunde)

Tim Preston	20,000	20,000	-0-	-0-

Marc Pussard	7,200	7,200	-0-	-0-

		Total number of
		shares to be
		offered for	Total shares to	Percent owned
	Shares owned	Selling	be owned upon	upon
Name of Selling	prior to this	Stockholders	completion of	completion of
Stockholder	offering(2)	account	this offering	this offering(1), (3)

Benny Rawlinson	17,600	17,600	-0-	-0-

Jessie Rowley	3,600	3,600	-0-	-0-

James Sargent	3,000	3,000	-0-	-0-

Dan Scargill	17,700	17,700	-0-	-0-

Richard Scargill	72,000	72,000	-0-	-0-

Dan Scott (4)	15,000	15,000	-0-	-0-

Vicky Scott (4)	20,000	20,000	-0-	-0-

Angela Smith	3,000	3,000	-0-	-0-

Linda Smith	20,000	20,000	-0-	-0-

David Stakol	40,000	40,000	-0-	-0-

Ashley Tahney	20,000	20,000	-0-	-0-

Dan Theobald	8,000	8,000	-0-	-0-

Mario Theodorou	9,000	9,000	-0-	-0-

Darius Thomas	5,000	5,000	-0-	-0-

Claire Tresadern	35,800	35,800	-0-	-0-

Ulla Investment Ltd. (Beneficial	1,050,000	1,050,000	-0-	-0-
Owner: Matthias Chiarello)

UP-Front Investment Ltd.	1,150,000	1,150,000	-0-	-0-
(Beneficial Owner: Lina Popova)

Ultimate Investments Ltd.	1,350,000	1,350,000	-0-	-0-
(Beneficial Owner: Nicolas
Goetsch)

Dan Walker	17,600	17,600	-0-	-0-

Jennifer Williams	2,000	2,000	-0-	-0-

John Williams	2,000	2,000	-0-	-0-

Mark Williams	18,000	18,000	-0-	-0-

Nicholas Wright	20,000	20,000	-0-	-0-

Natalie Yorke	5,000	5,000	-0-	-0-

Footnotes:

(1)           Based on 28,273,600 shares of our common stock issued and outstanding as of May 15, 2006.

(2)            Beneficial ownership if calculation under Rule 13d-3 of the Exchange Act. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(3)            Because a selling stockholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares actually to be offered for sale by a selling shareholder or as to the number of common shares that will be held by a selling shareholder upon the termination of such offering.

(4)            Chris Flint is the father of Gary Flint, our president and sole director. Brenda Garrett is the mother of Gary Flint. Julie Flint is the step-mother of Gary Flint. Marjorie Flint is the grandmother of Gary Flint. Martin Flint is the brother of Gary Flint. Dan Scott is the step-brother of Gary Flint. Vicki Scott is the step-sister of Gary Flint.

(5)            Ulrik DeBo is a director of Outlander Management Ltd., one of our promoters.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The selling stockholders will sell their shares at an offering price of $0.25 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market. Thereafter, the sales price offered by the selling stockholders to the public may be:

1.	The market price prevailing at the time of sale;

2.	A price related to such prevailing market price; or

3.	Such other price as the selling stockholders determine from time to time.

Our common stock is not currently listed on any national exchange or qualified for trading on any electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or to qualify our shares for trading on any electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with re-sales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Penny Stock Rules

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “institutional accredited investors.” The term “institutional accredited investor” refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $40,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL PROCEEDINGS

We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of May 15, 2006 are as follows:

Directors:

Name of Director	Age

Gary Flint	29

Executive Officers:

Name of Executive Officer	Age	Office

Gary Flint	29	President, Chief Executive Officer, Chief Financial Officer and Secretary

The following describes the business experience of Mr. Gary Flint, our sole director and executive officer. Mr. Flint has not been a director of any reporting company under the Securities Exchange Act of 1934 or any other publicly traded company.

Gary Flint is our president and chief executive officer and our sole director. Gary Flint was appointed to our board of directors and as our president and chief executive officer on August 31, 2005 concurrently with the closing of our acquisition of MobileMail UK. Mr. Flint was appointed as the managing director of MobileMail UK in August 2004 and remains the managing director of MobileMail UK. From December 2000 until August 2004, Mr. Flint was employed by JP Morgan Chase on secondment to Schroders Investment Management. Between May 2001 and August 2004, Mr. Flint was employed as a systems analyst within the operation project team, whereby he was responsible for the design, build, implementation and analysis of back and middle office information technology systems. From December 2000 to May 2001, Mr. Flint was a fund accountant in institutional fund management. During the period of July 2000 to December 2000, Mr. Flint was a financial assistant with HSBC Bank working within the financial operations department controlling and monitoring local and international inter-bank transactions. Between January 2000 and July 2000, Mr. Flint was employed by Anheuser-Busch in a capacity as an Account Assistant within the European headquarters in London. Prior to employment Mr. Flint studied for his BSc (Hons) Degree in Economics with Human Geography at Loughborough University, in the United Kingdom.

Gary Flint presently devotes all of his business time to our business.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officer and director described above.

Committees of the Board Of Directors

At present, we do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. However, we will consider seeking suitable candidates for election as directors, and establishing various committees, during the current fiscal year.

Family Relationships

We do not currently anticipate electing or appointing as directors or officers of our company any persons who are related to each other or to our existing officer and director.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 15, 2006 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) each of our officers, and (iv) our officers and directors as a group. Each shareholder listed possesses sole voting and investment power with respect to the shares shown.

	Name and address	Amount and nature
Title of class	of beneficial owner	of beneficial ownership	Percentage of class
		(2)	(1)
Directors and Officers

Common Stock	Gary Flint	1,416,867	5.0%
	12 Harberson Rd, Balham
	London, England SW12 9QW

Common Stock	All executive officers and directors as a group	1,416,867	5.0%

5% Shareholders

Common Stock	MobileMail Inc. (3)	5,509,820	19.5%
	306 Victoria House, Mahé, Seychelles

Common Stock	The MobileMail Technology Partnership LLP (4)	10,000,000	35.4%
	4 Bedford Row, London WC1R 4DF

(1) The percentage of class is based on 28,273,600 shares of common stock issued and outstanding as of May 15, 2006.

(2) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(3) ND Holdings Ltd. is the director of MobileMail Inc. Laura Mouck is the director of ND Holdings Ltd. and exercises voting and investment control over the securities held by MobileMail Inc.

(4) The MobileMail Technology Partnership LLP is a limited liability partnership comprised of eighty nine equity partners and two designated partners, each of whom is a limited partner. Mr. Paul Carter is a designated partner and is the administrator of the partnership pursuant to a services agreement between Mr. Carter and the partnership. The administrator is responsible for the administration of the business of the partnership and, subject to the partnership’s operating agreement, makes decisions regarding management of the business of the partnership. Accordingly, Mr. Carter exercises voting and investment control over the securities held by The MobileMail Technology Partnership LLP.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, with a par value of $0.001 per share. As of May 15, 2006, there were 28,273,600 shares of our common stock issued and outstanding held by seventy four shareholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or as provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor. See “Dividend Policy.”

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive pro rata all of our assets available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)

subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options

As of the date of this prospectus, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

As of the date of this prospectus and other than the convertible notes we have issued in the principal amount of $100,000, as described below under “Organization Within The last Five Years”, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

LEGAL MATTERS

Lang Michener LLP, Barristers and Solicitors, our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

EXPERTS

The financial statements included in this prospectus and registration statement have been audited by Staley, Okada & Partners, Chartered Accountants, an independent public accounting firm registered with the United States Public Company Accounting Oversight Board, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. These financial statements are included in reliance upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporation law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification can cover expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such a person in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Nevada corporation law also provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defence. Our articles of incorporation and our by-laws authorize our company to indemnify our directors and officers to the fullest extent permitted under Nevada law, subject to certain enumerated exceptions.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION SINCE INCORPORATION

We were incorporated on April 1, 2005 as Maxtor Holdings Inc. under the laws of the state of Nevada. On the date of our incorporation, we appointed Debra Rosales as our President, Secretary, Treasurer and director. Debra Rosales is one of our promoters. Debra Rosales participated in a private placement of our securities on April 8, 2005, purchasing 500,000 shares at a price of $0.001 per share for total proceeds of $500.

We entered into a letter of intent to acquire all of the issued and outstanding shares of MobileMail UK on April 18, 2005. The letter of intent contemplated our acquisition of MobileMail UK subject to our raising a minimum of $200,000, which was subsequently reduced by amendment to $125,000. In furtherance of this requirement and in order to enable us to negotiate a definitive share purchase agreement, we completed a private placement of 4,500,000 shares of our common stock at a price of $0.01 per share for proceeds of $45,000 on May 31, 2005.

We entered into a definitive share exchange agreement with MobileMail UK and the shareholders of MobileMail UK, including Mr. Gary Flint, our sole director and executive officer on May 23, 2005, as amended June 30, 2005. The share exchange agreement originally contemplated a closing date of June 30, 2005. The closing date was extended to August 31, 2005 in order to provide MobileMail UK with more time with which to obtain necessary corporate approvals and to provide us with more time to raise the required financing.

During the period from our incorporation to the date of our acquisition of MobileMail UK, we were engaged in completing our corporate organization and our initial financings. We acquired all of the issued and outstanding shares of MobileMail UK pursuant to the share exchange agreement on August 31, 2005 in consideration of the issue of an aggregate of 12,000,000 shares of our common stock to the shareholders of MobileMail UK. Upon the completion of the share exchange transaction, Mr. Flint was issued 1,416,867 shares of our common stock in exchange for his shares in MobileMail UK. MobileMail Inc., our major shareholder, was issued 10,004,820 shares of our common stock. Outlander Management Ltd. (“Outlander Management”), a private corporation that provided administration services to MobileMail UK, was issued 578,313 shares of our common stock. Concurrent with closing, MobileMail UK’s managing director, Gary Flint, was appointed as our sole executive officer to replace Ms. Rosales as our sole officer and director. MobileMail Inc. subsequently transferred 4,495,000 shares to four of the selling shareholders named herein in private transactions.

We completed a private placement of 953,600 shares of our common stock at a price of $0.05 per share on August 31, 2005 for total proceeds of $47,680.

We acquired the MobileMail software on November 30, 2005 pursuant to an asset purchase agreement dated November 1, 2005 with MobileMail Inc. in consideration for the issuance to MobileMail Inc. of 10,000,000 shares of our common stock. The completion of this acquisition was contingent upon the concurrent re-acquisition by MobileMail Inc. of the rights to the MobileMail software from The MobileMail Technology Partnership LLP. The reacquisition by MobileMail Inc. of the MobileMail software was effected pursuant to a share purchase agreement between MobileMail Inc. and The MobileMail Technology Partnership LLP whereby MobileMail Inc. acquired from The MobileMail Technology Partnership LLP all of the issued share capital of a limited company that was created by The MobileMail Technology Partnership LLP for the purpose of allowing The MobileMail Technology Partnership LLP to divest itself of the MobileMail software. The name of the limited company that was incorporated by The MobileMail Technology Partnership LLP is Mobilemail Technology Limited. The MobileMail Technology Partnership LLP transferred the rights to the MobileMail software to Mobilemail Technology Limited prior to the completion of the sale of the shares of Mobilemail Technology Limited to MobileMail Inc. As consideration for the share purchase, MobileMail Inc. agreed to deliver 10,000,000 shares of our common stock to The MobileMail Technology Partnership LLP. The asset purchase agreement and the share purchase agreement completed concurrently on November 30, 2005. On closing, we issued 10,000,000 shares of our common stock to MobileMail Inc. in consideration of the transfer to us of ownership of the MobileMail software and MobileMail transferred these 10,000,000 shares of our common stock to The MobileMail Technology Partnership LLP. The shares of Mobilemail Technology Limited were transferred by The MobileMail Technology Partnership LLP to MobileMail Inc. pursuant to the share purchase agreement between MobileMail Inc. and The MobileMail Technology Partnership LLP. However, we did not acquire the shares of MobileMail Technology Limited pursuant to our asset purchase agreement with MobileMail Inc. as our acquisition was limited strictly to the intellectual property assets comprising the MobileMail software. Mobilemail Technology Limited did not own any assets other than the Mobilemail software which was subsequently acquired by us under the asset purchase agreement. In addition, MobileMail UK entered into a termination and release agreement dated November 30, 2005 with four entities that had been granted licenses to the exploit the MobileMail software and who had entered into agency exploitation agreements with MobileMail UK whereby the agency exploitation agreements were terminated. The MobileMail Technology Partnership LLP delivered a Regulation S Investment Agreement in our favour in order to establish that the transfer of the shares by MobileMail Inc. to The MobileMail Technology Partnership LLP was effected in accordance with the provisions of Rule 903 of Regulation S of the Securities Act of 1933.

We completed the reverse acquisition of MobileMail UK with the objective of taking MobileMail UK public in the United States on the OTC Bulletin Board. We believed that MobileMail UK would have better opportunities to obtaining funding for its planned business operations if it were publicly traded in the United States, rather than being a private company located in the United Kingdom. We have filed the registration statement of which this prospectus forms a part with the Securities and Exchange Commission as part of the process of enabling our common stock to be traded on the OTC Bulletin Board. We also plan to file a registration statement on Form 8-A which would register our common stock under Section 12(g) of the Securities Exchange Act of 1934 and would be effective concurrently with the effectiveness of our registration statement. We believe that our ability to obtain the financing necessary to fund the business operations of MobileMail UK will be increased if our common stock is eligible for trading on the OTC Bulletin Board. We plan to pursue trading of our common stock on the OTC Bulletin Board upon effectiveness of the registration statement of which this prospectus forms a part. Assuming we are successful in the registration process and commence trading on the OTC Bulletin Board, we believe that our ability to obtain financing for MobileMail UK’s business will be enhanced. The effectiveness of the registration statement of which this prospectus forms a part will not ensure that our common stock will become eligible for trading on the OTC Bulletin Board. Further, there is no assurance that the eligibility of our common stock for trading on the OTC Bulletin Board will enhance our ability to obtain additional funding for the business operations of MobileMail UK. There were no shareholders or officers or directors in common between us and MobileMail UK prior to completion of the reverse acquisition. Our relationship with Mobile4Mail UK prior to the completion of the reverse acquisition was as set forth in the original letter of intent and the subsequent share exchange agreement.

We entered into convertible loan subscription agreements with two investors on March 28, 2006 pursuant to which the investors have advanced a total of $100,000 to us as convertible loans. Each investor advanced $50,000. The convertible loans are evidenced by convertible notes that we have issued to the investors. Each convertible loan is repayable on the two year anniversary of the date of advance and will bear interest at an interest rate equal to the prime rate of interest for U.S. banks as published in Money Rates Column of the Money and Investing Section of The Wall Street Journal from time to time. Each investor will have the right at any time commencing on the date of the quotation of our common stock on the NASD Over-the-Counter Bulletin Board and ending on the maturity date to convert the outstanding principal and accrued interest on their respective loan into units at a conversion rate of $0.25 US per unit. Each unit to be issued upon conversion will be comprised of one share of our common stock and one warrant to purchase one additional share of our common stock. We have agreed to use our best efforts to prepare and file with the SEC, as early as possible following the quotation of our common stock on the NASD Over-the-Counter Bulletin Board in the United States, and in no event later than one hundred and eighty (180) days following the date of advance of the convertible loan, a registration statement under the Securities Act covering the resale of shares issuable to the investors upon conversion of the convertible notes and the warrant shares issuable upon exercise of the warrants. The registration statement of which this prospectus forms a part does not qualify either the resale of the shares issuable to the investors upon conversion of the convertible notes or the warrant shares issuable upon exercise of the warrants.

Ms. Rosales, Mr. Flint, MobileMail Inc. and Outlander Management may be considered promoters of our company, having taken the initiative in organizing our current business.

DESCRIPTION OF BUSINESS

CORPORATE ORGANIZATION

We are a development stage company incorporated on April 1, 2005 as Maxtor Holdings Inc. under the laws of the State of Nevada. We operate through our wholly-owned subsidiary, MobileMail Limited (“MobileMail UK”). We changed our name to “MobileMail (US) Inc.” effective October 19, 2005 to reflect our acquisition of MobileMail UK on August 31, 2005. MobileMail UK was incorporated on August 21, 2003 under the laws of the United Kingdom.

OVERVIEW

We are the owner of a suite of software applications that we refer to as the MobileMail software which provide a platform for enabling users to send Short Message Service (“SMS”) messaging traffic to wireless devices using the Internet and to, in turn, receive SMS messages from wireless devices through the Internet. The SMS short message service refers to an industry adopted standard for sending and receiving text messages to and from mobile telephones and other mobile devices. Our MobileMail messaging solutions allow network operators and enterprises to offer their customers SMS messaging on their Internet home pages and the ability to send SMS messages from their personal computers.

The MobileMail software is comprised of a suite of software programs, namely MailSMS, EasySMS and an administrative interface known as the CorporateSMS application. The MailSMS software is Microsoft Windows® based application software that enables users to send SMS messages via their Outlook program resident on the user’s personal computer. The EasySMS software application is a Microsoft Windows® based application designed to allow the sending of SMS messages by using any Internet connection without the use of an Outlook program. The Corporate SMS software acts as the interface between both the MailSMS and EasySMS software and the Internet by managing the sending and receiving SMS messages, as well as serving as the interface between the administrator and the end users. Development of the MailSMS, EasySMS and CorporateSMS software applications has been completed and these software applications are ready for commercial deployment.

We have earned minimal revenues to date. Our plan of operations, as described below, is to generate revenues from the sales of SMS messaging solutions that deploy our MailSMS, EasySMS and CorporateSMS software applications.

We do not have any agreements or arrangements with Microsoft for the deployment on our MailSMS and EasySMS on Microsoft Windows or Outlook applications. Each user that uses Microsoft Windows and/ or Microsoft Outlook to deploy our MobileMail software applications must have a valid license from Microsoft to operate the Microsoft proprietary software. Neither we nor any user is required to obtain any additional license from Microsoft to install deploy our MobileMail software. We are required to recognize Microsoft as a separate and non-affiliated company.

We are not currently a member of the Microsoft Certified Partner programme but do intend to apply to the partnership scheme with the objective of allowing us to promote our product range with a clear Microsoft certification of our products, adding credibility to our offering. Microsoft has a tiered partnership programme consisting of three distinct levels of membership, namely registered member level, certified partner level and gold certified partner level. It is our plan to become a registered member, thus allowing us to work towards the higher competence levels required for certified partner and gold certified partner status. Failure to achieve Microsoft partnership certification will not prevent us from selling our MobileMail software, but will detract from our ability to market as we will not be able to market ourselves as a Microsoft certified company.

CORPORATE ORGANIZATION OF MOBILEMAIL

Incorporation

MobileMail UK was incorporated under the laws of the United Kingdom on August 21, 2003. The founding shareholders of MobileMail UK were MobileMail Inc. and Outlander Management. Mobilemail Inc. is a private corporation that is now one of our principal shareholders. Outlander Management is a private corporation that is now one of our shareholders.

Ownership of the MobileMail Software

The rights to exploit the MobileMail software were originally acquired by MobileMail Inc. from Viva Technology, a Norwegian based telecommunication aggregator and developer that was the original developer of the MobileMail software. Viva Technology is a third party that is at arms length to both ourselves and MobileMail Inc. MobileMail Inc. granted licenses to exploit the MobileMail software to four entities, with each entity acquiring rights to a different territory, on September 12, 2003. These four licensees subsequently entered into an agency exploitation agreement with MobileMail UK, as described below, on March 30, 2004. These license agreements were terminated on November 30, 2005 upon our acquisition of the MobileMail software from MobileMail Inc., as described below.

MobileMail Inc. subsequently sold its rights in the MobileMail software to The MobileMail Technology Partnership LLP on October 13, 2003. MobileMail Inc. reacquired the rights to the MobileMail software from The MobileMail Technology Partnership LLP on November 30, 2005 and sold these rights to us in a concurrent transaction, as described below.

License and Agency exploitation agreements

MobileMail UK entered into an agency exploitation agreement on March 30, 2004 with the four entities that had acquired license rights to the MobileMail software from MobileMail Inc. These four entities were HBI Sales Private Limited, Zacan Holdings Proprietary Limited, ICT/Europetec Limited and MIR Technologies LLC. Under the agency exploitation agreement, MobileMail UK was appointed as the agent of the four licencees for the purpose of undertaking the commercial exploitation of the license rights. MobileMail UK was obligated to carry out the commercial exploitation of the MobileMail software and to use its best efforts to achieve an exploitation result in accordance with an agreed upon exploitation forecast. MobileMail UK agreed to pay the licensees an amount equal to 25% of the gross income derived from the exploitation of these license rights. MobileMail UK was also required to generate from the exploitation of this technology at least £640,000 ($1,170,112 based on the foreign exchange rate on March 30, 2004 of $1.8283: £1.0000) of gross income per calendar quarter over the three-year term of the agreement. MobileMail UK did not realize any gross income from the exploitation of the MobileMail software or earn any payments during the term of the agency exploitation agreement. The agency exploitation agreement was terminated on November 30, 2005 concurrently with our acquisition of the MobileMail software from MobileMail Inc., as described below.

Acquisition of the MobileMail software

We entered into an asset purchase agreement dated November 1, 2005 with MobileMail Inc. whereby we agreed to acquire the MobileMail software from MobileMail Inc. in consideration for the issuance to MobileMail Inc. of 10,000,000 shares of our common stock. The completion of this acquisition was contingent upon the concurrent re-acquisition by MobileMail Inc. of the rights to the MobileMail software from The MobileMail Technology Partnership LLP. The reacquisition by MobileMail Inc. of the MobileMail software was effected pursuant to a share purchase agreement between MobileMail Inc. and The MobileMail Technology Partnership LLP whereby MobileMail Inc. acquired from The MobileMail Technology Partnership LLP all of the issued share capital of a limited company that was created by The MobileMail Technology Partnership LLP for the purpose of allowing The MobileMail Technology Partnership LLP to divest itself of the MobileMail software. As consideration for the share purchase, MobileMail Inc. agreed to deliver 10,000,000 shares of our common stock. The asset purchase agreement and the share purchase agreement completed concurrently on November 30, 2005. On closing, we issued 10,000,000 shares of our common stock to MobileMail Inc. in consideration of the transfer to us of ownership of the MobileMail software and MobileMail transferred these 10,000,000 shares of our common stock to The MobileMail Technology Partnership LLP. In addition, we entered into a termination and release agreement dated November 30, 2005 with HBI Sales Private Limited, Zacan Holdings Proprietary Limited, ICT/Europetec Limited and MIR Technologies LLC whereby the agency exploitation agreements were terminated. The MobileMail Technology Partnership LLP delivered a Regulation S Investment Agreement in our favour in order to establish that the transfer of the shares by MobileMail Inc. to The MobileMail Technology Partnership LLP was effected in accordance with the provisions of Rule 903 of Regulation S of the Securities Act of 1933.

Initial Financing of MobileMail UK

MobileMail UK’s initial corporate activities were funded by MobileMail Inc. MobileMail UK entered into a loan agreement dated October 8, 2003 with MobileMail Inc. whereby MobileMail Inc. agreed to extend a secured loan facility to MobileMail UK in the maximum amount of £150,000 ($249,465, based on the foreign exchange rate on October 8, 2003 of $1.6631:£1.0000) . As at May 9, 2005, MobileMail UK’s outstanding debt to MobileMail Inc. under the secured loan facility was $111,867. MobileMail UK and MobileMail Inc. entered into a debt settlement agreement on May 9, 2005 whereby the outstanding debt was settled by the issuance to MobileMail Inc. of 1,075,000 Ordinary A shares in the capital of MobileMail UK. MobileMail Inc. subsequently exchanged these shares for shares of our common stock upon completion of the share exchange agreement on August 31, 2005.

Outlander Management Contract

Outlander Management entered into a service agreement with MobileMail UK on September 6, 2004 whereby Outlander Management provided administrative, legal administration and financial services, and marketing and sales support and advice to MobileMail UK. The purpose of the services agreement was to enable MobileMail UK to obtain administrative and related services that would enable MobileMail UK to pursue its business without incurring all of these costs directly. The administrative services included the use of shared office space. Legal administration services included maintaining MobileMail UK’s registered office, providing the services of a company secretary and making statutory filings. Financial services included bookkeeping and maintaining management accounts and statutory accounts. MobileMail UK paid to Outlander Management an amount equal to £2,350 per month ($4,042 per month based on a foreign exchange rate on November 30, 2005 of $1.72:£1.0000) in consideration for the provision of these services.

The Outlander management contract was terminated on June 30, 2005, at which time we entered into a new management contract with Azuracle, as described below.

Azuracle Management Contract

We entered into a management contract with Azuracle on July 1, 2005 concurrent with the termination of the Outlander Management service agreement described above. Under the Azuracle management contract, Azuracle provides us with office space in shared office premises and administration services, including telephone, reception and Internet access services in consideration of a monthly management fee of £500 per month ($860 per month based on a foreign exchange rate on November 30, 2005 of $1.72:£1.0000) . Additional legal administration, financial, marketing and sales, meeting room, stationary and information technology support services are to be provided by Azuracle upon our request, at agreed upon rates.

INDUSTRY BACKGROUND

The European Telecommunications Standards Institute (ETSI) defined SMS in the first phase of the GSM (Global Service for Mobile Communication) standard in 1989. It is widely believed that the first SMS was sent in December of 1992 from a personal computer to a mobile phone on the Vodafone GSM network in the United Kingdom. In 1994, SMS became a commercially available product to mobile subscribers.

In Europe, SMS quickly was adopted as an effective means of communicating between two parties, and as a less expensive alternative to voice calls. The youth market was the fastest adopter of SMS. Mass-market acceptance grew quickly as the user base expanded beyond the youth segment. European wireless network operators and service providers recognized SMS as a lucrative business opportunity, as the service could be offered without significant capital investment in the carrier’s network, and at minimal variable operating costs. SMS also offered opportunities to strengthen customer loyalty and generate significant additional revenue streams through the development of premium-based SMS services.

The European success with SMS-services spread to the rest of the wireless world in the nineties, and was soon adopted in most markets. The last large region to adopt the concept of messaging has been North America, but the growth is numbers of messages in the US and Canada has been similar to the European experience. Consumers worldwide have accepted SMS as an alternative to direct voice communication, and the greatest usage of traffic is generated by consumer applications.

The use of SMS messages as a communication medium has grown substantially since its introduction in the early 1990’s. SMS can reach more people, in more territories around the world than any other technology, including email and instant messaging. The tremendous growth of SMS around the world is the result of high growth in mobile penetration in most markets, general adoption of the concept among a broad range of user groups and the launch of value-added services.

As a result in the growth of SMS messaging, there has been an increased demand by both businesses and individuals for SMS solutions that facilitate the integration of SMS messaging with other business solutions. In addition, the growth has resulted in an increased focus on value added services within the mobile market. The range of SMS value adding services offered by the market has increased in response to the growing revenue opportunities. Premium SMS services that incorporate an automated payment system via mobile phones have emerged as a valuable additional revenue stream across the mobile phone industry. Examples of premium SMS services include personalized ring tones, games, brain teasers and simple information requests e.g. weather reports or the latest football scores that can be charged directly to the mobile users phone bill through a simple premium SMS message.

OUR MOBILEMAIL SOLUTION

Our MobileMail software solution enables us to offer to our potential customers a computer based solution for sending and receiving SMS messages from personal computers to wireless devices using the Internet. This solution is achieved by employing our MobileMail software on a user’s personal computer, which provides the computer interface with the user, and on a network server, which provides the SMS messaging functionality and administration services. Our MobileMail solution enables users to send and receive SMS messages from their personal computers to mobile devices without the requirement for involvement by the user or customer in the distribution of the wireless services. We offer two distinct user interfaces that provide users with this functionality, namely our MailSMS and EasySMS software. Our MailSMS software integrates with Microsoft Outlook® as an embedded program and enables users to send SMS messages using the Microsoft Outlook® program installed on their personal computer. Our EasySMS software is a software that acts as an interface to a network server on which all of a user’s messages and information is stored. Potential users and customers will be able to download the required MobileMail software client directly to their personal computer and install the software themselves. Once the user or customer has done this, he or she can send SMS to mobile devices (cell phones or personal digital assistants) from their personal computer.

The backbone of our MobileMail software solution is our CorporateSMS software. This software is installed on an externally hosted back-end network server and acts as the interface between our MailSMS and EasySMS software that is loaded on a user’s personal computer and the Internet through which SMS messages are transmitted to mobile devices. Our CorporateSMS software is a flexible, scalable, carrier class server platform that employs a combination of enterprise-level server software and proprietary-built components. The solution is designed to deliver messages to all wireless devices, from SMS-enabled phones to MMS enabled wireless devices. MMS refers to multi-media messaging service, which is similar to SMS, but in addition to plain text, MMS messages may include multimedia elements such as pictures, video and audio. The software messaging architecture has been designed to provide scalability and flexibility in addition to desirable features and functionality. The CorporateSMS software also provides administrative services for the management of user and customer accounts and in order to enable the recording and billing of SMS messages, with both prepaid and normal invoices supported.

The functionality of each of the MailSMS, EasySMS and CorporateSMS software applications are summarized below.

MailSMS

Our MailSMS software is designed to integrate with the Microsoft Outlook® application in order to provide users with the ability to send and receive SMS messages from the user’s personal computer, while retaining the functionality of the Microsoft Outlook® application. The MailSMS software naturally integrates with the Microsoft Outlook® application as an embedded plug-in. As a client for Outlook, MailSMS enables a Microsoft Outlook® user to send SMS messages to virtually every cellular phone in the world. As a plug-in for Microsoft Outlook®, MailSMS uses many of the built-in features of the e-mail program, enabling easy sending of SMS to persons registered in the contact list, as well as allowing scheduled sending of SMS. The interaction with other Microsoft Outlook® elements is done by templates and enables a user to employ data contained in Microsoft Outlook® in SMS messages.

The MailSMS software may be downloaded onto a user’s personal computer via the Internet from the CorporateSMS server. Once downloaded, the MailSMS software is installed on a user’s personal computer a plug-in for Microsoft Outlook®. The software provides the user with SMS messaging capability with the full organisational benefits of the Microsoft Outlook application, allowing users to schedule messages using the calendar function, as well as calling on information contained in contacts, notes, journal and tasks through built in templates. The application allows users to choose whether SMS replies are routed to their inbox or to a pre-specified mobile number. MAILSMS is compatible with Microsoft Windows 98 / ME / NT4 / 2000 / XP, and requires Microsoft Outlook 2000 / 2002 / 2003.

EasySMS

EasySMS is a standalone computer software application designed to allow the sending of SMS messages using any Internet connection. EasySMS is downloaded onto a user’s personal computer or server operating on Windows NT / 98 / ME / 00 / XP. EasySMS functions as an interface that communicates between the user and externally hosted back-end server on which the CorporateSMS application is installed. All of the user’s messaging information and data is store on the back-end server on which the CorporateSMS application is installed, rather than being stored on the user’s personal computer or server. Accordingly, no sensitive information is stored in the program on the user’s personal computer or server and all user details can be transferred to different installations of EasySMS. EasySMS has a built in phone list that calls upon information stored in the CorporateSMS server providing users an effective administrative tool for their SMS messaging. As all information is hosted on the CorporateSMS server, a user may access their EasySMS account and messaging information irrespective of their location as long as the user is registered for sending SMS messages via the Corporate SMS server.

Both MailSMS and EasySMS applications have a personalised signature tool that allows users to apply a personal touch to each and every message. In addition, each MailSMS and EasySMS application is capable of compiling SMS statistics detailing sent messages, pending messages and credits remaining.

CorporateSMS

The CorporateSMS software is installed on a back-end server that is accessible via the Internet and is, as such, a web based application. The Corporate SMS software includes a database that contains the client specific information and message logs and is programmed to handle the incoming message requests and communicate with the database. The CorporateSMS server communicates directly with the SMSC gateway via a HTTP gateway interface that fetches queued messages from the database and sends it to the relevant Network Operator for delivery to the mobile phone.

We currently use Clickatell (Pty) Ltd. (“Clickatell”), a South African SMSC gateway provider with SMS network links to over 569 telecommunication networks in 183 countries, as our provider of SMSC gateway services. Clickatell offers a registration based service whereby clients follow an on-line registration process requiring a full company declaration and agreement to their service terms & conditions. We have connected to Clickatell’s SMSC gateway though their HTTP Application Programme Interface (API). There is no formal signed business agreement required to link to their gateway services. While we have registered with Clickatell, we have not entered into any agreement with Clickatell for the provision of SMSC gateway services. We purchase SMS credits in advance from Clickatell and mobile originating numbers required for two way messaging are purchased in advance for a three month period.

The web based administration interface has a tiered architecture that allows “Corporate” account users to create, delete and define the parameters of any associated “User” accounts. The number of message credits can be controlled, and pricing structures altered, to suit any revenue model. The statistics section provides the ability to inspect the message log for all SMS messages sent, giving senders details, recipient phone numbers, date and time of message, number of credits used, number of credits outstanding and the recipients IP address. “Super

Administrative” accounts sit at the top of the hierarchy. These provide a central function that allows for invoice generation and allows control over all “Corporate” accounts.

A graphical presentation of the operation of our MobileMail software solution using our MailSMS user interface software and our CorporateSMS server hosted software is presented below:

Using either MailSMS or EasySMS software installed on their personal computer, registered users send their SMS messages from the front end email interface (1) Messages are sent using HTTP and XML protocol via any internet connection (2) to the CorporateSMS server. The server stores all user administrative data and communicates all messages directly with the SMSC (Short Message Service Centre) gateways (3) The SMSC gateway routes the outbound SMS to the recipient via the relevant network operators, using standard GSM mobile technology (4).

If the recipient chooses to reply to the SMS message it will travel back through the system directly to a pre-specified email address or mobile phone number (5).

Detailed messaging statistics and account administration is performed by dedicated administrators, using the web-based CorporateSMS interface, giving users greater control over their messaging options (6).

DEVELOPMENT OF THE MOBILEMAIL SOFTWARE

The MobileMail software was originally developed in 2002 by Viva Technology, a Norwegian based telecommunication aggregator & developer. Viva Technology commenced the initial commercialization of the MobileMail software through direct users in Scandinavia and establishing re-seller agreements in the Netherlands, the Middle East & North America. The MobileMail software was subsequently acquired by MobileMail Inc.

On March 30, 2004, MobileMail UK entered into an agency exploitation agreement whereby it undertook to commercially exploit the MobileMail software on behalf of four entities that had been granted license rights to the software by MobileMail Inc. Gary Flint was hired as managing director of MobileMail UK effective August 2004 with a view to establishing a commercially viable sales and marketing plan for the exploitation of the technology. At the time of entering into the agency exploitation agreement, the Mobilemail application required some major technical developments to bring the SMS enabling software in-line with the increasingly competitive SMS market place. Through consultation with Viva Technologies, Mobilemail UK engaged Zeno DA to complete upgrades to the MobileMail software in line with Mobilemail’s commercial development plans. Zeno DA is a Norwegian software marketing & development company formed by one of the original MobileMail developers employed by Viva Technologies.

The software upgrades completed by Zeno DA included changes made to the two end user interfaces, MailSMS and EasySMS, and to the Corporate SMS administration interface, plus architectural changes to the CorporateSMS server. This software development work included the following:

1)	MailSMS:

	a.	Improvements to the user interface
	b.	Fixing of program bugs
	c.	Re-branding with Mobilemail corporate design
	d.	Update to incorporate new server configuration

2)	EasySMS:

	a.	Improvements to the user interface
	b.	Fixing of program bugs
	c.	Re-branding with Mobilemail corporate design
	d.	Update to incorporate new server configuration
	e.	Activate group SMS functionality
	f.	Preparation of user manual

3)	CorporateSMS administration interface:

	a.	Improvements to the user interface
	b.	Fixing of program bugs
	c.	Installation of automated invoicing function

4)	CorporateSMS Server:

	a.	Constructing database interface to expand external communication functionality
	b.	Introduction of two way messaging functionality in order to enable SMS replies to be routed to a user’s e-mail inbox
	c.	Installation of new administration functionality in order to increase management control options
	d.	Expansion of functionality to allow for multiple SMSC gateway connections
	e.	Expansion of functionality to increase messaging parameters of SMSC gateways
	f.	Expansion to administration and account management reporting functionality

5)	General:

	a.	Produced installation guide for entire application
	b.	Provided fully commented source code and documentation related to database
	c.	Full systems test

Current Status of Development

All the above mentioned developments have been successfully completed by Zeno DA. As a result of these developments, the current versions of MailSMS and EasySMS allows two way communication between a user’s personal computer and any mobile wireless device. The MailSMS and EasySMS interfaces have been upgraded and re-branded to incorporate the desired usability and image for the technology. The increased functionality and intelligence of the administration interface provides the tools to easily administer client accounts and monitor SMS volumes.

We believe that changes in technology and increased competition require that we constantly review and improve the functionality of MobileMail software in response to client feedback and demands and updates in technology. We have identified a second round of development requirements that we presently plan to complete for the MobileMail software, as described below under “Plan of Operations – Software Development”.

PayPal Integration

We have recently successfully integrated an automated payment solution using PayPal into our product offering through the services of a freelance technical developer based in the Czech Republic. PayPal is an arms length provider of electronic payment services that enables customers to make payments via the Internet. We believe that this development is essential to the development of our business as it provides the tools for clients to automatically deposit funds for SMS credits into our central merchant account. The PayPal server automatically communicates securely with our CorporateSMS server to update both corporate account and user account balances.

OUR BUSINESS MODEL

We have developed a two tier business model based on two separate routes to market. Each of these business models represents our plans to commercialize our MobileMail software. Each of these business models represents a significant aspect of our business plan and there will be a significantly higher risk that our business will fail if either of these business models is unsuccessful. While we plan to pursue each business model as part of our plan of operations, we are at the early states of the commercialization of our technology. Accordingly, there is no assurance that either business model will be successful. Further, we may elect not to pursue either of the following business models or change our business model in response to our success or lack of success in pursuing commercialization of our technology.

Direct Sales Model

Our strategy is to identify and target corporate users in niche markets within the United Kingdom and Europe that we believe will benefit from sending instant messages and/or scheduled message reminders. Our objective will be to effectively align the core functionality of the MobileMail application with our client messaging needs. The MobileMail software has been developed with the objective of being an extremely flexible product that is easily incorporated into potential clients’ systems and business processes. We will market the MobileMail software to corporate users on the basis that it will enable communication directly to both customers and employees, thus providing an effective, low cost communication channel that is capable of informing the recipient of product and service updates or appointment reminders. Specifically, we plan to target corporate users within the following industries:

  After sales market within the automotive industry.
  Service industries: e.g. delivery services, maintenance technicians, recruitment agencies
  Private practises, including large-scale private healthcare practises, private doctors, dentists, hairdressers, social organisations, and sports clubs.

Under this business model, we will provide customers with a fully managed SMS messaging service. Corporate users will register with MailSMS and EasySMS via our user “Corporate Account” capture forms that may be accessed on our central website or call our London based administration support. Upon registration of their “Corporate Account” details, “Corporate Account” users will be set up with a “Corporate Account Code”, “Username” and “Password” providing them access to the front end user messaging interfaces, the CorporateSMS administration interface and the automated on-line SMS payment system, operated via PayPal. Users will be sent an automated e-mail clarifying their “User” account details and providing them with a link to download the MailSMS or EasySMS client interfaces.

We will offer the following services to our customers under the direct business model:

  Full installation support & training
  No set up / monthly license fees
  Free product upgrades
  Low cost SMS prices

  Automatic update of SMS balances via PayPal payment system
  Specified administrators will be granted “Corporate” level access to CorporateSMS administration interface (see below)
  Complete operator manuals for MailSMS, EasySMS and CorporateSMS.

“Corporate” account administrators will be able to perform the following functions:

  Create additional “User” accounts associated to the “Corporate Account”
  Amend current “User” account information
  View sent SMS statistics specific to that “Corporate Account”
  Access to phonebook of all “Corporate Account” members

We will earn revenues under the direct business model based on the number of SMS messages sent by our customers using our MobileMail software solutions.

Strategic Partnership Model

We plan to market our MobileMail software solutions to companies with established client networks that could benefit from our SMS enabling software by being able to offer our MobileMail solutions to their clients. Prospective companies that we plan to target for our strategic partnership model include companies engaged in the following businesses:

  Telecommunication Aggregators
  Mobile Content Aggregators
  Software Value Added Reseller’s (VAR’s)
  Internet Service Providers (ISP’s)
  Marketing Agencies – SMS, email marketing & web development

We plan to pursue strategic partners by targeting a variety of technology, media and telecommunication based companies located across Europe, SE Asia and North America. We believe that the simplicity, flexibility and functionality of the MobileMail application is attractive for adoption by prospective strategic partners. The application can be easily incorporated, with a minimum of technical development, into client e-mail applications, CRM databases and any number of SMSC gateways. We believe that the MobileMail solution offers prospective strategic partners the ability to generate additional revenue flows through issuing clients corporate licenses plus profit sharing arrangements on all SMS messages sent though the application. This business model would be facilitated by the web based administrative interface, CorporateSMS, which provides a clear, transparent method of controlling all client account licenses and control over the pricing structure of individual messages, providing our partners with the tool to control the pricing model and revenue generation.

We have developed two distinct strategic partnership models:

MobileMail Hosted Server Model

Under our MobileMail hosted server model, we would grant to strategic partners a license to distribute the MobileMail software to their client base. We would not charge the strategic partners any up-front or ongoing license fee. Rather, we would earn revenues on a profit sharing basis with the strategic partners based on the volume of SMS messages sent by clients of the strategic partners. Under this business model, we would be responsible for maintenance of the CorporateSMS back-end server and the installation, support and training of the software on the clients of the strategic partners. All clients would be provided with the MailSMS or EasySMS software for installation on their personal computers. Each client’s software would link to the CorporateSMS server that we would operate. The strategic partners would be responsible for ongoing support of the MobileMail application to their clients. Each strategic partner would be granted “system administrator” rights to the CorporateSMS interface in order to provide them with the ability to manage their client accounts. These “system administrator” rights would enable the account administrators can perform the following functions:

  Create and amend “Corporate” & “User” accounts
  View sent SMS statistics specific to all “Corporate Account” created by system administrator
  Create revenue model in consultation with Mobilemail account manager
  Control billing requirements – pre-pay or monthly invoices available

We would arrange for the SMS gateway provider unless the strategic partner had a preferred SMS gateway provider. We would share all revenues generated from SMS messages sent through the MobileMail solution and license fees charged by the strategic partners to their clients. We are targeting revenue sharing on a 50-50 basis, although these amounts will be negotiated on a case-by-case basis and may vary as a result. Clients would be given the option to make electronic payments using the automated PayPal solution.

Independently Hosted Server Model

Under our MobileMail independently hosted server mode, we would grant a license to our strategic partner to install our MobileMail application on the partner’s own server. The strategic partner would independently operate the MobileMail application. Under this scenario, the strategic partner would pay to us an up-front license fee and ongoing monthly license fees. The strategic partner would then sell the MobileMail services to its customers. We would provide the strategic partner with the necessary software to implement the MobileMail solution, full installation of the software on the partner’s system, initial training in the use of the MobileMail software and product updates as they became available. The strategic partner would retain all revenue from SMS messages and any sub-license fees generated from the partner’s client base. The strategic partner would have the ability to select their preferred SMS provider and to enter into their own fee structuring arrangements with their clients. We would also grant the partner the right to “re-brand” the front-end user applications for an additional fee. The strategic partner would be granted “super-administrator” rights to the CorporateSMS application which would provide the partner with the following abilities:

  Manage all client accounts from one central web interface
  Change the language of the application for international clients
  Select multiple SMSC gateway providers
  Apply shared short codes for two way messaging
  Control the pricing structure applied to specific accounts, including license fees and prices per SMS message
  Set limits to SMS volumes on specific accounts
  Control billing requirements – pre-pay or monthly invoices available
  Full access to SMS messaging reports & statistics
  Create additional “System Administrator” accounts
  Amend current “User” account information
  Access to all “Corporate” & “User” Accounts

PLAN OF OPERATIONS

Overview

We plan to implement a sales and marketing strategy with the objective of commercializing and achieving the first sales of our MobileMail messaging solutions. We plan to market our MobileMail messaging solutions both to potential direct users within certain niche markets and to potential strategic partners operating primarily within the mobile telecommunication industry.

While we undertake our sales and marketing strategy, we also plan to increase the functionality of our MobileMail software through a series of further development releases and additional partnerships with companies owning technologies that can add value to the Mobilemail product range. Examples of such enhanced functionality include the ability to undertake e-mail marketing applications and to provide premium SMS capabilities. We believe that adding such features to our MobileMail messaging solutions will increase our ability to market and achieve sales of our messaging solutions.

Marketing

Our initial marketing efforts are planned to consist of a combination of an interactive e-mail and SMS marketing to identified companies and individuals, internet promotions based on search engine optimization and a pay-per-click campaign to maximise the accessibility of our central MobileMail website in the various search engines. We plan to continue to promote any further business partnerships and developments through the re-seller channel press and more industry specific journals targeting direct users in the United Kingdom and Western Europe.

Direct Users

We plan to undertake a targeted marketing campaign that will centre on the use of email, SMS and telephone marketing in order to reach prospective direct users of our MobileMail messaging solutions. We plan to distribute free test accounts to companies and individuals that are targeted as direct user customers via e-mail. The free test accounts would be downloaded by the prospective customer from our central MobileMail website. We plan to provide individual users with a supply of free SMS credits as an incentive to get them to try our service. Such offers and general promotions are planned to be advertised through a co-ordinated search engine optimization and pay-per-click web campaign, whereby we pay to raise our visibility on the main search engines; Google, MSN & Yahoo, as well as placing direct links to our site based on specific keywords entered into the search engines, e.g. “SMS software” or “email to SMS”. We have budgeted an initial upfront expenditure of $2,000 for this aspect of our marketing campaign, followed by bi-monthly expenditures of $1,000 every two months for continued optimization and keywords.

We also plan to undertake a public relations campaign targeting industry specific press. We may engage a public relations company to assist us in this aspect of our marketing campaign.

Our targeted focus on direct users will be on the following niche’s within the United Kingdom market:

Car Dealerships – after sales market
Service companies – delivery companies, mobile technicians, call centre based industry
Medical practises – private doctors, dentists, osteopaths and other professionals

Strategic Partners

We plan to establish third party re-seller distribution networks with strategic partners who would re-sell our MobileMail messaging solutions to their customers using either our MobileMail hosted server business model or our independently hosted server business model. We plan to market to prospective strategic partners within the United Kingdom and in international markets, with a specific focus on emerging markets that are experiencing increasing mobile phone and internet penetration, including South-East Asia, Eastern Europe and Latin America. We plan to channel our sales and marketing efforts into researching and contacting companies operating within the following sectors:

Telecommunication Service Aggregators

We believe that our MobileMail messaging solutions have the potential to provide telecommunication service aggregators with additional value added services and corresponding increased revenue opportunities. We plan to focus primarily in emerging markets where mobile based communications are growing, and SMS is an accepted medium of communication.

Internet Service Providers (ISP’s)

We believe that our MobileMail messaging solutions have the potential to provide a sales channel for Internet service providers to their customers. We believe that we can offer Internet service providers a flexible business model based on a direct, per user licensee fee or a simple revenue share on SMS volumes.

E-mail/SMS Marketing

We plan to market our Corporate SMS/MailSMS solution to businesses offering e-mail and SMS marketing solutions. We believe that our MailSMS software’s integration with MS Outlook provides a degree of differentiation from the standard web email/SMS applications. We believe that our products could be added to such businesses’ product offerings in order to compliment their current product range.

We have signed or are negotiating the signing of re-seller agreements with a number of third parties to sell our MobileMail messaging solutions:

1.            Zeno DA

We have a joint marketing initiative in place in Norway with Zeno DA, a firm that includes the original developers of Viva Technology, under a re-seller agreement dated June 14, 2005. This agreement sets out the terms under which Zeno has agreed to act as our agent for the sale and support of the MobileMail software in Norway, and sets the mark-ups, prices and the division of license and SMS fees received by Zeno DA from our Norwegian customers for the various components of the MobileMail software. The agreement also sets out the terms and conditions governing the relationship between the parties, including licenses, maintenance and support and the use of trademarks. Under this agreement, Zeno also agreed to carry out the upgrades to our MobileMail software described below under “Software Development”.

We have purchased the Norwegian domain www.mobilemail.no to help us reach end users in Norway.

2.           Telewide Enterprises

Telewide enterprises is a Hong Kong based firm that offers us an opportunity to market our MobileMail messaging solutions into China and S.E. Asia. We plan on working with Telewide to again co-ordinate a joint marketing campaign to boost their clients’ awareness of our MobileMail messaging solutions, as well as utilising Telewide as a local agent to promote our technology to local network operators and additional telecommunication service aggregators. We believe that our ability to offer our MobileMail messaging solutions will be increased upon release of our Unicode compliant version, allowing the sending of Chinese characters.

3.           PennyCom Communications

We have provided PennyCom with promotional marketing material outlining our MobileMail messaging solutions. Our aim is to reach their broad customer base though our email & SMS marketing campaigns.

4.           Mira Networks

We signed a re-seller agreement with Mira Networks on November 8, 2005, to provide sales and support for our MobileMail software to customers in South Africa. The agreement sets out the license and maintenance fees to be paid by Mira, and provides the terms governing the relationship between the parties, including licenses, maintenance and support and the use of trademarks.

We have also entered into sales referral agreements with Equal Mobile Limited and Creon Digital UK whereby we have agreed with these parties to refer to each other customers and that the introducing party will be paid, by the receiving party, a fee equal to 25% of the net profits derived from such introductions.

Agency Agreements

We may appoint agents within specific targeted regions who would be appointed as our local agents with a view to securing sales of our MobileMail messaging solutions. We anticipate that we would compensate local agents based on a revenue sharing model whereby we would pay the agent a percentage of revenues as a fee or commission on revenues that we earned from the customer provided by the local agent. We would be responsible for all installation, support, training and ongoing application support directly to customers in a local agent scenario.

SMSC Gateways

To ensure that we are able to provide our clients with a complete SMS technology solution, we are required to partner with SMSC gateways that provide the global connections to the various network operators around the world. An SMSC provides a number of services, in particular the regulation of the transfer of text messages to mobile phone handsets via the network operators. There are a number of companies that aggregate gateway connections to the SMSC’s, ensuring a single point of access to a global network of SMS gateways and network operators. SMSC’s also handle the two way connectivity with the network operators.

We are currently utilising a South African based SMS gateway service provider, Clickatell, who have connections to over 569 networks in 183 countries. They provide bulk SMS messaging volumes at a competitive price. We plan to purchase SMS credits from Clickatell in bulk, and sell them on, at a pre-determined mark-up, to our direct users. Our CorporateSMS billing system can provide both pre-paid and monthly invoicing of SMS credits used. We are constantly reviewing the service offering of a number of global SMS providers with a view to securing more competitive rates for bulk SMS messaging. As discussed below under the heading “Competition”, we consider Clickatell to be a competitor as they are a provider of SMSC services in addition to being a provider of SMSC gateway services.

If we are able to generate significant SMS traffic through our MobileMail messaging solutions, we plan to renegotiate SMS prices with our current global SMS providers based on higher volumes, with the objective of reducing our operating costs. We also plan to add additional gateway connections to specific SMS providers in order to ensure we are able to provide our customers with a comprehensive and competitive service. We have identified potential partners and are in the process of establishing an HTTP interface. We believe that partnering with additional gateways may also provide us with an opportunity to sell our technology to the gateway provider’s client base and provide them with the front end software to connect to their gateway services.

PremiumSMS Enabling Technology

We plan to investigate the addition of premium SMS enabling technologies to our MobileMail messaging solutions with the objective of increasing the range of SMS related services that we are able to offer to our clients, thereby adding a potential additional revenue source. Again, we have identified potential partners within this field that may enable us to offer our clients premium short-codes enabling them to create SMS competitions, subscription campaigns and allow mobile users to request further product or service information, such as ring-tones or screensavers. Short-codes are a means to enable a user to send a message to a pre-defined address using a pre-specified five digit short code. Mobile users initiate the communication by texting a key word to a pre-specified five digit short code (For example text “Info” to 12345). Through a simple user interface, the campaign manager can automate a response back to the mobile user. For example, an SMS message detailing exhibition dates and special offers on tickets, or confirming entry to a competition for free entry tickets can be immediately forwarded to a user upon receipt of the user’s text message via the short-code. Short-codes are also a great way of capturing a user’s mobile contact details for future use.

Content Providers

We plan to investigate the addition of a range mobile content, for example Java based games, real sound ring-tones, celebrity images, that could be added to our MobileMail messaging solutions. We believe that this additional functionality could open up new market opportunities with our prospective clients, providing them with the tools to create a fully interactive SMS marketing campaign and delivery platform for mobile content.

Software Development

We do not have the internal ability to carry out software development work on our MobileMail software. Accordingly, we have outsourced the software upgrades and developments planned for our MobileMail software to Zeno DA a private, arms-length company. We also anticipate engaging Zeno DA for future software development work.

We have entered into an agreement with Zeno DA that combines a Scandinavian sales and distribution channel with additional developments to add to the product offering of our MobileMail software. We have agreed to waive the up-front license fees associated with the independently hosted solution in exchange for specified technical developments and on-going application support to be completed by Zeno DA. The developments are summarised as follows:

  Zeno DA will upgrade our MailSMS and CorporateSMS software in order to enable the software to be capable of sending non-western characters such as Chinese and Arabic. We believe that this upgrade will significantly boost the potential marketability of our MobileMail messaging solution throughout South-East Asia, thereby allowing us to regain contact with a number of potential sales channels who require this functionality.

  Zeno DA will create a web interface within the CorporateSMS administration database to allow the sending of bulk SMS messages to multiple recipients. Users will be able to import data lists directly from common file types. This addition will enable us to provide a robust bulk SMS solution to our prospective corporate customers.

  Zeno DA will add an SMS delivery confirmation feature in CorporateSMS administration interface. The SMS log will have a “Status” column to display the status of each and every message, an important feature for many of our corporate clients.

  Zeno DA will activate the sending of WAP push messages through the CorporateSMS server. WAP refers to wireless application protocol which is a global protocol used in many newer wireless devices that allows the user to view and interact with data services. WAP protocols are generally used as a means to view Internet web pages using the limited transmission capacity and small display screens of portable wireless devices. WAP push SMS messages are still the most common medium for the delivery of business to peer multimedia rich services. A WAP push is effectively a simple SMS within the header of which is included a link to a WAP address. On receiving a WAP push, the compatible handset will automatically give the user the option to access the WAP content (e.g. ring-tones, images, or java games). In this way the WAP push directs the end user to a WAP address where particular content may be stored ready for viewing or downloading to the handset. The address could be a simple page or an entire WAP site. A major benefit of WAP push is the ability to send data to a mobile subscriber without an explicit ad hoc request by the end user.

  Zeno DA will upgrade our software to allow users to set the “Sent By” field as either a text or a number, allowing the sender to choose how the recipient views the SMS. This feature is especially useful for marketing purposes as the recipient can immediately recognise from whom the text message has been sent, as the sender can use the company’s name as an identifier.

  Zeno DA will assist us to develop new gateway HTTP interfaces with SMSC gateway providers.

Additional Development

As the total volume of the SMS messages sent through our SMSC gateway connections increases, so too will the demands placed on our internet interfaces. The higher the SMS message volumes, the more complex the interface required. Our current connection will require some additional development to ensure a more efficient and scalable application capable of sending bulk SMS volumes. This will require an external developer to re-configure our current interface. We anticipate that this should take no longer than 2 days, costing no more than $1,000.

We also plan to complete the automation of account capture forms hosted on our central website which would supply users with automated e-mail and SMS confirmation of their new account details. The estimated cost of this development work is $1,000.

MARKETING STRATEGY

Overview

Our marketing activities to date have been centred on raising the profile of the MobileMail software to both direct users in the United Kingdom and Europe and communicating our MobileMail messaging solutions to prospective strategic partners with a view to securing value adding partnerships. Due to the advanced nature of the United Kingdom telecommunications market, the majority of our marketing efforts and subsequent contact to date has been outside of the United Kingdom. Specifically, we have targeted areas of South-East Asia, China, South Africa, North America & Australasia.

The level of marketing activity has been restrained by our limited financial resources. As such we have been unable to promote our MobileMail messaging solutions in regional, national or international press through direct advertising or through web based advertising. Our focus has been to raise our profile through a combination of working with public relations specialists, targeted e-mail campaigns, web site promotions, web forums, industry networking events and trade shows. In addition, we have on occasion employed freelance sales and marketing specialists arranged by Outlander Management to assist with the development of our sales and marketing strategy.

Direct Users

The majority of our marketing activities directed at prospective direct user customers has been based around the development of our central website at www.mailsms.co.uk. We have designed our web site as a promotional tool to highlight the benefits of utilising our SMS enabling technology, whilst providing interested corporate users and individuals the tools to register with Mobilemail in order to receive a free trial version of the application. We believe that the recent development of the automated PayPal payment solution has the potential to greatly benefit direct users, allowing them to purchase SMS credits without the need to contact the Mobilemail sales support. It is our intention to increase the visibility of our web site to the general public, helping to increase the traffic to the site and future business opportunity.

Our website has been submitted to the three major search engines, Google, Yahoo & MSN. We have implemented a web tracking tool to assist us in analysing any traffic that hits our site. A comprehensive Search Engine Optimisation (SEO) & corresponding Pay-Per-Click campaign is central to our future marketing plans for direct users, with the objective of ensuring that the Mobilemail website is highly visible when interested parties search for SMS & e-mail related products on the Internet.

The Internet has also provided an opportunity to investigate and build sales pipelines through extensive research of the niche markets identified through our work with our sales and marketing specialists from Outlander Management. We have identified a large number of companies that fit within our target markets. It is our clear intention to embark on an interactive e-mail/ SMS marketing campaign to make the initial contact with such companies, following up with a series of phone call enquiries.

INTELLECTUAL PROPERTY

We own intellectual property rights relating to the MobileMail suite of software applications that includes trade secrets and copyright. We seek to protect our intellectual property by generally limiting access to it, treating portions of it as trade secrets and obtaining confidentiality or non-disclosure agreements from persons who are given access to it, including our developers.

TradeMark Applications

MobileMail Inc. made an initial trademark application for the name “MobileMail” in the United Kingdom in 2004. The application was rejected due to identical applications already being in existence. We have been advised by legal counsel it may be possible to re-apply for trademark protection by adding a distinctive (not descriptive) logo or an extra word or words to the “MobileMail” name. We plan to evaluate a re-submission for trademark application with a distinctive (not descriptive) logo or an extra word or words as our business progresses and if we have sufficient funds with which to pursue the trademark application.

We asked a trademark advisory service in the United Kingdom to review the potential of a trademark application for “MailSMS” and advise us on the chances of acceptance. Their recommendation was to submit the trademark application along with a suitable logo, one that took emphasis away from the text. Upon their review of our proposed logo, we were further advised that the mark we submitted was not sufficiently distinctive to distinguish our services from those of other companies. Their search also turned up other similar trademarks for similar services. We intend to continue to re-evaluate the possibility of proceeding with a trademark application for “MailSMS” using a modified proposed MailSMS logo.

We also asked the trademark advisory service to review our trademark application for “EasySMS” in December of 2004. They reported that an identical mark was at the “Examined” stage of the application process in the same classes which our trademark was to be registered in, and that in their view, our application for a trademark would almost certainly be refused by the Examiner. We also intend evaluate the possibility of proceeding with a trademark application for “EasySMS” using a modified proposed EasySMS logo.

Given the lack of success with our initial trademark application and the possible conflicting marks identified by our trademark searches, we cannot provide investors with any assurance that we will be able to achieve any trademark protection for any of the “MobileMail”, “EasySMS”, “MailSMS” and “CorporateSMS” names that we use in connection with our SMS messaging solutions. As a result, third parties might be able to sell competing products with names incorporating these terms, and our ability to build goodwill and brand recognition for our products may be compromised. Further, there is a risk that a competitor or other business or person may claim that our use of the “MobileMail”, “EasySMS”, “MailSMS” and “CorporateSMS” names in connection with our SMS messaging solutions violates the trademark or other intellectual property rights of the competitor or other business or person. We have not received any such claims to date.

Patents

MobileMail Inc. was advised by their legal counsel that an application for patent protection covering the MobileMail software would likely be declined on the grounds that the MobileMail software had already been commercially accepted. Accordingly, we believe that we will not be able to obtain any patent protection for the MobileMail software.

COMPLIANCE WITH GOVERNMENT REGULATION

We must abide by regulations imposed by government regulatory authorities in deploying our MobileMail software solutions. The majority of regulations within the telecommunications industry that apply to mobile messaging are created by industry bodies producing codes of conduct that outline the rules that network operators, content providers, carriers, technology providers and advertisers must adhere to when providing telecommunication services to the public. These codes of conduct generally focus on protecting consumers against unwanted e-mails being delivered to their mobile devices.

We intend to thoroughly investigate the regulations imposed in each jurisdiction in which we intend to expand our business prior to commencing any marketing efforts in such jurisdiction. In some cases, the cost of compliance with a jurisdiction’s regulations may preclude us from providing our services to customers in such jurisdiction. The following is a summary of the regulations in place in a number of our prospective jurisdictions.

In Europe, we are subject to The Independent Committee for the Supervision of Standards of Telephone Information Services (“ICSTIS”; www.icstis.org.uk). ICSTIS is the industry-funded regulatory body for all premium rate telecommunications services, and has the responsibility for regulating the provision, content, promotion and marketing of services in this industry through its code of practice. The regulations are specific to premium SMS services, whereby recipients of the SMS are charged a pre-determined fee for requesting content delivered via SMS, such as ring-tones, games and audio files. There is no immediate financial implication to us in complying with these regulations.

The Mobile Marketing Association in the United Kingdom (“MMA UK”) is the industry association responsible for mobile telecommunications marketing. The MMA UK has produced a code of conduct which sets out the practical mandatory standards and best practise guidelines in relation to the provision and operation of mobile marketing services based on the MMA UK’s interpretation of current legislation in the United Kingdom. The MMA UK code was drafted in response to “The Privacy and Electronic Communications (EC Directive) Regulations, 2003”, which governs the rules for unsolicited communications and electronic marketing in the United Kingdom. Our MobileMail software is programmed to require that customers accept our standard terms and conditions of usage upon downloading of the MobileMail application. Our standard terms and conditions of usage require that the customer confirm its agreement to comply with the MMA UK code.

We are not currently a member of the MMA UK, though we intend to become a registered member as we add additional marketing-based applications to our service, such as e-mail marketing and other premium SMS capabilities. The current annual cost of this membership is approximately $600.

In Hong Kong and China, we will be subject to the Industry Code of Practice, which is a set of standard procedures which ensures suitable conduct of the operators in the assignment of access codes for value-added SMS/MMS services.

In South Africa, the SMS Code of Conduct prepared by the Wireless Application Service Providers’ Association (WASPA) sets out accepted procedures for the handling of complaints raised against any WASPA members. The objectives of the WASPA Code of Conduct are to ensure that consumers will be provided with accurate service and pricing information about available mobile services, and to provide consumers with a mechanism for addressing any concerns or complaints relating to services which they may have.

In the United States, the Code of Conduct prepared by the Mobile Marketing Association (“MMA US”) provides guidelines applying to companies marketing their products and services to consumers through voice, e-mail and SMS & MMS communications, particularly with respect to the sending of unwanted communications to consumers. The Code of Conduct is divided into six categories: choice, control, customization, consideration, constraint and confidentiality, and provides policies in each area that suppliers of mobile services must adhere to.

In Australia, the Spam Act 2003 prohibits the sending of “spam”, which is identified as a commercial electronic message sent via email, short message service (SMS), multimedia message service (MMS) or instant messaging, without the consent of the addressee. The Spam Act is currently under review by the Australian Direct Marketing Association.

COMPETITION

The mobile communications market is a highly competitive marketplace that is fragmented into many different sectors. The main focus of our business will be within the SMS communication sector. The main direct competitors within the SMS market presently include application providers and access providers, each of which is discussed below:

Application Providers

An application provider is a service entity that develops technology and provides a service to the end user. There are a number of companies currently providing SMS enabling technology. The following tables list the companies that we believe to be the key companies servicing the United Kingdom and Western Europe.

(aq) Limited – sms2email
Mediburst Ltd.
General Wireless AB
M-Science Messaging – Technology Ltd.
Cygnet Internet Service Ltd. – KAPOW!
Netsecrets Ltd. – FastSMS

The range of services offered by the majority of these competitors is comprehensive, primarily specialising in e-mail to SMS technology including PremiumSMS services, bulk SMS marketing campaigns and fax and e-mail based services.

Access Providers

Access providers include business that provide SMSC (Short Message Service Centre) services and SMS Gateway Connectivity Providers. These competitors include the following businesses that we have identified:

Clickatell (Pty) Ltd.
2Ergo Group Plc
Mblox Inc.
Wireless Information Network Ltd. (WIN)
Jersey Telecom Limited
MX Telecom Ltd.

Businesses that act as SMSC gateways provide a number of services, in particular the regulation of the transfer of text messages between mobile phones. In order to link to multiple SMSC’s there are a number of companies that effectively aggregate gateway connections to the SMSC’s, ensuring a single point of access to a global network of SMSC’s and network operators. Such companies offer SMS enabling software and technical solutions to both corporations and individuals. As such, these companies are competitors. Further, these competitors typically have significant technical expertise and financial resources.

We currently use Clickatell as our provider of SMSC gateway services to provide the necessary delivery channels to mobile phone users via the network operators. Clickatell have partnered with application providers that offer SMS enabling technologies for corporate and individual users. This gives us an opportunity to offer our SMS-enabling technologies to smaller SMS gateways, network operators and mobile service aggregators that do not own any front-end software for client interaction and messaging. This opportunity is enhanced by the flexibility of our partnership business models, providing such companies with a choice of revenue generating business models and white-label solutions.

Competitive Strategy

We believe our MobileMail software and sales models provide us with the following competitive advantages which we plan to use as the basis for competing with competitors in our marketplace:

  No set up license fees for affiliated partners

  Low SMS messaging costs for low and medium SMS messaging volumes

  Flexible partnership scheme with attractive profit sharing scheme

  Low license fees for independently hosted, white-label solution

  Automated SMS templates linking to information held in Microsoft Outlook

  A familiar and intuitive user interface

  International market focus

We believe that the main competitive element of the e-mail-to-SMS market in which we compete is price, specifically the actual price per SMS message sent. We are not in a position to compete with companies handling larger SMS volumes (in excess of 100,000 SMS per month). The current features of our primary product, MailSMS, make it unlikely that users will use MailSMS to carry out bulk SMS campaigns. However, we believe that our rates for low to mid-range SMS volumes will be competitive within the market. We also believe that, as SMS volumes using our MobileMail software increase, so too will our bargaining power with Clickatell and other SMSC gateway providers, allowing us to negotiate lower SMSC gateway fees and further reduce our message pricing and boost our competitiveness within the industry.

While our current size makes it difficult for us to compete with the service and technical support offered by the majority of both application and access providers, our strategy is to establish suitable partnerships with companies that provide their own technical support to their client base. In addition, our relationship with our software developers, Zeno DA, will allow us to introduce customized developments to our products that address the demands of our customers. By securing successful partnerships, we believe we will be able to offer a competitive level of service and improve our competitive position within the market.

Most of our competitors have the potential to be our partners depending on whom they are targeting in their sales efforts and the current functionality of their product and service offerings. Other application providers may not have a corporate messaging product and instead be focused solely on their bulk SMS marketing campaigns. We are in a position to license our MobileMail software to such companies. Companies with a full range of telecommunication solutions are also an attractive partner in as much as we can cross-sell their products to our client base. We believe our profit-sharing model to be very competitive, offering potential partners as much as 50% of profit on SMS revenues and any applicable license fees. We are not charging set-up fees to partners using our fully hosted application, which further enhances our competitiveness. Our partner channels are free to utilise their own preferred SMS providers. Our API interface allows easy interaction with multiple SMSC gateways, providing company’s with the opportunity to exploit established business relationships with the gateways, which will result in cheaper SMS prices for them. In addition, our administration interface has been designed specifically to allow us to incorporate and manage our 3rd party re-sellers with a minimum of administrative burden.

We will offer promotional packages for all newly established partners in order to raise the profile of our MobileMail technology to our partners’ client base. Our current package comprises a number of free SMS credits for the first ten clients to utilise our technology, along with further discounts on any additional purchases of SMS credits. This will present us with an opportunity to provide some promotional information to raise our profile and competitive position within the industry.

EMPLOYEES

As of the date of this prospectus, we have one full-time employee, namely Mr. Gary Flint, our sole director and executive officer.

RESEARCH AND DEVELOPMENT EXPENDITURES

Since inception in August 2003, MobileMail UK has paid a total of $10,307 in development costs, the majority of which was paid to Zeno DA to perform development work to the MobileMail software. The developments were required to ensure the commercialisation of the software in line with market conditions, and to increase the flexibility and scalability of the application

SUBSIDIARIES

We have one wholly-owned subsidiary, namely MobileMail UK.

REPORTS TO SECURITY HOLDERS

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We plan to register our common stock under the Securities Exchange Act of 1934 concurrent with the effectiveness of this registration statement. Thereafter, annual reports will be delivered to security holders as required or they will be available online.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

PLAN OF OPERATIONS

We plan to exploit our SMS messaging technology in its present form and to develop a market for our MobileMail messaging solutions, currently consisting of our MailSMS, EasySMS and CorporateSMS software. As such, the primary objective of our current plan of operations is to market our MobileMail messaging solutions with the objective of generating our initial revenues and establishing greater awareness and acceptance of our MobileMail messaging solutions in our marketplace. We plan to undertake a sales and marketing campaign directed at prospective direct user customers. We will also pursue creating relationships with strategic partners with the objective of earning our revenues from both our MobileMail hosted server business models and our independently hosted server business models. We anticipate continuing with ongoing development work on our products with a view to increasing the features and functionality of our MobileMail messaging solutions. Our plan of operations is described in greater detail about under the heading “Description of Business – Plan of Operations”.

Our plan of operations for the next twelve months is to complete the following objectives within the time periods and within the budgets specified:

1.

We plan to carry out sales and marketing of our MobileMail messaging solutions with the objective of securing sales to direct users and entering into agreements with strategic partners under our MobileMail hosted server business models and our independently hosted server business models. We anticipate that marketing activities will be carried throughout the course of the next twelve months. We anticipate that we will spend approximately $9,000 per month on marketing activities during the next twelve months, for a total anticipated expenditure of $108,000 over the next twelve months. This amount is primarily comprised of the salary we will pay to Gary Flint, our sole executive officer and director, who will carry out our marketing activities. Mr. Flint is paid a salary of approximately $6,000 per month.

2.

We anticipate spending approximately $15,000 over the next twelve months to acquire SMS credits to be purchased from SMSC gateways. We also intend to use any revenues that we earn during the next twelve months to purchase additional SMS credits to be used in our business.

3.	We anticipate spending approximately $3,000 over the next twelve months in continuing the upgrading and development of our MobileMail software.

4.

We anticipate spending approximately $2,000 in ongoing general and administrative expenses per month for the next twelve months, for a total anticipated expenditure of $24,000 over the next twelve months. The general and administrative expenses for the year will consist primarily of rent and office services, technical support and hosting services and general office expenses.

5.

We anticipate spending approximately $40,000 in completing the filing of this registration statement and complying with our obligations as a reporting company under the Securities Exchange Act of 1934. We anticipate that these expenses will consist primarily of professional fees relating to the preparation of our financial statements and completing our annual report, quarterly report, current report and proxy statement filings with the SEC.

As at September 30, 2005, we had cash reserves of $124,986 and a working capital deficit of $41,764. Effective November 30, 2005, we converted $80,000 of loans that were outstanding as of September 30, 2005 into common stock, thereby increasing our working capital by $80,000. As at March 31, 2006, our cash reserves had decreased to $108,045 and our working capital deficit had increased to $121,934. Our planned expenditures over the next twelve months in the amount of $190,000 will exceed our cash reserves and working capital. We presently have sufficient cash to fund our operations for the next four months. However, we anticipate that we will require additional financing in the approximate amount of $210,000 order to enable us to sustain our operations for the next twelve months.

During the twelve month period following the date of this registration statement, we anticipate that we will not generate revenues that exceed our operating costs. We anticipate based on our current cash and working capital and our planned expenses that we will be able to continue our plan of operations over the next four months without additional financing. We believe that we will require additional financing in order to commercialize our MobileMail messaging solutions in order to earn revenues that exceed our operating expenses. We believe that debt financing from third parties will not be an alternative for funding of our planned activities as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We are presently in negotiation with a small number of investors for the advance of loans that would be convertible into shares of our common stock and possibly also warrants to purchase additional shares of our common stock. We have entered into subscription agreements with two investors who advanced $100,000 to us in March 2006 as convertible loans. The loans are evidenced by convertible notes issued in accordance with the terms of the subscription agreements executed by each investor. Each convertible note is for a two year term from the date of advance and bears interest at an interest rate equal to the prime rate of interest for U.S. banks as published in Money Rates Column of the Money and Investing Section of The Wall Street Journal from time to time. Each investor will have the right at any time commencing on the date of the quotation of our common stock on the NASD Over-the-Counter Bulletin Board and ending on the maturity date to convert the outstanding principal and accrued interest on each convertible loan into units at a conversion rate of $0.25 US per unit. Each unit to be issued upon conversion will be comprised of one share of our common stock and one warrant to purchase one additional share of our common stock. We may also seek to obtain additional financing from our principal shareholders, although none of our shareholders have committed to advance any shareholder loans to us. In the absence of such financing, we may not be able to continue our plan of operations beyond the next two months and our business plan will fail. If we do not continue to obtain additional financing, we will be forced to abandon our plan of operations and our business activities.

PRESENTATION OF FINANCIAL INFORMATION

Effective August 31, 2005, we acquired 100% of the issued and outstanding shares of MobileMail UK by issuing 12,000,000 shares of our common stock. Notwithstanding its legal form, our acquisition of MobileMail UK has been accounted for as a reverse take-over, since the acquisition resulted in the former shareholders of MobileMail UK owning the majority of our issued and outstanding shares. Because Maxtor Holdings Inc. (now MobileMail (US) Inc.) was a newly incorporated company with nominal net non-monetary assets, the acquisition has been accounted for as an issuance of stock by MobileMail UK accompanied by a recapitalization. Under the rules governing reverse takeover accounting, the results of operations of MobileMail (US) Inc. are included in our consolidated financial statements effective August 31, 2005. Our date of inception is the date of inception of MobileMail UK, being August 21, 2003, and our financial statements are presented with reference to the date of inception of MobileMail UK. Financial information relating to periods prior to August 31, 2005 is that of MobileMail UK.

CRITICAL ACCOUNTING POLICIES

Development Stage Company

We are a development stage company as defined by Financial Accounting Standards No. 7. We are presently devoting all of our present efforts to establishing a new business. All losses accumulated since inception have been considered as part of our development stage activities.

Revenue Recognition

We recognize revenue when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

Foreign Currency Translations

Our functional currency is pounds sterling (“GBP”) and the U.S. dollar. Our reporting currency is the U.S. dollar. All transactions initiated in other currencies are translated into U.S. dollars as follows:

(i)	assets and liabilities at the rate of exchange in effect at the balance sheet date;

(ii)	equity at historical rates; and

(iii)	revenue and expense items at the average rate of exchange prevailing during the period.

Unrealized exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholder’s equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized as income in the period when it is realized.

RESULTS OF OPERATIONS

The following summary of our results of operations should be read in conjunction with our audited financial statements that are included herein. References to the discussion below to fiscal 2006 are to our current fiscal year which will end on September 30, 2006. References to fiscal 2005 and fiscal 2004 are to our fiscal years ended September 30, 2005 and 2004, respectively.

					Cumulative
					From
					Inception
					(August 21,
	Six Months	Six Months	Year Ended	Year Ended	2003) to
	ended March	ended March	September 30,	September 30,	March 31,
	31, 2006	31, 2005	2005	2004	2006
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Unaudited))
Revenue	$5,253	Nil	Nil	Nil	$5,253
General and	($163,028)	($79,317)	($181,395)	($36,762)
Administrative
Expenses
Salaries and	$34,562	$40,667	($81,231)	($7,333)	$123,126
Wages
Accounting and	$84,036	$5,449	($37,960)	($26,420)	$148,416
Auditing
Travel and	$129	$14,029	($23,473)	($1,797)	$25,399
Promotion
Rent	$5,253	$5,637	($11,101)	($899)	$17,253
Management and	$2,247	Nil	$NIL	Nil	$2,247
Consulting
Development	Nil	$9,623	($10,307)	Nil	$10,307
Office and	$1,375	$2,428	($10,074)	($88)	$11,537
Information
Technology
Legal	$26,127	$1,127	($6,546)	($180)	$32,853
Filing	$8,967	Nil	Nil	Nil	$8,967
Depreciation	$332	$357	($703)	($45)	$1,080
Other Expenses
Intellectual	$2,500,000	Nil	Nil	Nil	$2,500,000
Property
Foreign Exchange	$1,255	Nil	Nil	Nil	$1,255
Loss
Interest Expense	$1,528	$23	($652)	Nil	$2,180
Loss for the Period	$(2,660,558)	$(79,340)	($182,047)	($36,762)	$(2,879,367)

Revenue

We generated our initial revenues from sales of our MobileMail messaging solutions in the first half of our 2006 fiscal year. These initial revenues were comprised of monthly license fees that we earned through our re-seller agreement with MIRA Networks, our South African distribution partner.

Salaries and Wages

Salaries and wages are primarily comprised of salary paid to Gary Flint, our sole executive officer and employee.

Increased salaries and wages during fiscal 2005 of $73,898 reflect the fact that Mr. Flint joined MobileMail UK in August 2004.

Our salaries and wages decreased to $34,562 for the first half of 2006 compared to $40,667 for the first half of fiscal 2005. The reduction in salaries and wages for the first half 2006 compared to the first half 2005 resulted primarily from the fact that no shares were issued during the first half 2006 to Mr. Flint under his compensation agreement, whereas compensation shares had been issued in each of our previous six fiscal quarters. The decrease was also attributable to a decrease in the foreign exchange rate of the U.S. dollar in terms of the Great Britain pound.

Travel and Promotion

Travel and promotion expenses increased by $21,676 from $1,797 during fiscal 2004 to $23,473 during fiscal 2005 as we increased our marketing efforts to initiate sales of our MobileMail messaging solutions. This increase in travel and promotion expenses included amounts attributable to the following: (i) sales and marketing support from Outlander Management ($14,855); (ii) our public relations campaign to promote the MobileMail software brand in the re-seller channel press and specific industry focused publications ($5,134); and (iii) travel expenses incurred in connection with the sales and promotional efforts of MobileMail UK ($1,687).

Our travel and promotion expenses decreased substantially from $14,029 in the first half of fiscal 2005 to $129 in the first half of 2006 due to our determination not to conduct sales and marketing and publicity activities during this period, other than those activities carried on by Gary Flint as our sole executive officer.

Accounting and Auditing

Accounting and auditing expenses are attributable to the preparation and audit of our financial statements. These expenses increased by $11,540 during fiscal 2005 compared to fiscal 2004 to reflect the additional accounting preparations for the registration statement process.

Our accounting and auditing expenses increased substantially from $5,449 in the first half of 2005 to $84,036 in the first half of 2006 as we completed the preparation and audit of our financial statements for fiscal 2005 and the preparation and filing of a registration statement with the United States Securities and Exchange Commission.

Legal

Legal expenses are attributable to legal fees paid to our legal counsel in connection with the completion of our corporate reorganization and our filing a registration statement with the SEC and becoming a reporting company under the Securities Exchange Act of 1934.

Legal expenses increased during the first half of fiscal 2006 compared to the first half of fiscal 2005 as a result of our completing our corporate reorganization and preparing and filing of a registration statement with the SEC.

Office and Information Technology

Office and information technology expenses increased by $9,986 from $88 for fiscal 2004 to $10,074 for fiscal 2005 as a result of our increased overall business activity, including the development and testing of the MobileMail software. This increase in office and information technology expenses included amounts attributable to the following: (i) the technical support services provided by Outlander Management ($3,885); (ii) computer costs, including hosting fees payable in connection with the hosting of our web site; (iii) our purchase of SMS credits from Clickatell; (iv) domain registration services ((ii), (iii) and (iv) total $4,463); and (v) telephone and postage and other miscellaneous office costs ($1,638).

Our office and information technology expenses decreased to $1,375 for the first half of fiscal 2006 compared to $2,428 for the first half of fiscal 2005 due to the termination of the agreement for technical support services with Outlander Management.

Rent

Rent expenses increased by $10,202 during fiscal 2005 compared to fiscal 2004. This was attributable to amounts paid to Outlander Management and Azuracle on account of our rent of share office premises in London, England. Our contract with Outlander Management was replaced with our agreement with Azuracle in July 2005.

Our rent expenses decreased to $5,253 for the first half of fiscal 2006 compared to $5,637 for the first half of fiscal 2005. The minor decrease resulted from a decrease in the foreign exchange rate of the U.S. dollar in terms of the Great Britain pound.

Development Costs

Our development costs decreased to $Nil for the first half of fiscal 2006 compared to $9,623 for the first half of fiscal 2005 which reflected the fact that we have signed a partnership agreement with Zeno DA that covers a set amount of additional development work to the MobileMail products as well as a distribution and revenue sharing agreement.

Intellectual Property

We expensed the intellectual property acquired in the first quarter of fiscal 2006 due to our determination that the cost of the intellectual property purchased during the current fiscal year does not meet the criteria for capitalization as set out in SFAS No. 86.

Loss

Our loss for fiscal 2005 increased by $145,285 compared to our loss for fiscal 2004 as a result of our increased business activity, consisting primarily of business development and marketing efforts in connection with our efforts to commercialize our MobileMail messaging solutions.

Our loss for the first half of fiscal 2006 increased to $2,660,558 compared to $79,340 for the first half of fiscal 2005 as a result of our increased business activity, our expenses attributable to filing a registration statement with the Securities and Exchange Commission and our write down of intellectual property.

LIQUIDITY AND CAPITAL RESOURCES

We had cash of $124,986 and a working capital deficit of $41,764 at September 30, 2005, compared to cash of $30,556 and working capital of $3,876 at September 30, 2004. We had cash of $108,045 and a working capital deficit of $121,934 as at March 31, 2006, compared to cash of $124,986 and a working capital deficit of $41,764 as at September 30, 2005.

Acquisition of MobileMail UK

Our acquisition of MobileMail UK was originally subject to our raising financing in the amount of $125,000 through a private placement of our common stock. We raised an aggregate of $127,680 in financing in connection with our acquisition of MobileMail UK. This financing included (i) a private placement of 953,600 shares of our common stock at a price of $0.05 per share for total proceeds of $47,680, and (ii) loans of $80,000. We entered into a closing agreement with the shareholders of MobileMail UK dated August 31, 2005 whereby the shareholders of MobileMail UK agreed to accept completion of these equity and debt financings as satisfaction of the condition precedent for the completion of our acquisition of MobileMail UK. The creditors who advanced the $80,000 subsequently converted their loans into 360,000 shares of our common stock upon the completion of our acquisition of ownership of the MobileMail software on November 30, 2005.

Plan of Operations

We estimate that our total expenditures over the next twelve months will be approximately $190,000, as outlined above under the heading “Plan of Operations”. While this amount will be offset by any gross profits that we earn from sales of our MobileMail messaging solutions, we anticipate that our cash and working capital will not be sufficient to enable us to undertake our plan of operations over the next twelve months without our obtaining additional financing. We presently have sufficient cash to fund our operations for the next four months. However, we anticipate that we will require additional financing in the approximate amount of $210,000 order to enable us to sustain our operations for the next twelve months.

Cash used in Operating Activities

We used cash of $110,808 in operating activities during the first half of fiscal 2006 compared to cash used of $43,814 in operating activities during the first half of 2005. Since inception, we have used cash of ($272,959) in operating activities.

We have applied cash generated from financing activities to fund cash used in operating activities.

Cash from Investing Activities

We acquired net monetary assets of $47,388 upon completion of our reverse acquisition with MobileMail UK.

We used cash of ($476) during the year ended September 30, 2005, which was attributable to purchases of equipment.

We did not use any cash in investing activities during the first half of fiscal 2006 compared to cash used of $418 in investing activities during the first half of 2005.

Cash from Financing Activities

MobileMail Inc. advanced $111,867 to MobileMail UK during the period from inception to September 30, 2005. This amount was converted into shares of MobileMail UK on May 9, 2005 which shares were then exchanged for shares of our common stock upon completion of the Share Exchange Agreement on August 31, 2005. As a result, no amount of this loan was outstanding as of September 30, 2005, March 31, 2006 or is currently outstanding.

We obtained loans totalling $80,000 in August 2005 in order to enable us to complete our acquisition of MobileMail UK. Upon the completion of our acquisition of the MobileMail software, the investors agreed to convert these loans into 320,000 common shares of our common stock at $0.25 per share. Accordingly no amount of these loans is currently outstanding.

As at March 31, 2006, we have an amount payable to Outlander Management of $14,048 for management services.

During the year ended September 30, 2005, we also became indebted to two separate companies with directors in common with one of our corporate shareholders. As at March 31, 2006, we owe $7,829 to one of these companies and $6,735 to the other company.

We generated cash of $95,318 from financing activities during the first half of fiscal 2006 compared to cash of $135,808 generated from activities during the first half of 2005.

Cash generated from financing activities during the first half of fiscal 2006 was primarily attributable to the sale of convertible promissory notes to two investors in the aggregate principal amount of $100,000 in March 2006. Each convertible note is for a two year term from the date of advance and bears interest at an interest rate equal to the prime rate of interest for U.S. banks as published in Money Rates Column of the Money and Investing Section of The Wall Street Journal from time to time. Each investor will have the right at any time commencing on the date of the quotation of our common stock on the NASD Over-the-Counter Bulletin Board and ending on the maturity date to convert the outstanding principal and accrued interest on each convertible loan into units at a conversion rate of $0.25 US per unit. Each unit to be issued upon conversion will be comprised of one share of our common stock and one warrant to purchase one additional share of our common stock.

Restatement

We amended our consolidated financial statements for the years ended September 30, 2005 and 2004 and restated our consolidated financial statements for the three months ended December 31, 2005 in order to increase the value attributed to the intellectual property acquired by us on November 30, 2005 pursuant to an agreement between us and MobileMail Inc. dated November 1, 2005. We issued 10,000,000 shares of our common stock to acquire the intellectual property. We had originally assigned a value to the intellectual property of $214,129, being the amount paid by MobileMail Inc. for the intellectual property. We amended and restated our financial statements to assign a value of $2,500,000 to the intellectual property. This restated valuation is based on a price of $0.25 per share which is equal to the price at which we sold shares of our common stock to arms length parties concurrently with our acquisition of the intellectual property.

The effects of the restatement on the financial statements is summarized as follows:

	For the Three	For the three
	Months Ended	Months Ended
	December 31,	December 31,
	2005	2005

	(Prior to	(Restated)
	restatement)

Loss for the Period	($300,156)	($2,586,027)

Loss per Share – Basic and Diluted	($0.01)	($0.12)

Comprehensive Loss for the Period	($302,063)	($2,587,934)

Comprehensive Loss per Share	($0.01)	($0.12)

Deficit – Accumulated during the development stage	($518,965)	($2,804,836)

We amended our financial statements as follows in order to reflect the restatement:

  our unaudited financial statements for the three months ended December 31, 2005 have been amended and restated;

  the subsequent event note to our audited financial statements for the year ended September 30, 2005 has been amended; and

  the subsequent event note to the audited financial statements of Maxtor Holdings Inc. for the period ended July 31, 2005 has been amended

Each of the above amended financial statements is included this prospectus.

Each of the above financial statements was originally included with our Original Form SB-2 Registration Statement originally filed with the Securities and Exchange Commission (the “Commission”) on December 16, 2005, as subsequently amended and declared effective on March 24, 2006. The Original Form SB-2 Registration Statement was withdrawn subsequent to its effective date.

Our board of directors concluded on April 7, 2006 that our unaudited financial statements for the three months ended December 31, 2005, our audited financial statements for the year ended September 30, 2005 and the audited financial statements of Maxtor Holdings Inc. for the period ended July 31, 2005 could not be relied upon because of an error in such financial statements as addressed in Accounting Principles Board Opinion No. 20. We were advised by our independent public accountant, Staley Okada & Partners, Chartered Accountants, on April 7, 2006 of their opinion that the correct method of valuation of the intellectual property acquired was to base the valuation upon the number of shares issued, being 10,000,000 shares, and the price at which we had concurrently issued shares to an arms length party, being $0.25 per share. Staley Okada & Partners further advised the board of directors that action should be taken to prevent future reliance upon our previously issued financial statements that referred to or were based upon the original method of valuation of the intellectual property. Our board of directors accepted the advice of Staley Okada & Partners and has consequently amended and restated our financial statements.

The amended and restated financial statements were filed with our Current Report on Form 8-K filed with the Commission on April 12, 2006. The Form 8-K included disclosures made in response to Item 4.02 of Form 8-K. We provided a copy of the disclosures that we made in response to Item 4.02 to Staley Okada & Partners, and requested that Staley Okada & Partners furnish to us as promptly as possible a letter addressed to the Commission stating whether or not Staley Okada & Partners agreed with our disclosures and, if not, stating the respects in which it does not agree. In response to this request, Staley Okada & Partners provided its letter to the Commission confirming its agreement to our disclosures in response to this Item 4.02. We filed a copy of the letter of Staley Okada & Partners as an exhibit to the Current Report on Form 8-K. A copy of this letter is filed as an exhibit to the registration statement of which this prospectus forms a part.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive business activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Future Financings

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

DESCRIPTION OF PROPERTIES

Our executive office is located at Suite 5.15, 130 Shaftesbury Avenue, London, England W1D 5EU. We occupy the premises under a contract with Azuracle, which provides us with office space in shared office premises and administration services, including telephone, reception and Internet access services in consideration of a management fee of £500 per month ($860 per month based on a foreign exchange rate on November 30, 2005 of $1.72:£1.0000) .

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;

  Any person proposed as a nominee for election as a director;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

  Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

Purchase of Founder’s Shares

Debra Rosales, our initial director and officer, acquired 500,000 shares of our common stock effective April 8, 2005 at a price of $0.001 per share. Debra Rosales paid a total purchase price of $500 for these shares.

Gary Flint

Gary Flint is our sole officer and director. Prior to our acquisition of MobileMail UK, Mr. Flint was the managing director and a shareholder of MobileMail UK. Under the share exchange agreement whereby we acquired MobileMail UK as our wholly-owned subsidiary, Mr. Flint received 1,416,867 shares in our company in exchange for his shares in MobileMail UK. Upon the acquisition of MobileMail UK, Mr. Flint was appointed to replace Ms. Rosales as our sole officer and director.

Mr. Flint provides his services as chief executive officer to us under a contract between Mr. Flint and MobileMail UK dated July 26, 2004. Mr. Flint is obligated to devote his full business time to our business. We have agreed to pay to Mr. Flint a salary of GBP 35,000 per annum. In addition, MobileMail UK agreed to issue to Mr. Flint up to a maximum of 245,000 ordinary shares of MobileMail UK. By agreement, all 245,000 shares were issued to Mr. Flint prior to the execution of the Share Exchange Agreement. These shares were exchanged for 1,416,867 shares of our common stock upon completion of our acquisition of MobileMail UK. No additional shares are issuable to Mr. Flint pursuant to his employment contract.

MobileMail Inc.

1.           Loan Agreement

MobileMail UK’s initial corporate activities were funded by MobileMail Inc. MobileMail UK entered into a loan agreement dated October 8, 2003 with MobileMail Inc. whereby MobileMail Inc. agreed to extend a secured loan facility to MobileMail UK in the maximum amount of £150,000 ($249,465, based on the foreign exchange rate on October 8, 2003 of $1.6631:£1.0000) . As at May 9, 2005, MobileMail UK’s outstanding debt to MobileMail Inc. under the secured loan facility was $111,867. MobileMail UK and MobileMail Inc. entered into a debt settlement agreement on May 9, 2005 whereby the outstanding debt was settled by the issuance to MobileMail Inc. of 1,075,000 Ordinary A shares in the capital of MobileMail UK. MobileMail Inc. subsequently exchanged these shares for shares of our common stock upon completion of the share exchange agreement on August 31, 2005.

2.           Share Exchange Agreement

MobileMail Inc. was issued 10,004,820 shares of our common stock on August 31, 2005 upon the completion of our acquisition of MobileMail UK pursuant to the Share Exchange Agreement. These shares were issued by us in exchange for MobileMail Inc.’s shares in MobileMail UK. The cost to MobileMail Inc. of its shares in MobileMail UK was $123,133, being $111,867 for the shares issued upon the debt settlement and £6,550 ($11,266 per month based on a foreign exchange rate on November 30, 2005 of $1.72:£1.0000) for the purchase of its initial shares of MobileMail UK. MobileMail Inc. subsequently transferred 4,495,000 shares to four of the selling shareholders named herein in private transactions.

3.           Ownership of the MobileMail Software Technology

Viva Technology, a Norwegian based telecommunication aggregator and developer, was the original developer of the MobileMail software. Viva Technology is a third party that is at arms length to both ourselves and MobileMail Inc. We did not enter into any agreement with Viva Technology relating to the ownership of the MobileMail software.

MobileMail Inc. acquired the rights to exploit the MobileMail software and granted licenses to exploit the MobileMail software to four entities, with each entity acquiring rights to a different territory, on September 12, 2003. These four entities are HBI Sales Private Limited, Zacan Holdings Proprietary Limited, ICT/Europetec Limited and MIR Technologies LLC.

MobileMail Inc. subsequently sold its rights in the MobileMail software to The MobileMail Technology Partnership LLP on October 13, 2003.

MobileMail UK entered into an agency exploitation agreement on March 30, 2004 with the four entities that had the acquired license rights to the MobileMail software from MobileMail Inc. Under the agency exploitation agreement, MobileMail UK was appointed as the agent of the four licencees for the purpose of undertaking the commercial exploitation of the license rights. MobileMail UK was obligated to carry out the commercial exploitation of the MobileMail software and to use its best efforts to achieve an exploitation result in accordance with an agreed upon exploitation forecast. MobileMail UK agreed to pay the licensees an amount equal to 25% of the gross income derived from the exploitation of these license rights. MobileMail UK was also required to generate from the exploitation of this technology at least £640,000 ($1,170,112 based on the foreign exchange rate on March 30, 2004 of $1.8283: £1.0000) of gross income per calendar quarter over the three-year term of the agreement. MobileMail UK did not realize any gross income from the exploitation of the MobileMail software or earn any payments during the term of the agency exploitation agreement. The agency exploitation agreement was terminated on November 30, 2005 concurrently with our acquisition of the MobileMail software from MobileMail Inc., as described below. Each of HBI Sales Private Limited, Zacan Holdings Proprietary Limited, ICT/Europetec Limited and MIR Technologies LLC are arms-length parties to ourselves.

We entered into an asset purchase agreement dated November 1, 2005 with Mobilemail Inc. whereby we agreed to acquire the MobileMail software from MobileMail Inc. in consideration for the issuance to MobileMail Inc. of 10,000,000 shares of our common stock. The completion of this acquisition was contingent upon the concurrent re-acquisition by MobileMail Inc. of the rights to the MobileMail software from The MobileMail Technology Partnership LLP. The reacquisition by MobileMail Inc. of the MobileMail software was effected pursuant to a share purchase agreement between MobileMail Inc. and The MobileMail Technology Partnership LLP whereby MobileMail Inc. acquired from The MobileMail Technology Partnership LLP all of the issued share capital of a limited company that was created by The MobileMail Technology Partnership LLP for the purpose of allowing The MobileMail Technology Partnership LLP to divest itself of the MobileMail software. The name of the limited company that was incorporated by The MobileMail Technology Partnership LLP is Mobilemail Technology Limited. The MobileMail Technology Partnership LLP transferred the rights to the MobileMail software to Mobilemail Technology Limited prior to the completion of the sale of the shares of Mobilemail Technology Limited to MobileMail Inc. As consideration for the share purchase, MobileMail Inc. agreed to deliver 10,000,000 shares of our common stock. The asset purchase agreement and the share purchase agreement completed concurrently on November 30, 2005. On closing, we issued 10,000,000 shares of our common stock to MobileMail Inc. in consideration of the transfer to us of ownership of the MobileMail software and MobileMail transferred these 10,000,000 shares of our common stock to The MobileMail Technology Partnership LLP. The shares of Mobilemail Technology Limited were transferred by The MobileMail Technology Partnership LLP to MobileMail Inc. pursuant to the share purchase agreement between MobileMail Inc. and The MobileMail Technology Partnership LLP. However, we did not acquire the shares of MobileMail Technology Limited pursuant to our asset purchase agreement with MobileMail Inc. as our acquisition was limited strictly to the intellectual property assets comprising the MobileMail software. Mobilemail Technology Limited did not own any assets other than the Mobilemail software which was subsequently acquired by us under the asset purchase agreement. In addition, we entered into a termination and release agreement dated November 30, 2005 with HBI Sales Private Limited, Zacan Holdings Proprietary Limited, ICT/Europetec Limited and MIR Technologies LLC whereby the agency exploitation agreements were terminated. The MobileMail Technology Partnership LLP delivered a Regulation S Investment Agreement in our favour in order to establish that the transfer of the shares by MobileMail Inc. to The MobileMail Technology Partnership LLP was effected in accordance with the provisions of Rule 903 of Regulation S of the Securities Act of 1933.

The MobileMail Technology Partnership LLP was not a party that was related to us at the time of our execution of the asset purchase agreement with MobileMail Inc. The MobileMail Technology Partnership LLP became one of our principal shareholders as a result of the completion of these transactions. The MobileMail Technology Partnership LLP is a limited liability partnership organized under the laws of the United Kingdom. We are advised that there are eighty one equity partners in The MobileMail Technology Partnership LLP and that Mr. Paul Carter is the administrator of the partnership and a designated partner. The divestiture by The MobileMail Technology Partnership LLP of the MobileMail software was approved by the limited partners at an extraordinary general meeting of the limited partners called for that purpose of approving the transaction.

The MobileMail Technology Partnership LLP is a limited liability partnership that is at arms length to MobileMail Inc.

Outlander Management Ltd.

Outlander Management, a private corporation that provided administration services to MobileMail UK, was issued 578,313 shares of our common stock on September 30, 2005 in exchange for the shares of MobileMail UK held by Outlander Management. The cost to Outlander Management of its shares in MobileMail UK was £1,000 ($1,720 per month based on a foreign exchange rate on November 30, 2005 of $1.72:£1.0000) .

We paid or accrued the following fees to Outlander Management during 2005 and 2004 in respect of administrative services provided by Outlander Management:

Expense	Year ended September 30, 2005	Year ended September 30, 2004
Accounting	$6,661	$719
Legal fees	$1,665	$180
Promotion	$16,652	$1,797
Rent	$8,326	$899
Office and Information Technology	$5,828	$Nil
Salaries and Wages	$Nil	$1,797

As at September 30, 2005, we have an amount payable to Outlander Management of $15,997 for management services. This amount had decreased to $14,048 as at March 31, 2006.

Azuracle Ltd.

As at September 30, 2005, we owed £1,500 ($2,644 based on a foreign exchange rate on September 30, 2005 of $1.7628:£1.000) to Azuracle for rent for the period from July 1 to September 30, 2005. Azuracle is a related party to our company because it has a director in common with Outlander Management, one of our promoters. This amount had increased to $7,829 as at March 31, 2006.

DeBondo Capital Inc.

As at September 30, 2005, we owed £3,871 ($6,824 based on a foreign exchange rate on September 30, 2005 of $1.7628:£1.000) to DeBondo for advances made to pay for some of our expenses. DeBondo is a related party to our company because it has a director in common with Outlander Management, one of our promoters. This amount had increased to $6,735 as at March 31, 2006.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board, subject to the effectiveness of the registration statement of which this prospectus forms a part and also subject to the registration of our common stock under section 12(g) of the Securities Exchange Act of 1934, as amended. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had seventy four registered stockholders.

Rule 144 Shares

A total of 500,000 shares of our common stock are available for resale to the public in accordance with the requirements of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company’s common stock then outstanding; or

2.	the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration Rights

We have granted registration rights to the purchasers of our convertible notes, as described above under “Organization Within The last Five Years”. We have not granted registration rights to the selling stockholders or to any other person.

Options, Warrants and Other Convertible Securities

Other than the convertible notes we have issued in the principal amount of $100,000, as described above under “Organization Within The last Five Years”, we do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into shares of our common stock.

Dividends

There are no restrictions in our articles of incorporation or by-laws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain compensation information as to our president and chief executive officer, Gary Flint, for the fiscal years ended September 30, 2005 and 2004. We do not have any other executive officers.

No compensation was paid to Mr. Flint other than the cash and stock option compensation set forth below.

Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compen- sation ($)
		Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards	Securities Underlying Options/SARs (#)	LTIP payouts ($)

Gary Flint, President (2), (3)	2005 2004 2003	69,911 5,483 Nil	Nil Nil Nil	4,652 (1) Nil (1) Nil (1)	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)            Comprised of the issuance of ordinary shares of MobileMail UK which were subsequently exchanged for 1,416,867 shares of our common stock upon completion of our acquisition of MobileMail UK.

(2)            Mr. Flint has been our chief executive officer since August 31, 2005.

(3)            Ms. Deborah Rosales was our chief executive officer from April 1, 2005, the date of our incorporation, to August 31, 2005, the date of our acquisition of MobileMail UK. We did not pay any compensation to Ms. Rosales during this period.

EMPLOYMENT AGREEMENTS

Gary Flint provides his services as chief executive officer to us under a contract dated July 26, 2004. Mr. Flint is obligated to devote his full business time to our business. We have agreed to pay to Mr. Flint a salary of £35,000 per annum ($60,200 per annum based on a foreign exchange rate on November 30, 2005 of $1.72:£1.0000) . In addition, MobileMail UK agreed to issue to Mr. Flint ordinary shares of MobileMail UK up to a maximum of 245,000 ordinary shares. By agreement, all 245,000 shares were issued to Mr. Flint prior to the execution of the Share Exchange Agreement. These shares were exchanged for 1,416,867 shares of our common stock upon completion of our acquisition of MobileMail UK. No additional shares are issuable to Mr. Flint pursuant to his employment contract.

COMPENSATION OF DIRECTORS

We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

STOCK OPTION GRANTS

We have never granted any stock options to our directors and officers.

EXERCISES OF STOCK OPTIONS AND YEAR-END OPTION VALUES

None of our directors or officers exercised any stock options (i) during our most recent fiscal year ended September 30, 2005, or (ii) since the end of our most recent fiscal year on September 30, 2005.

OUTSTANDING STOCK OPTIONS

Our director and officer does not hold any options to purchase any shares of our common stock.

FINANCIAL STATEMENTS

The following financial statements of MobileMail (US) Inc. listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

MobileMail (US) Inc. (Consolidated - Audited)

-	Report of Independent Registered Public Accounting Firm

-	Consolidated Balance Sheets as at September 30, 2005 and 2004

-	Consolidated Statements of Changes in Stockholders’ Deficiency for the period from September 30, 2003 to September 30, 2005

-	Consolidated Statements of Operations for the years ended September 30, 2005 and 2004 and for the period from incorporation (August 21, 2003) to September 30, 2005

-	Consolidated Statements of Cash Flows for the years ended September 30, 2005 and 2004 and for the periods from incorporation (August 21, 2003) to September 30, 2005

-	Notes to Consolidated Financial Statements

MobileMail (US) Inc. (Consolidated - Unaudited)

-	Interim Consolidated Balance Sheets as at March 31, 2006 (unaudited) and September 30, 2005 (audited)

-	Interim Consolidated Statements of Changes in Stockholders’ Deficiency for the period from incorporation (August 21, 2003) to March 31, 2006

-	Interim Consolidated Statements of Operations for the six months ended March 31, 2006 and 2005 and for the period from incorporation (August 21, 2003) to March 31, 2006

-	Interim Consolidated Statements of Cash Flows for the six months ended March 31, 2006 and 2005 and for the periods from incorporation (August 21, 2003) to March 31, 2006

-	Notes to Interim Consolidated Financial Statements

Maxtor Holdings Inc. (Audited)

-	Report of Independent Registered Public Accounting Firm

-	Audited Interim balance sheet as at July 31, 2005

-	Audited Interim Statement of Changes in Stockholders’ Equity for the period from incorporation (April 1, 2005) to July 31, 2005

-	Audited Interim Statement of Operations for the period from incorporation (April 1, 2005) to July 31, 2005

-	Audited Interim Statement of Cash Flows for the period from incorporation (April 1, 2005) to July 31, 2005

-	Notes to Interim Financial Statements

Mobilemail (US) Inc. (Pro Forma Consolidated - Unaudited)

-	Unaudited Pro Forma Consolidated Statement of Operations for the year ended September 30, 2005

-	Notes to Unaudited Pro Forma Consolidated Statement of Operations

MOBILEMAIL (US) INC.

(Formerly Maxtor Holdings Inc.)

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005 and 2004

US FUNDS

F-i

Suite 400 - 889 West Pender Street
Vancouver, BC Canada V6C 3B2
Tel 604 694-6070
Fax 604 585-8377
info@staleyokada.com
www.staleyokada.com

Report of Independent Registered Public Accounting Firm

To the Stockholders of Mobilemail (US) Inc.:

We have audited the accompanying consolidated balance sheets of Mobilemail (US) Inc. (formerly Maxtor Holdings Inc.) (the “Company”) as at September 30, 2005 and 2004 and the related consolidated statements of changes in stockholders’ deficiency, operations and cash flows for each of the years ended September 30, 2005 and 2004 and for the period from incorporation (August 21, 2003) to September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of the Company as at September 30, 2005 and 2004, and the results of its operations and its cash flows for each of the years ended September 30, 2005 and 2004 and for the period from incorporation (August 21, 2003) to September 30, 2005, in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon financing to continue operations, had suffered recurring losses from operations and has total liabilities that exceed total assets. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Staley, Okada & Partners”

Vancouver, B.C., Canada	STALEY, OKADA & PARTNERS
October 28, 2005, except as to Note 12 which is as at April 7, 2006	CHARTERED ACCOUNTANTS

F-ii

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)	Statement 1
(A Development Stage Company)
Consolidated Balance Sheets
US Funds

ASSETS	September 30, 2005	September 30, 2004
Current
Cash	$124,986	$-
Cash in trust (Note 3)	-	30,556
VAT Receivable	39	281
	125,025	30,837

Property and Equipment (Note 4)	1,376	1,603
	$126,401	$32,440

LIABILITIES
Current
Accounts payable	$3,072	$1,238
Accrued liabilities	57,664	25,723
Accrued interest (Note 6)	588	-
Promissory notes payable (Note 6)	80,000	-
Due to related parties (Note 9a)	25,465	-
	166,789	26,961
Loan Payable to Related Party (Note 7)	-	28,691
	166,789	55,652
Going Concern (Note 1)

STOCKHOLDERS’ DEFICIENCY
Capital Stock
Common Stock
Authorized: 100,000,000 shares with $0.001 par value
Issued and fully paid: 17,953,600 (2004 – 4,366,266) –
Statement 2 (Note 8)	17,954	4,367
Additional paid-in capital - Statement 2 (Note 8)	159,346	9,026
Preferred Stock
Authorized: 5,000,000 shares with $0.001 par value
Issued and fully paid: Nil	-	-
Accumulated Comprehensive Gain - Statement 2	1,121	157
Deficit – Accumulated during the development stage – Statement 2	(218,809)	(36,762)
	(40,388)	(23,212)
	$126,401	$32,440

- See Accompanying Notes -

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)	Statement 2
(A Development Stage Company)
Consolidated Statements of Changes in Stockholders’ Deficiency
US Funds

				Deficit
				Accumulated
			Additional	During the	Accumulated	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders’
	Shares	Amount	Capital	Stage	Gain (Loss)	Deficiency
Shares issued for cash at
$0.33 per share – August
21, 2003	6	$-	$2	$-	$-	$2

Balance - September 30, 2003	6	-	2	-	-	2
Stock Split– April 30, 2004	573	-	-	-	-	-
Shares issued for cash at
$0.003 per share – April 30,
2004	4,365,687	4,366	9,025	-	-	13,391
Loss for the year	-	-	-	(36,762)	-	(36,762)
Foreign currency translation
adjustment	-	-	-	-	157	157

Balance - September 30, 2004	4,366,266	4,366	9,027	(36,762)	157	(23,212)
Shares issued for consulting at
$0.003 per share –
December 1, 2004 (Note
8d)	236,143	236	539	-	-	775
Shares issued for consulting at
$0.003 per share – March
9, 2005 (Note 8d)	236,143	236	539	-	-	775
Shares issued for consulting at
$0.003 per share – May 9,
2005 (Note 8d)	944,581	945	2,157	-	-	3,102
Shares issued for debt at
$0.018 per share – May 9,
2005	6,216,867	6,217	105,650	-	-	111,867
Loss for the period	-	-	-	(133,578)	-	(133,578)
Foreign currency translation
adjustment	-	-	-	-	(1,328)	(1,328)

Balance - August 31, 2005 -
Issued before acquisition	12,000,000	12,000	117,912	(170,340)	(1,171)	(41,599)
Acquisition of MobileMail
Limited - Recapitalization –
August 31, 2005 (Note 1)	5,953,600	5,954	41,434	-	-	47,388

Balance - August 31, 2005 -
Issued post acquisition	17,953,600	17,954	159,346	(170,340)	(1,171)	5,789
Loss for the period	-	-	-	(48,469)	-	(48,469)
Foreign currency translation
adjustment	-	-	-	-	2,292	2,292

Balance - September 30, 2005	17,953,600	$17,954	$159,346	$(218,809)	$1,121	$(40,388)

- See Accompanying Notes -

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)	Statement 3
(A Development Stage Company)
Consolidated Statements of Operations
US Funds

			Cumulative
			From
			Incorporation
	For the	For the	(August 21,
	Year Ended	Year Ended	2003) to
	September 30,	September 30,	September 30,
	2005	2004	2005

General and Administrative Expenses
Salaries and wages	$81,231	$7,333	$88,564
Accounting and auditing	37,960	26,420	64,380
Travel and promotion	23,473	1,797	25,270
Rent	11,101	899	12,000
Development costs	10,307	-	10,307
Office and information technology	10,074	88	10,162
Legal	6,546	180	6,726
Depreciation	703	45	748
Total General and Administrative Expenses	181,395	36,762	218,157

Loss from Operations	(181,395)	(36,762)	(218,157)

Other Income (Expense)
Interest Income (Expense)	(652)	-	(652)

Loss for the Period	$(182,047)	$(36,762)	$(218,809)

Loss per Share – Basic and Diluted	$(0.02)	$(0.02)

Weighted Average Shares Outstanding	8,025,906	1,830,645

Comprehensive Loss
Loss for the period	$(182,047)	$(36,762)	$(218,809)
Foreign currency translation adjustment	964	157	1,121
Total Comprehensive Loss for the Period	$(181,083)	$(36,605)	$(217,688)

Comprehensive Loss per Share	$(0.02)	$(0.02)

- See Accompanying Notes -

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)	Statement 4
(A Development Stage Company)
Consolidated Statements of Cash Flows
US Funds

			Cumulative
			From
			Incorporation
	For the	For the	(August 21,
	Year Ended	Year Ended	2003) to
	September 30,	September 30,	September 30,
	2005	2004	2005
Operating
Loss for the period	$(182,047)	$(36,762)	$(218,809)
Items not involving an outlay of cash:
Depreciation	703	45	748
Shares for consulting services	4,652	-	4,652
Accrued interest	588	-	588
Changes in non-cash working capital items:
VAT receivable	242	(281)	(39)
Accounts payable	1,834	1,238	3,072
Accrued liabilities	21,914	25,723	47,637
	(152,114)	(10,037)	(162,151)

Investing
Acquisition of property and equipment	(476)	(1,648)	(2,124)
Cash acquired on purchase
of Maxtor Holdings Inc.	118,365	-	118,365
	117,889	(1,648)	116,241

Financing
Due to Maxtor Holdings Inc.	19,105	-	19,105
Advances from related party	25,410	-	25,410
Loan from related party	83,176	28,691	111,867
Share issuances for cash	-	13,391	13,393
	127,691	42,082	169,775
Effect of exchange rate changes on cash
and cash equivalents	964	157	1,121

Net Increase in Cash and Cash Equivalents	94,430	30,554	124,986
Cash and cash equivalents - Beginning of period	30,556	2	-
Cash and Cash Equivalents - End of Period	$124,986	$30,556	$124,986

Income Taxes Paid	$-	$-	$-
Interest Paid	$64	$-	$64

- See Accompanying Notes -

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

1.	Organization and Going Concern

Organization

Maxtor Holdings Inc. (the “Company” or "Maxtor") was incorporated on April 1, 2005 under the laws of the State of Nevada. On October 19, 2005, the Company changed its name to Mobilemail (US) Inc.

By letter of intent dated April 18, 2005 and a Share Exchange Agreement ("Agreement") dated May 23, 2005 and as amended June 30, 2005 and July 31, 2005 with MobileMail Limited ("MobileMail"), a United Kingdom corporation, wherein Maxtor agreed to issue to the shareholders of MobileMail 12,000,000 Maxtor shares in exchange for the 2,075,000 shares that constituted all the issued and outstanding shares of MobileMail. On August 31, 2005, MobileMail completed the reverse acquisition (“RTO”) under the Agreement with Maxtor. Immediately before the date of the RTO, Maxtor had 100,000,000 common shares authorized and 5,953,600 shares of common stock issued and outstanding. Pursuant to the RTO, all of the 2,075,000 issued and outstanding shares of common stock of MobileMail were exchanged for 12,000,000 Maxtor shares on an approximate 5.783 to 1 basis.

Immediately after the RTO, the management of MobileMail took control of the board and officer positions of Maxtor, constituting a change of control. Because the former owners of MobileMail gained control of Maxtor, the transaction would normally have been considered a purchase by MobileMail. However, since Maxtor was not a business, the transaction was not considered to be a business combination. Instead, the transaction was accounted for as a recapitalization of MobileMail and the issuance of stock by MobileMail (represented by the outstanding shares of Maxtor) for the assets and liabilities of Maxtor. The value of the net assets of Maxtor acquired by MobileMail is the same as their historical book value, being $47,388. At the date of the acquisition, the balance sheet of Maxtor was as follows:

Cash and cash equivalents	$118,365
Due from MobileMail	19,105
Total Assets	$137,470

Accrued liabilities	$10,027
Due to related party	55
Promissory notes payable	80,000
Total Liabilities	$90,082

Net Assets	$47,388

MobileMail was incorporated August 21, 2003 and is a technology and marketing company, headquartered in London, England. The major asset of MobileMail is the license to market the Messaging Technology (Note 12b).

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

1.	Organization and Going Concern – Continued

Organization – Continued

The Company as at September 30, 2005, has agency exploitation agreements for the sale of software that enables users to send Short Message Service (“SMS”) messages via email, directly from the customer’s computer to any mobile wireless device. The software provides businesses with an easy to use, low cost, communication tool giving them direct access to both customers and employees, regardless of the location. The Company has a licence to sell software solutions aimed at both corporate clients as well as individual subscribers. The Company intends to market its product via a two-channel strategy: the “Direct Users Strategy” and the “Partnership/Re-seller Strategy.” The direct users strategy targets niche markets in the UK, offering the Company’s technology to corporate clients on a per SMS basis. The partnership/re-seller strategy is focused on establishing a distribution network throughout Europe, Asia and North America by issuing distribution licenses to telecommunication and multimedia companies in order to reach high volumes of end customers.

Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. For the year ended September 30, 2005, the Company has a loss from operations of $182,047, an accumulated deficit of $218,809 and has incurred an accumulated operating cash flow deficit of $162,151 since incorporation. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the following year.

Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies

	a)	Basis of Consolidation

These consolidated financial statements include the accounts of MobileMail Limited since its incorporation on August 21, 2003 and Mobilemail (US) Inc. since the reverse acquisition on August 31, 2005 (Note 1). All intercompany balances and transactions have been eliminated.

	b)	Fiscal Period

The Company’s fiscal year ends on September 30.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	c)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

	d)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

	e)	Development Stage Company

The Company is a development stage company as defined by Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business. All losses accumulated since inception has been considered as part of the Company’s development stage activities.

	f)	Cash and Cash Equivalents

Cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three months or less.

	g)	Property and Equipment and Depreciation

Property and equipment are stated at cost. Depreciation is computed using the straight-line method to allocate the cost of depreciable assets over the estimated useful lives of the assets as follows:

Estimated useful
life (in years)
Office and computer equipment	3

Maintenance, repairs and minor renewals are charged directly to the statement of operations as incurred. When assets are disposed of, the related cost and accumulated depreciation thereon are removed from the financial statements and any resulting gain or loss is included in the statement of operations.

h)	Long Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable or at least at the end of each reporting period. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or a significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable. For long-lived assets to be held and used, management measures fair value based on quoted market prices or based on discounted estimates of future cash flows.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	i)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

	j)	Foreign Currency Translations

The Company’s functional currencies are pounds sterling ("GBP") and the U.S. dollar. The Company’s reporting currency is the U.S. dollar. All transactions initiated in other currencies are translated into U.S. dollars as follows:

		i)	Assets and liabilities at the rate of exchange in effect at the balance sheet date;
		ii)	Equity at historical rates; and
		iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Unrealized exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of shareholders’ equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

	k)	Advertising

The Company expenses the cost of advertising when incurred. Advertising expenses are included in selling, general and administrative expenses in the accompanying statements of operations.

	l)	Shipping and Handling Charges

Shipping and handling costs are included in cost of goods sold in the accompanying statements of operations in accordance with Emerging Issues Task Force ("EITF") No. 00-10, "Accounting for Shipping and Handling Fees and Costs".

	m)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, VAT receivable, accounts payable and amounts due to related parties and promissory notes payable. Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	n)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

	o)	Concentrations and Credit Risk

The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of amounts due to related parties and promissory notes payable. The Company’s existence and survival presently depends on it maintaining a good standing of its licence to the intellectual property (Note 5).

	p)	Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during any of the reported fiscal periods.

	q)	Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion (“APB”) No. 25 "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The Financial Accounting Standards Board ("FASB") has issued SFAS No. 123 "Accounting for Stock-Based Compensation", as amended by SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123” and interpreted by FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25". This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirements under SFAS No. 123, are required to be presented.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	r)	Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to stockholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers. The Company currently operates in two segments, Western Europe and the United States (Note 10).

	s)	Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

	t)	Loss per Share

The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at September 30, 2005. The Company has incurred net losses and has no potentially dilutive common shares; therefore, basic and diluted loss per share are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

	u)	Treasury Stock

The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' equity at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

	v)	Software Costs

The Company’s policy is that software development costs related to the product line are charged to expense as incurred in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed".

Costs for internal use software, whether developed or obtained, are assessed to determine whether they should be capitalized or expensed in accordance with American Institute of Certified Public Accountants' Statement ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Capitalized software costs, if any, will be reflected as property and equipment on the balance sheet.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	w)	Obligations Under Capital Leases

Leases are classified as either capital or operating. Leases that transfer substantially all of the benefits and risks of ownership of property to the company are accounted for as capital leases. At the time a capital lease is entered into, an asset is recorded with its related long-term financing. As at the current period-end, the Company does not have any capital lease obligations. Payments under operating leases are expensed as incurred.

	x)	Recently Adopted Accounting Standards

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and supersedes FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements – an amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period- specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations.

In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets”, an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005. The Company does not expect the provisions of SFAS 153 will have a significant impact on its results of operations.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

2.	Significant Accounting Policies – Continued

	x)	Recently Adopted Accounting Standards – Continued

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”. SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In November 2004, the FASB issued SFAS No.151, “Inventory Costs, an amendment of ARB No.43, Chapter 4”. This statement is effective for fiscal years beginning after June 15, 2005, therefore it will become effective for the Company beginning October 1, 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

3.	Cash in Trust

As at September 30, 2004, MobileMail did not have a bank account; therefore, the cash in the amount of $30,556 was held in trust by a shareholder of MobileMail.

4.	Property and Equipment

Details are as follows:

			Net Book	Net Book
			Value	Value
		Accumulated	September 30,	September 30,
	Cost	Depreciation	2005	2004

Office and computer equipment	$2,124	$748	$1,376	$1,603

5.	Agency Exploitation Agreement

By agency exploitation agreement dated March 30, 2004, between the Company and third party licensors, the Company is allowed to use, deal with and exploit the intellectual property rights to the Messaging Technology in the regions of Australia, Asia, Europe, United States and Canada. As consideration, the Company will pay 25% of the gross income from the exploitation of those rights. The Company warrants to the licensors that the total gross income from the exploitation of the rights in any calendar quarter shall not be less than $1,163,072 (GBP640,000) during the first three years of the agreement (not achieved). The agreements can be terminated by the licensors at any time with 30- business days notice. Subsequent to year-end, the intellectual property was purchased by the Company (Note 12b) and the agency exploitation agreement was cancelled (Note 12c).

6.	Promissory Notes Payable

During the current year, the Company received $80,000 in cash evidenced by promissory notes. These Notes bear interest at the US bank prime rate and are payable on demand. As at September 30, 2005, there was $588 of accrued interest recorded in these financial statements.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

7.	Loan Payable to Related Party

By agreement dated October 8, 2003, the Company entered into a loan agreement with the majority shareholder whereby the shareholder would make available up to $249,465 (GBP150,000). The facility was available in tranches of $49,893 (GBP30,000) every three months. The facility was to be paid, including all accrued interest, by April 1, 2007 and bore interest at 6% per annum above the Svenska Handelsbanken Plc base rate or 10% per annum whichever is greater. During the first eighteen months from the date of the agreement, the loan was interest free. As security the shareholder had a first charge debenture agreement for all Company assets. By agreement dated May 9, 2005, the Company settled the full amount of the loan, being $111,867 (GBP59,242) with the issuance of 6,216,867 common shares. The loan facility was cancelled at that time.

8.	Capital Stock

a)

The number of shares outstanding presented in these financial statements relating to share transactions taking place prior to August 31, 2005 has been restated to reflect the approximate 5.783:1 ratio based upon the 12,000,000 Maxtor shares issued on August 31, 2005 to acquire the 2,075,000 shares of MobileMail Limited.

	b)	During the year, the Company issued Nil (2004 - 4,365,687; 2003 - 6) shares of common stock for total cash consideration of $Nil (2004 -$13,391; 2003 - $2).

	c)	During the year ended September 30, 2004, the Company split its stock on a 100 new for 1 old basis.

d)

During the year, the Company issued 1,416,867 of common stock to the Managing Director for consulting and employment services (Note 9b). The shares were recorded at $4,652 being the fair value at the time of issuance.

	e)	By agreement dated May 9, 2005, the Company issued 6,216,867 common shares in full settlement of $111,867 of debt owed to the majority shareholder (Note 7).

	f)	There were no warrants or stock options granted during the current period and none were outstanding as at September 30, 2005 and 2004.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

9.	Related Party Balances and Transactions

a)

The amounts due to related parties of $25,465 (2004 - $Nil) are non-interest bearing and due on demand. Included in due to related parties are $15,997 (2004 - $Nil) owing to a shareholder, $6,824 (2004 - $Nil) and $2,644 (2004 - $Nil) owing to two separate companies with directors in common with a corporate shareholder of the Company.

b)

By employment agreement dated July 26, 2004, the Company agreed to pay the Managing Director $64,166 (GBP35,000) per annum plus 236,143 common shares every three months to a maximum of 1,416,867 shares. During the period, $74,566 (2004 - $5,483) was paid to the Managing Director, of which $69,911 (2004 - $5,483) was in cash and $4,652 (2004 - $Nil) was from the issuance of 1,416,867 (2004 – Nil) shares.

	c)	During the current year, the Company paid or accrued the following fees:

i)

$6,661 (2004 - $719) for accounting; $1,665 (2004 - $180) for legal; $16,652 (2004 - $1,797) for marketing and promotion; $8,326 (2004 - $899) for rent; $5,828 (2004 - $Nil) for office and information technology; and $Nil (2004 - $1,797) for salaries and wages to a company that is a shareholder of the Company; and

		ii)	$2,775 (2004 - $Nil) for rent to a company with directors in common with a corporate shareholder of the Company.

10.	Segmented Information

Details on a geographic basis as at September 30, 2005 are as follows:

	Western
	Europe	U.S.A.	Total
Assets	$8,145	$118,256	$126,401
Loss for the period	$(173,772)	$(8,275)	$(182,047)

Details on a geographic basis as at September 30, 2004 are as follows:

	Western
	Europe	U.S.A.	Total
Assets	$32,440	$-	$32,440
Loss for the period	$(36,762)	$-	$(36,762)

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

11.	Income Taxes

The Company has incurred non-capital losses for UK tax purposes of approximately $210,000, which may be carried forward indefinitely and used to reduce taxable income of future years. The Company also had accumulated net operating losses for U.S. federal income tax purposes of approximately $54,000, which may be carried forward until 2025 and used to reduce taxable income of future years.

Details of future income tax assets:

	September 30,	September 30,
Future income tax assets:	2005	2004
Non-capital tax loss	$81,000	$11,010
Valuation allowance	(81,000)	(11,010)
	$-	$-

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be “more likely than not,” a valuation allowance is provided to reduce the recorded tax benefits from such assets.

12.	Subsequent Events

a)

By agreement dated November 30, 2005, the Company entered into a debt conversion agreement whereby the Company agreed to issue 320,000 common shares valued at $0.25 per share in full settlement of a $80,000 loan advanced to the Company.

b)

By agreement dated November 1, 2005, the Company acquired on November 30, 2005, from its majority stockholder, the Messaging Technology by issuing 10,000,000 common shares. The Messaging Technology is a software application that enables users to send and receive Short Message Service (“SMS”) messaging traffic through wireless devices using the internet. The acquisition is a related party transaction; therefore, the intellectual property will be recorded in the Company’s books in the amount equal to the costs of acquiring and developing the Messaging Technology by the majority stockholder. The value assigned was $2,500,000, which is the value of the consideration paid by the majority shareholder when they acquired it from a third party. This amount will be expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

	c)	On November 30, 2005, the Agency Exploitation Agreement dated March 30, 2004, between the Company and third party licensors has been cancelled.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Consolidated Financial Statements
September 30, 2005 and 2004
US Funds

13.	Non-Cash Transactions

The following is a schedule of non-cash investing and financing transactions:

			Cumulative
			From
			Incorporation
	For the	For the	(August 21,
	Year Ended	Year Ended	2003) to
	September 30,	September 30,	September 30,
	2005	2004	2005
Shares issued for acquisition of MobileMail Limited	$47,388	$-	$47,388
Shares issued for consulting services	$4,652	$-	$4,652
Shares issued to related party for debt	$111,867	$-	$111,867
Acquisition of Assets and Liabilities of Maxtor Holdings Inc.:
Due from MobileMail Limited	$19,105	$-	$19,105
Accrued liabilities	$10,027	$-	$10,027
Due to related party	$55	$-	$55
Promissory notes payable	$80,000	$-	$80,000

MOBILEMAIL (US) INC.

(Formerly Maxtor Holdings Inc.)

(A Development Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2006

US FUNDS

(Unaudited)

Mobilemail (US) Inc.	Statement 1
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Interim Consolidated Balance Sheet
US Funds

	March 31,	September 30,
	2006	2005
ASSETS	(Unaudited)	(Audited)
Current
Cash	$108,045	$124,986
VAT receivable	76	39
Accounts receivable	5,219	-
	113,340	125,025

Property and Equipment (Note 3)	1,044	1,376
	$114,384	$126,401

LIABILITIES
Current
Accounts payable	$78,782	$3,072
Accrued liabilities	27,880	57,664
Accrued interest (Note 5)	-	588
Promissory notes payable (Note 5)	-	80,000
Convertible promissory notes payable (Note 6)	100,000	-
Due to related parties (Note 9a)	28,612	25,465
	235,274	166,789
Going Concern (Note 1)

STOCKHOLDERS’ DEFICIENCY
Capital Stock
Common Stock
Authorized: 100,000,000 shares with $0.001 par value
Issued and fully paid: 28,273,600 (September 30, 2005 –
17,953,600) - Statement 2 (Note 8)	28,274	17,954
Additional paid-in capital - Statement 2 (Note 8)	2,730,533	159,346
Preferred Stock
Authorized: 5,000,000 shares with $0.001 par value
Issued and fully paid: Nil	-	-
Accumulated Comprehensive Gain (Loss) - Statement 2	(330)	1,121
Deficit – Accumulated during the development stage - Statement 2	(2,879,367)	(218,809)
	(120,890)	(40,388)
	$114,384	$126,401

- See Accompanying Notes -

Mobilemail (US) Inc.	Statement 2
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Changes in Stockholders’ Deficiency
US Funds

				Deficit
				Accumulated
			Additional	During the	Accumulated	Total
	Common Stock		Paid-in	Development	Comprehensive	Stockholders’
	Shares	Amount	Capital	Stage	Gain (Loss)	Deficiency
Shares issued for cash at $0.33 per
share – August 21, 2003	6 $	-	$2	$-	$-	$2

Balance - September 30, 2003
(Audited)	6	-	2	-	-	2
Stock Split– April 30, 2004	573	-	-	-	-	-
Shares issued for cash at $0.003
per share – April 30, 2004	4,365,687	4,366	9,025	-	-	13,391
Loss for the year	-	-	-	(36,762)	-	(36,762)
Foreign currency translation
adjustment	-	-	-	-	157	157

Balance - September 30, 2004
(Audited)	4,366,266	4,366	9,027	(36,762)	157	(23,212)
Shares issued for consulting at
$0.003 per share -December 1,
2004	236,143	236	544	-	-	780
Shares issued for consulting at
$0.003 per share -March 9,
2005	236,143	236	548	-	-	784
Shares issued for consulting at
$0.003 per share - May 9, 2005	944,581	945	2,143	-	-	3,088
Shares issued for debt at $0.018
per share - May 9, 2005	6,216,867	6,217	105,650	-	-	111,867
Loss for the period	-	-	-	(133,578)	-	(133,578)
Foreign currency translation
adjustment	-	-	-	-	(1,328)	(1,328)

Balance - August 31, 2005 - Issued
before acquisition	12,000,000	12,000	117,912	(170,340)	(1,171)	(41,599)
Acquisition of MobileMail Limited -
Recapitalization - August 31,
2005 (Note 1)	5,953,600	5,954	41,434	-	-	47,388

Balance - August 31, 2005 - Issued
post acquisition	17,953,600	17,954	159,346	(170,340)	(1,171)	5,789
Loss for the period	-	-	-	(48,469)	-	(48,469)
Foreign currency translation
adjustment	-	-	-	-	2,292	2,292

Balance – September 30, 2005
(Audited)	17,953,600	17,954	159,346	(218,809)	1,121	(40,388)
Shares issued for debt at $0.25
per share - November 30, 2005	320,000	320	81,187	-	-	81,507
Shares issued for intellectual
property at $0.25 per share -
November 30, 3005	10,000,000	10,000	2,490,000	-	-	2,500,000
Loss for the period	-	-	-	(2,660,558)	-	(2,660,558)
Foreign currency translation
adjustment	-	-	-	-	(1,451)	(1,451)

Balance -March 31, 2006
(Unaudited)	28,273,600 $	28,274	$2,730,533	$(2,879,367)	$(330)	$(120,890)

- See Accompanying Notes -

Mobilemail (US) Inc.	Statement 3
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Operations
US Funds
(Unaudited)

			Cumulative
			From
			Incorporation
	For the Six	For the Six	(August 21,
	Months Ended	Months Ended	2003) to
	March 31,	March 31,	March 31,
	2006	2005	2006
Revenues
Sales	$5,253	$-	$5,253

General and Administrative Expenses
Accounting and auditing	84,036	5,449	148,416
Salaries and wages	34,562	40,667	123,126
Legal	26,127	1,127	32,853
Filing	8,967	-	8,967
Rent	5,253	5,637	17,253
Management and consulting	2,247	-	2,247
Office and information technology	1,375	2,428	11,537
Depreciation	332	357	1,080
Travel and promotion	129	14,029	25,399
Development costs	-	9,623	10,307
	163,028	79,317	381,185

Other Expenses
Intellectual property (Note 4)	2,500,000	-	2,500,000
Foreign exchange loss	1,255	-	1,255
Interest expense	1,528	23	2,180

Loss for the Period	$(2,660,558)	$(79,340)	$(2,879,367)

Loss per Share – Basic and Diluted	$(0.11)	$(0.02)

Weighted Average Shares Outstanding	24,871,402	4,550,508

Comprehensive Loss
Loss for the period	$(2,660,558)	$(79,340)	$(2,879,367)
Foreign currency translation adjustment	(1,451)	(5,658)	(330)
Total Comprehensive Loss for the Period	$(2,662,009)	$(84,998)	$(2,879,697)

Comprehensive Loss per Share	$(0.11)	$(0.02)

- See Accompanying Notes -

Mobilemail (US) Inc.	Statement 4
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Interim Consolidated Statements of Cash Flows
US Funds
(Unaudited)

			Cumulative
			From
			Incorporation
	For the Six	For the Six	(August 21,
	Months Ended	Months Ended	2003) to
	March 31,	March 31,	March 31,
	2006	2005	2006
Operating
Loss for the period	$(2,660,558)	$(79,340)	$(2,879,367)
Items not involving an outlay of cash:
Depreciation	332	357	1,080
Shares for consulting services	-	1,565	4,652
Accrued interest	919	-	1,507
Shares for intellectual property	2,500,000		2,500,000
Changes in non-cash working capital items:
VAT receivable	(37)	281	(76)
Accounts receivable	(5,219)	-	(5,219)
Prepaids	-	(2,413)	-
Accounts payable	75,710	31,609	78,782
Accrued liabilities	(29,784)	4,127	25,682
	(118,637)	(43,814)	(272,959)
Investing
Acquisition of property and equipment	-	(418)	(2,124)
Cash acquired on purchase of Maxtor
Holdings Inc.	-	-	137,470
	-	(418)	135,346
Financing
Promissory notes	-	114,525	-
Advances from related party	-	21,283	20,728
Loan from related party	-	-	111,867
Convertible promissory notes payable	100,000	-	113,393
	103,147	135,808	245,988

Effect of exchange rate changes on cash	(1,451)	(5,658)	(330)

Net Increase (Decrease) in Cash	(16,941)	85,918	108,045
Cash - Beginning of period	124,986	30,556	-
Cash - End of Period	$108,045	$116,474	$108,045

Income Taxes Paid	$-	$-	$-
Interest Paid	$-	$-	$64

Please refer to Note 12 for the supplemental schedule of non-cash investing and financing transactions.

- See Accompanying Notes -

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006 and 2005
US Funds
(Unaudited)

1.	Organization and Going Concern

Organization

Maxtor Holdings Inc. (the “Company” or "Maxtor") was incorporated on April 1, 2005 under the laws of the State of Nevada. On October 19, 2005, the Company changed its name to Mobilemail (US) Inc.

By letter of intent dated April 18, 2005 and a Share Exchange Agreement ("Agreement") dated May 23, 2005 and as amended June 30, 2005 and July 31, 2005 with MobileMail Limited ("MobileMail"), a United Kingdom corporation, wherein Maxtor agreed to issue to the shareholders of MobileMail 12,000,000 Maxtor shares in exchange for the 2,075,000 shares that constituted all the issued and outstanding shares of MobileMail. On August 31, 2005, MobileMail completed the reverse acquisition (“RTO”) under the Agreement with Maxtor. Immediately before the date of the RTO, Maxtor had 100,000,000 common shares authorized and 5,953,600 shares of common stock issued and outstanding. Pursuant to the RTO, all of the 2,075,000 issued and outstanding shares of common stock of MobileMail were exchanged for 12,000,000 Maxtor shares on an approximate 5.783 to 1 basis.

Immediately after the RTO, the management of MobileMail took control of the board and officer positions of Maxtor, constituting a change of control. Because the former owners of MobileMail gained control of Maxtor, the transaction would normally have been considered a purchase by MobileMail. However, since Maxtor was not carrying on a business, the transaction was not considered to be a business combination. Instead, the transaction was accounted for as a recapitalization of MobileMail and the issuance of stock by MobileMail (represented by the outstanding shares of Maxtor) for the assets and liabilities of Maxtor. The value of the net assets of Maxtor acquired by MobileMail is the same as their historical book value, being $47,388. At the date of the acquisition, the balance sheet of Maxtor was as follows:

Cash	$118,365
Due from MobileMail	19,105
Total Assets	$137,470

Accrued liabilities	$10,027
Due to related party	55
Promissory notes payable	80,000
Total Liabilities	$90,082

Net Assets	$47,388

MobileMail was incorporated on August 21, 2003 and is a technology and marketing company, headquartered in London, England. The major asset of MobileMail is the license to market the Messaging Technology.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006 and 2005
US Funds
(Unaudited)

1.	Organization and Going Concern – Continued

Organization – Continued

As at March 31, 2006, the Company has the rights for the sale of software that enables users to send Short Message Service (“SMS”) messages via email, directly from the customer’s computer to any mobile wireless device. The software provides businesses with an easy to use, low cost, communication tool giving them direct access to both customers and employees, regardless of the location. The Company intends to market its product via a two-channel strategy: the “Direct Users Strategy” and the “Partnership/Re-seller Strategy.” The direct users strategy targets niche markets in the UK, offering the Company’s technology to corporate clients on a per SMS basis. The partnership/re-seller strategy is focused on establishing a distribution network throughout Europe, Asia and North America by issuing distribution licenses to telecommunication and multimedia companies in order to reach high volumes of end customers.

Going Concern and Liquidity Considerations

The accompanying unaudited interim consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States for interim financial information and in accordance with Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ended September 30, 2006.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at March 31, 2006, the Company has a loss from operations of $2,660,558, an accumulated deficit of $2,879,367 and has incurred an accumulated operating cash flow deficit of $272,959 since incorporation. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the current year.

Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006 and 2005
US Funds
(Unaudited)

2.	Significant Accounting Policies

These interim consolidated financial statements follow the same accounting policies and methods of their application as the most recent annual financial statements, except as noted below. These interim financial statements should be read in conjunction with the audited financial statements of the Company as at September 30, 2005.

Basis of Consolidation

These interim consolidated financial statements include the accounts of MobileMail Limited since its incorporation on August 21, 2003 and Mobilemail (US) Inc. since the reverse acquisition on August 31, 2005 (Note 1). All intercompany balances and transactions have been eliminated.

Stock-Based Compensation

Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment”, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees’ requisite service period (generally the vesting period of the equity grant). Before January 1, 2006, the Company accounted for stock-based compensation to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and complied with the disclosure requirements of SFAS No. 123, “Accounting for Stock-Based Compensation”. The Company adopted FAS 123(R) using the modified prospective method, which requires the Company to record compensation expense over the vesting period for all awards granted after the date of adoption, and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Accordingly, financial statements for the periods prior to January 1, 2006 have not been restated to reflect the fair value method of expensing share-based compensation. Adoption of SFAS No. 123(R) does not change the way the Company accounts for share-based payments to non-employees, with guidance provided by SFAS 123 (as originally issued) and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

Recently Issued Accounting Pronouncements

In March 2006, the FASB issued Statement of Financial Accounting Standards No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”), which amends FASB Statement No. 140 (“SFAS No. 140”). SFAS 156 may be adopted as early as January 1, 2006, for calendar year-end entities, provided that no interim financial statements have been issued. Those not choosing to early adopt are required to apply the provisions as of the beginning of the first fiscal year that begins after September 15, 2006 (e.g., January 1, 2007, for calendar year-end entities). The intention of the new statement is to simplify accounting for separately recognized servicing assets and liabilities, such as those common with mortgage securitization activities, as well as to simplify efforts to obtain hedge- like accounting. Specifically, the FASB said FAS No. 156 permits a servicer using derivative financial instruments to report both the derivative financial instrument and related servicing asset or liability by using a consistent measurement attribute, or fair value. The adoption of SFAS 156 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006 and 2005
US Funds
(Unaudited)

2.	Significant Accounting Policies – Continued

In February 2006, the FASB issued Statement of Financial Accounting Standards No. 155, Accounting for Certain Hybrid Financial Instruments (“SFAS No. 155”), which amends Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”) and Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 140”). SFAS No. 155 permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or hybrid financial instruments containing embedded derivatives. The adoption of SFAS 155 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

3.	Property and Equipment

Details are as follows:

			Net Book	Net Book
			Value	Value
			March 31,	September 30,
		Accumulated	2006	2005
	Cost	Depreciation	(Unaudited)	(Audited)
Office and computer equipment	$2,066	$1,022	$1,044	$1,376

4.	Agency Exploitation Agreement

By agency exploitation agreement dated March 30, 2004, between the Company and third party licensors, the Company is allowed to use, deal with and exploit the intellectual property rights to the Messaging Technology in the regions of Australia, Asia, Europe, United States and Canada. On November 30, 2005, the intellectual property was purchased by the Company and the agency exploitation agreement was cancelled.

The purchase of the intellectual property was pursuant to an agreement dated November 1, 2005, whereby the Company acquired from its majority stockholder, the Messaging Technology by issuing 10,000,000 common shares. The Messaging Technology is a software application that enables users to send and receive Short Message Service (“SMS”) messaging traffic through wireless devices using the internet. The acquisition is a related party transaction; therefore, the intellectual property was recorded in the Company’s books in the amount equal to the costs of acquiring and developing the Messaging Technology by the majority stockholder. The value assigned was $2,500,000, which is the value of consideration paid by the majority shareholder when they acquired it from a third party. This amount was expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006 and 2005
US Funds
(Unaudited)

5.	Promissory Notes Payable

During the prior year, the Company received $80,000 in cash by issuing promissory notes; $10,000 of which was issued to a director of a corporate shareholder of the Company. These Notes bore interest at the US bank prime rate and were payable on demand. By agreement dated November 30, 2005, the Company entered into a debt conversion agreement whereby the Company agreed to issue 320,000 common shares valued at $0.25 per share in full settlement of a $80,000 loan advanced to the Company plus related interest of $1,507.

6.	Convertible Promissory Notes Payable

On March 28, 2006, the Company issued two convertible promissory notes for a total amount of $100,000; $50,000 of which was issued to a director of a corporate shareholder of the Company. These notes bear interest at the US bank prime rate and are convertible at the demand of the investor between the time the shares become publicly traded and March 28, 2008. The notes are convertible into units at $0.25 per unit, each unit consisting of one share of the Company's common stock and one warrant to purchase an additional share of the Company's common stock at $0.50 for one year following conversion. The Company has the option to repay the notes at any time prior to conversion without penalty upon five days written notice. If the notes are not converted by March 28, 2008, all outstanding principle and interest will become payable.

7.	Loan Payable to Related Party

By agreement dated October 8, 2003, the Company entered into a loan agreement with the majority shareholder whereby the shareholder would make available up to $249,465 (GBP150,000). The facility was available in tranches of $49,893 (GBP30,000) every three months. The facility was to be paid, including all accrued interest, by April 1, 2007 and bore interest at 6% per annum above the Svenska Handelsbanken Plc base rate or 10% per annum whichever is greater. During the first eighteen months from the date of the agreement, the loan was interest free. As security the shareholder had a first charge debenture agreement for all Company assets. By agreement dated May 9, 2005, the Company settled the full amount of the loan, being $111,867 (GBP59,242) with the issuance of 6,216,867 common shares. The loan facility was cancelled at that time.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006 and 2005
US Funds
(Unaudited)

8.	Capital Stock

a)

The number of shares outstanding presented in these financial statements relating to share transactions taking place prior to August 31, 2005 has been restated to reflect the approximate 5.783:1 ratio based upon the 12,000,000 Maxtor shares issued on August 31, 2005 to acquire the 2,075,000 shares of MobileMail Limited.

	b)	During the year ended September 30, 2004, the Company split its stock on a 100 new for 1 old basis.

c)

During the prior year, the Company issued 1,416,867 of common stock to the Managing Director for consulting and employment services (Note 9b). The shares were recorded at $4,652 being the fair value at the time of issuance.

	d)	By agreement dated May 9, 2005, the Company issued 6,216,867 common shares in full settlement of $111,867 of debt owed to the majority shareholder (Note 7).

	e)	On November 30, 2005, the Company issued 320,000 common shares at $0.25 per share in full settlement of the $80,000 promissory notes payable and related interest of $1,507 (Note 5).

f)

On November 30, 2005, the Company issued 10,000,000 common shares at $0.25 per share being the consideration paid by the Company’s majority stockholder when it acquired the Messaging Technology from a third party (Note 4).

There were no warrants or stock options granted during the current period and none were outstanding as at March 31, 2006 and September 30, 2005.

9.	Related Party Balances and Transactions

a)

The amounts due to related parties of $28,612 (September 30, 2005 - $25,465) are non-interest bearing and due on demand. Included in due to related parties are $14,048 (September 30, 2005 - $15,997) owing to a shareholder and $6,735 (September 30, 2005 - $6,824) and $7,829 (September 30, 2005 - $2,644) owing to two companies with directors in common with a corporate shareholder of the Company.

b)

By employment agreement dated July 26, 2004, the Company agreed to pay the Managing Director $64,166 (GBP35,000) per annum plus 236,143 common shares every three months to a maximum of 1,416,867 shares. During the period, $30,640 (March 31, 2005 - $36,458) was paid to the Managing Director, of which $30,640 (March 31, 2005 - $34,894) was in cash and $Nil (March 31, 2005 - $1,564) was from the issuance of Nil (March 31, 2005 – 472,285) shares.

	c)	During the current period, the Company paid or accrued the following fees:

i)

$Nil (March 31, 2005 - $4,510) for accounting; $Nil (March 31, 2005 - $1,127) for legal; $Nil (March 31, 2005 - $11,274) for marketing and promotion; $Nil (March 31, 2005 - $5,637) for rent; and $Nil (March 31, 2005 - $3,946) for office and information technology; and

		ii)	$5,253 (March 31, 2005 - $Nil) for rent to a company with directors in common with a corporate shareholder of the Company.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006 and 2005
US Funds
(Unaudited)

10.	Segmented Information

Details on a geographic basis as at March 31, 2006 are as follows:

	Western
	Europe	U.S.A.	Total
Assets	$14,425	$99,959	$114,384
Loss for the period	$(50,934)	$(2,609,624)	$(2,660,558)

Details on a geographic basis as at September 30, 2005 are as follows:

	Western
	Europe	U.S.A.	Total
Assets	$8,145	$118,256	$126,401
Loss for the period	$(173,772)	$(8,275)	$(182,047)

11.	Income Taxes

The Company has incurred non-capital losses for UK tax purposes of approximately $261,000, which may be carried forward indefinitely and used to reduce taxable income of future years. The Company also had accumulated net operating losses for U.S. federal income tax purposes of approximately $164,000, which may be carried forward until 2026 and used to reduce taxable income of future years. Details of future income tax assets are as follow:

	March 31,	September 30,
	2006	2005
	(Unaudited)	(Audited)
Non-capital tax losses	$134,000	$81,000
Valuation allowance	(134,000)	(81,000)
	$-	$-

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be “more likely than not,” a valuation allowance is provided to reduce the recorded tax benefits from such assets.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Interim Consolidated Financial Statements
March 31, 2006 and 2005
US Funds
(Unaudited)

12.	Non-cash transactions

The following is a schedule of non-cash investing and financing transactions:

	For the Three	For the Three	From Incorporation (August 21, 2003) to March 31, 2006
	Months Ended	Months Ended
	March 31, 2006	March 31, 2005
Schedule of Non-Cash Investing and Financing
Transactions
Shares issued for acquisition of MobileMail Limited	$-	$-	$47,388
Shares issued for consulting services	$-	$1,565	$4,652
Shares issued to related party for debt	$-	$-	$111,867
Shares issued for debt	$81,507	$-	$81,507
Shares issued for intellectual property	$2,500,000	$-	$2,500,000
Acquisition of Assets and Liabilities of
Maxtor Holdings Inc.:
Due to MobileMail Limited	$-	$-	$19,105
Accrued liabilities	$-	$-	$10,027
Due to related party	$-	$-	$55
Promissory notes payable	$-	$-	$80,000

MAXTOR HOLDINGS INC.

(A Development Stage Company)

INTERIM FINANCIAL STATEMENTS

July 31, 2005

US FUNDS

Suite 400 - 889 West Pender Street
Vancouver, BC Canada V6C 3B2
Tel 604 694-6070
Fax 604 585-8377
info@staleyokada.com
www.staleyokada.com

Report of Independent Registered Public Accounting Firm

To the Stockholders of Maxtor Holdings Inc.:

We have audited the accompanying interim balance sheet of Maxtor Holdings Inc. (the “Company”) as at July 31, 2005 and the related interim statements of changes in stockholders’ equity, operations and cash flows from incorporation (April 1, 2005) to July 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the interim financial statements referred to above present fairly, in all material respects, the financial position of the Company as at July 31, 2005, and the results of its operations and its cash flows from incorporation (April 1, 2005) to July 31, 2005, in conformity with United States generally accepted accounting principles.

The accompanying interim financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is dependent upon financing to continue operations and had suffered a loss from operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Staley, Okada & Partners”

Vancouver, B.C., Canada	STALEY, OKADA & PARTNERS
November 4, 2005, except as to Note 8, which is as at April 7, 2006	CHARTERED ACCOUNTANTS

Maxtor Holdings Inc.	Statement 1
(A Development Stage Company)
Interim Balance Sheet
As at July 31
US Funds

ASSETS	2005
Current
Cash	$66,906
Prepaids	5,057
Due from MobileMail Limited (Note 4)	3,981
$75,944

LIABILITIES
Current
Accounts payable and accrued liabilities	$15,500
Due to related party (Note 6a)	100
15,600

Going Concern (Note 1)

STOCKHOLDERS’ EQUITY
Capital Stock
Authorized: 100,000,000 common shares with $0.001 par value
5,000,000 preferred shares with $0.001 par value
Issued and allotted: 5,853,600 common shares – Statement 2 (Note 5)	5,854
Additional paid-in capital – Statement 2 (Note 5)	82,326
Deficit – Accumulated during the development stage	(27,836)
60,344
$75,944

- See Accompanying Notes -

Maxtor Holdings Inc.	Statement 2
(A Development Stage Company)
Interim Statement of Changes in Stockholders’ Equity
US Funds

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity
Founder shares issued for cash at $0.001 per share – April 8, 2005	500,000	$500	$-	$-	$500
Shares issued for cash at $0.001 $0.001 per share – May 31, 2005	4,500,000	4,500	40,500	-	45,000
Loss for the period	-	-	-	(27,836)	(27,836)
Balance – July 31, 2005 – Issued	5,000,000	5,000	40,500	(27,836)	17,664
Shares allotted for cash at $0.05 per share	853,600	854	41,826	-	42,680
Balance – July 31, 2005 – Issued and
allotted	5,853,600	$5,854	$82,326	$(27,836)	$60,344

- See Accompanying Notes -

Maxtor Holdings Inc.	Statement 3
(A Development Stage Company)
Interim Statement of Operations
US Funds

From
Incorporation
(April 1, 2005) to
July 31, 2005
General and Administrative Expenses
Audit and accounting fees	$21,381
Bank charges	1,512
Legal fees	4,943
Loss for the Period	$(27,836)

Loss per Share - Basic and Diluted	$(0.01)

Weighted Average Shares Outstanding	2,765,193

- See Accompanying Notes -

Maxtor Holdings Inc.	Statement 4
(A Development Stage Company)
Interim Statement of Cash Flows
US Funds

From
Incorporation
(April 1, 2005) to
July 31, 2005
Operating
Loss for the period	$(27,836)
Changes in non-cash working capital items:
Prepaid	(5,057)
Accounts payable and accrued liabilities	15,500
Due to related party	100
(17,293)

Investing
Due from MobileMail Limited	(3,981)

Financing
Share issuances	88,180

Net Increase in Cash	66,906
Cash - Beginning of period	-
Cash - End of Period	$66,906

- See Accompanying Notes -

Maxtor Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2005
US Funds

1.	Organization and Going Concern

Organization

Maxtor Holdings Inc. (the "Company") was incorporated on April 1, 2005 under the laws of the State of Nevada. Effective August 31, 2005, the Company completed the acquisition of a business engaged in the technology area (Note 3). On October 19, 2005, the Company changed its name to MobileMail (US) Inc.

Going Concern and Liquidity Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As at July 31, 2005, the Company has a loss from operations and a deficit of $27,836 and has incurred an operating cash flow deficit of $17,293 since incorporation. The Company intends to fund operations through sales and equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the following year.

Thereafter, the Company will be required to seek additional funds, either through sales and/or equity financing, to finance its long-term operations. The successful outcome of future activities cannot be determined at this time, and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results. In response to these conditions, management intends to raise additional funds through future private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Significant Accounting Policies

	a)	Fiscal Period

The Company’s fiscal year ends on September 30.

	b)	Risks and Uncertainties

The Company operates in an emerging industry that is subject to market acceptance and technological change. The Company's operations are subject to significant risks and uncertainties, including financial, operational, technological and other risks associated with operating an emerging business, including the potential risk of business failure.

	c)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts and timing of revenues and expenses, the reported amounts and classification of assets and liabilities, and disclosure of contingent assets and liabilities. These estimates and assumptions are based on the Company’s historical results as well as management’s future expectations. The Company’s actual results could vary materially from management’s estimates and assumptions.

Maxtor Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2005
US Funds

2.	Significant Accounting Policies - Continued

	d)	Development Stage Company

The Company is a development stage company as defined by Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

	e)	Cash and Cash Equivalents

Cash and cash equivalents consist of highly liquid debt instruments purchased with an initial maturity of three months or less.

	f)	Revenue Recognition

Revenues are recognized when all of the following criteria have been met: persuasive evidence for an arrangement exists; delivery has occurred; the fee is fixed or determinable; and collection is reasonably assured. Revenue derived from the sale of services is initially recorded as deferred revenue on the balance sheet. The amount is recognized as income over the term of the contract.

Revenue from time and material service contracts is recognized as the services are provided. Revenue from fixed price, long-term service or development contracts is recognized over the contract term based on the percentage of services that are provided during the period compared with the total estimated services to be provided over the entire contract. Losses on fixed price contracts are recognized during the period in which the loss first becomes apparent. Payment terms vary by contract.

	g)	Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. All transactions initiated in other currencies are translated into U.S. dollars as follows:

		i)	Assets and liabilities at the rate of exchange in effect at the balance sheet date;
		ii)	Equity at historical rates; and
		iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Unrealized exchange gains and losses arising from such translations are deferred until realization and are included as a separate component of stockholders’ equity as a component of comprehensive income or loss. Upon realization, the amount deferred is recognized in income in the period when it is realized.

	h)	Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, amounts due from MobileMail Limited, accounts payable and amounts due to related party. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Maxtor Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2005
US Funds

2.	Significant Accounting Policies - Continued

	i)	Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be recovered.

	j)	Derivative Financial Instruments

The Company was not a party to any derivative financial instruments during any of the reported fiscal periods.

	k)	Stock-Based Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion (“APB”) No. 25 "Accounting for Stock Issued to Employees". Under the intrinsic value method, compensation is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation, if any, is recognized over the applicable service period, which is usually the vesting period. The Financial Accounting Standards Board ("FASB") has issued SFAS No. 123 "Accounting for Stock-Based Compensation", as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No. 123” and interpreted by FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25". This standard, if fully adopted, changes the method of accounting for all stock-based compensation to the fair value method. For stock options and warrants, fair value is determined using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 for employees is optional and the Company has elected to continue accounting for stock-based compensation issued to employees using APB 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirements under SFAS No. 123, are required to be presented.

	l)	Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.

Maxtor Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2005
US Funds

2.	Significant Accounting Policies - Continued

	m)	Loss per Share

The Company computes net loss per common share using SFAS No. 128 "Earnings Per Share." Basic loss per common share is computed based on the weighted average number of shares outstanding for the period. Diluted loss per share is computed by dividing net loss by the weighted average shares outstanding assuming all dilutive potential common shares were issued. There were no dilutive potential common shares at July 31, 2005. The Company has incurred net losses and has no potentially dilutive common shares, therefore; basic and diluted loss per share are the same. Additionally, for the purposes of calculating diluted loss per share, there were no adjustments to net loss.

	n)	Treasury Stock

The Company accounts for acquisitions of treasury stock under the cost method. Treasury stock is recorded as a separate component of stockholders' equity at cost, and paid-in capital accounts are not adjusted until the time of sale, retirement or other disposition.

	o)	Recently Adopted Accounting Standards

In May 2005, the FASB issued SFAS 154, “Accounting Changes and Error Corrections,” which replaces APB Opinion No. 20, “Accounting Changes,” and supersedes FASB Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements – an amendment of APB Opinion No. 28.” SFAS 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period- specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. SFAS 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the provisions of SFAS 154 will have a significant impact on its results of operations.

In December 2004, the FASB issued SFAS 153, “Exchanges of Non-Monetary Assets”, an amendment of APB 29. This statement amends APB 29, which is based on the principle that exchanges of non-monetary assets should be measured at the fair value of the assets exchanged with certain exceptions. SFAS 153 eliminates the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for non-monetary asset exchanges occurring in fiscal periods beginning on or after June 15, 2005.

Maxtor Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2005
US Funds

2.	Significant Accounting Policies - Continued

	o)	Recently Adopted Accounting Standards - Continued

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment”. SFAS 123R is a revision of SFAS No. 123 “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans.”

SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In November 2004, the FASB issued SFAS No.151, “Inventory Costs, an amendment of ARB No.43, Chapter 4”. This statement is effective for fiscal years beginning after June 15, 2005, therefore it will become effective for the Company beginning October 1, 2006. This standard clarifies that abnormal amounts of idle facility expense, freight, handling costs and wasted material should be expensed as incurred and not included in overhead. In addition, this standard requires that the allocation of fixed production overhead costs to inventory be based on the normal capacity of the production facilities. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

Maxtor Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2005
US Funds

3.	Acquisition of Mobilemail Limited

By letter of intent dated April 18, 2005 and a Share Exchange Agreement ("Agreement") dated May 23, 2005 and as amended on June 30, 2005 and July 31, 2005 with MobileMail Limited ("MobileMail"), a United Kingdom corporation, wherein Maxtor agreed to issue to the shareholders of MobileMail 12,000,000 Maxtor shares in exchange for the 2,075,000 shares that constituted all the issued and outstanding shares of MobileMail. The closing of the Agreement was contingent upon the Company completing at least a $125,000 private placement and the approval of the majority shareholders of MobileMail. This transaction closed August 31, 2005 (Note 8a).

MobileMail, a company incorporated in England on August 21, 2003, holds the license (the “License”) to exploit a software platform (Note 8d) for enabling messaging traffic from the Internet to wireless devices. This platform allows network operators and enterprises to offer their customers “push” services on their home pages allowing for the possibility of sending text based messages from mobile phones to computers.

4.	Due from MobileMail Limited

The amount due from MobileMail Limited of $3,981 is non-interest bearing, unsecured and due on demand.

5.	Share Capital

	a)	During the period, 500,000 founder shares were issued for total proceeds of $500.

b)

During the period, 4,500,000 common shares were issued and 853,600 common shares were allotted for total cash proceeds of $87,680. The 853,600 allotted common shares were subsequently issued on August 31, 2005.

There were no common stock purchase options or warrants outstanding as at July 31, 2005.

6.	Related Party Balances and Transactions

	a)	The Company’s director loaned $100 as the initial deposit to open the Company’s bank account.

	b)	During the period, the Company issued 500,000 founder shares to a director of the Company for cash proceeds of $500 (Note 5a).

There were no other related party transactions during the period.

Maxtor Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2005
US Funds

7.	Income Taxes

The Company also had accumulated net operating losses for U.S. federal income tax purposes of approximately $28,000, which may be carried forward until 2025 and used to reduce taxable income of future years.

Details of future income tax assets:

Future income tax assets:	July 31,2005
Non-capital tax loss	$9,500
Valuation allowance	(9,500)
$-

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be “more likely than not,” a valuation allowance is provided to reduce the recorded tax benefits from such assets.

8.	Subsequent Events

a)

On August 31, 2005, MobileMail completed the reverse acquisition (“RTO”) under the Share Exchange Agreement (“Agreement”) with Maxtor. Immediately before the date of the RTO, Maxtor had 100,000,000 shares authorized and 5,953,600 shares of common stock issued and outstanding. Pursuant to the RTO, all of the 2,075,000 issued and outstanding shares of common stock of MobileMail were exchanged for 12,000,000 Maxtor shares on an approximate 5.783 to 1 basis.

Immediately after the RTO, the management of MobileMail took control of the board and officer positions of Maxtor, constituting a change of control. Because the former owners of MobileMail gained control of Maxtor, the transaction would normally have been considered a purchase by MobileMail. However, since Maxtor was not a business, the transaction was not considered to be a business combination. Instead, the transaction was accounted for as a recapitalization of MobileMail and the issuance of stock by MobileMail (represented by the outstanding shares of Maxtor) for the assets and liabilities of Maxtor. The value of the net assets of Maxtor acquired by MobileMail is the same as their historical book value, being $47,388. At the date of the acquisition, the balance sheet of Maxtor was as follows:

Cash and cash equivalents	$118,365
Due from MobileMail	19,105
Total Assets	$137,470
Accrued liabilities	$10,027
Due to related party	55
Promissory notes payable	80,000
Total Liabilities	$90,082
Net Assets	$47,388

Maxtor Holdings Inc.
(A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2005
US Funds

8.	Subsequent Events - Continued

	b)	On August 31, 2005, the Company issued to various investors 100,000 common shares valued at $0.05 per share for total cash proceeds of $5,000.

c)

By agreement dated November 30, 2005, the Company entered into a debt conversion agreement whereby the Company agreed to issue 320,000 common shares valued at $0.25 per share in full settlement of a $80,000 loan advanced to the Company.

d)

By agreement dated November 1, 2005, the Company acquired on November 30, 2005, from its majority stockholder, the Messaging Technology by issuing 10,000,000 common shares. The Messaging Technology is a software application that enables users to send and receive Short Message Service (“SMS”) messaging traffic to and from wireless devices using the Internet. The acquisition is a related party transaction; therefore, the intellectual property will be recorded in the Company’s books in the amount equal to the costs of acquiring and developing the Messaging Technology by the majority stockholder. The value assigned was $2,500,000, which is the value of the consideration paid by the majority shareholder when they acquired it from a third party. This amount will be immediately expensed, as it does not meet the criteria for capitalization as set out in SFAS No. 86.

	e)	On November 30, 2005, the Agency Exploitation Agreement dated March 30, 2004, between the Company and third party licensors has been cancelled.

MOBILEMAIL (US) INC.

(Formerly Maxtor Holdings Inc.)

(A Development Stage Company)

PRO FORMA CONSOLIDATED
STATEMENT OF OPERATIONS

September 30, 2005

Unaudited - Prepared by Management

Set forth below is the unaudited pro forma consolidated statement of operations for the year ended September 30, 2005 assuming the transaction occurred at the beginning of the year.

The information presented below is for informational purposes only and is not necessarily indicative of the actual results that would have occurred had the acquisition been consummated as at October 1, 2004, nor are they necessarily indicative of future operating results of the consolidated companies under the ownership and management of the Company.

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Pro Forma Consolidated Statement of Operations
For the Year Ended September 30, 2005
US Funds
Unaudited - Prepared by Management

			Pro Forma	Pro Forma
			Adjustments	Consolidated
	Maxtor	MobileMail	and Eliminating	Mobilemail (US)
	Holdings Inc.	Limited	Entries	Inc.
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
General and Administrative
Expenses
Salaries and wages	$-	$81,231	$-	$81,231
Accounting and auditing	36,242	35,398	-	71,640
Legal	14,816	1,730	-	16,546
Rent	-	11,101	-	11,101
Office and information technology	46	9,773	-	9,819
Development	-	10,307	-	10,307
Travel	-	23,473	-	23,473
Depreciation	-	703	-	703
	51,104	173,716	-	224,820

Loss from Operations	(51,104)	(173,716)	-	(224,820)
Other Income (Expense)
Interest income (expense)	(2,034)	(56)	-	(2,090)
Foreign exchange loss	(929)	-	-	(929)
Loss for the Period	$(54,067)	$(173,772)	$-	$(227,839)

Loss per Share – Basic and Diluted				$(0.02)

Weighted Average Shares
Outstanding				9,342,472

- See Accompanying Notes -

Mobilemail (US) Inc.
(Formerly Maxtor Holdings Inc.)
(A Development Stage Company)
Notes to Pro Forma Consolidated Statement of Operations
For the Year Ended September 30, 2005
US Funds
Unaudited - Prepared by Management

1.	Proposed Arrangement and Basis of Presentation

The accompanying pro forma consolidated statement of operations has been compiled for purposes of inclusion in the SB2 filing relating to the acquisition by Mobilemail (US) Inc. (formerly Maxtor Holdings Inc.) (“Maxtor”) of all of the shares in the capital of MobileMail Limited ("MobileMail"), a United Kingdom corporation. As consideration, on August 31, 2005, Maxtor issued 12,000,000 common shares.

The pro forma consolidated statement of operations should be read in conjunction with the historical financial statements of each entity. The unaudited statement of operations of Maxtor for the period from incorporation (April 1, 2005) to September 30, 2005 and the unaudited statement of operations of MobileMail for the year ended September 30, 2005 were used in the preparation of the pro forma consolidated statement of operations for the year ended September 30, 2005 and the pro forma consolidated loss per share for the year ended September 30, 2005.

Because the former owners of MobileMail end up with control of Maxtor, the transaction would normally be considered a purchase by MobileMail. However, since Maxtor is not a business, the transaction is not a business combination. Instead, the transaction is accounted for as a recapitalization of MobileMail and the issuance of stock by MobileMail (represented by the outstanding shares of Maxtor) for the assets and liabilities of Maxtor.

2.	Pro Forma Adjustments

The pro forma consolidated statement of operations for the year ended September 30, 2005 has been prepared assuming that the transaction related to the arrangement occurred on October 1, 2004. The Company’s management has determined that no pro forma adjustments are required.

3.	Pro Forma Loss Per Share

The pro forma consolidated loss per share is not necessarily indicative of the results of operations that would have been attained had the acquisition taken place as at October 1, 2004 and does not purport to be indicative of the effects that may be expected to occur in the future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Securities Exchange Act of 1934 and currently are not required to, and do not, deliver annual, quarterly or special reports to stockholders. We will not deliver such reports to our stockholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we plan to file a registration statement pursuant to the Exchange Act in order to register our common stock under Section 12(g) of the Exchange Act. Upon our common stock becoming registered under the Exchange Act, we will be required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings will be available to the public over the Internet at the SEC's website at http://www.sec.gov.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.